                   PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED
                 BASED ON A REQUEST FOR CONFIDENTIAL TREATMENT



THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION



                                                                  Exhibit 10.16
                                                                             ---


                                     LEASE

             SILICON ENTERTAINMENT, INC., a California corporation

                   ________________________________________
                                     Tenant


          NASCAR SILICON MOTOR SPEEDWAY and/or SILICON MOTOR SPEEDWAY

                   _________________________________________
                                   Trade Name


                                      NONE

                   _________________________________________
                                   Guarantor



                                 Concord Mills

                               TABLE OF CONTENTS

                                                                 PAGE
ARTICLE I.........................................................  4
     GRANT AND TERM...............................................  4
          Section 1.1. Leased Premises............................  4
          Section 1.2. Term.......................................  6
          Section 1.3. Opening....................................  8
          Section 1.4. Late Opening...............................  8

ARTICLE II........................................................  8
     RENT AND DEPOSIT.............................................  8
          Section 2.1. Minimum Rent...............................  8
          Section 2.2. Percentage Rent............................  9
          Section 2.3. Payments By Tenant......................... 12
          Section 2.4. Security Deposit........................... 12
          Section 2.5. Late Charge................................ 12

ARTICLE III....................................................... 13
     PREPARATION OF LEASED PREMISES............................... 13
          Section 3.1. Landlord's Work............................ 13
          Section 3.2. Delivery of Possession..................... 13
          Section 3.3. Tenant's Work.............................. 14
          Section 3.4. Alterations by Tenant...................... 16
          Section 3.5. Removal by Tenant.......................... 16

ARTICLE IV........................................................ 16
     CONDUCT OF BUSINESS.......................................... 16
          Section 4.1. Use and Trade Name......................... 16
          Section 4.2. Operation of Business...................... 17
          Section 4.3. Sign....................................... 18
          Section 4.4. Tenant's Warranties........................ 19
          Section 4.5. Storage and Office Space................... 19
          Section 4.6. Care of Premises........................... 20
          Section 4.7. Notice by Tenant........................... 20
          Section 4.8. Radius..................................... 20

ARTICLE V......................................................... 20
     COMMON AREA.................................................. 20
          Section 5.1. Use of Common Area......................... 20
          Section 5.2. Common Area Maintenance Expenses........... 21

ARTICLE VI........................................................ 24
     REPAIRS AND MAINTENANCE...................................... 24
          Section 6.1. Repairs and Maintenance by Landlord........ 24
          Section 6.2. Repairs and Maintenance by Tenant.......... 24

ARTICLE VII....................................................... 25
     TAXES........................................................ 25
          Section 7.1. Tax Liability.............................. 25
          Section 7.2. Method of Payment.......................... 26

ARTICLE VIII...................................................... 26
     INSURANCE, INDEMNITY AND LIABILITY........................... 26
          Section 8.1. Landlord's Insurance Obligations........... 26
          Section 8.2. Tenant's Insurance Obligations............. 27
          Section 8.3. Mutual Covenant............................ 28

          Section 8.4. Covenant to Hold Harmless............................28
          Section 8.5. Loss and Damage .....................................29

ARTICLE IX..................................................................29
     DESTRUCTION OF LEASED PREMISES.........................................29
          Section 9.1. Continuance of Lease.................................29
          Section 9.2. Reconstruction.......................................30

ARTICLE X...................................................................31
     CONDEMNATION...........................................................31
          Section 10.1. Eminent Domain......................................31
          Section 10.2. Rent Apportionment..................................31
          Section 10.3. Temporary Taking....................................31

ARTICLE XI..................................................................31
     ASSIGNMENT, SUBLETTING AND ENCUMBERING LEASE...........................31
          Section 11.1. No Assignment, Subletting or Encumbering of Lease...31
          Section 11.2. Assignment or Sublet................................35
          Section 11.3. Transfer of Landlord's Interest.....................35

ARTICLE XII.................................................................35
     SUBORDINATION, ATTORNMENT, FINANCING AND ESTOPPEL CERTIFICATE..........35
          Section 12.1. Subordination.......................................35
          Section 12.2. Attornment..........................................36
          Section 12.3. Financing...........................................36
          Section 12.4. Estoppel Certificate................................36
          Section 12.5. Remedies............................................36

ARTICLE XIII................................................................37
     ADVERTISING AND PROMOTION..............................................37
          Section 13.1. Promotion Fund......................................37
          Section 13.2. Promotion Fund Contribution.........................37
          Section 13.3. Advertisements [Intentionally Deleted]..............37
          Section 13.4. Network.............................................37

ARTICLE XIV.................................................................38
     DEFAULT AND REMEDIES...................................................38
          Section 14.1. Elements of Default.................................38
          Section 14.2. Landlord's Remedies.................................39
          Section 14.3. Bankruptcy..........................................41
          Section 14.4. Additional Remedies and Waivers.....................41
          Section 14.5. Landlord's Cure of Default..........................41
          Section 14.6. Security Interest...................................42

ARTICLE XV..................................................................42
     RIGHT OF ACCESS........................................................42

ARTICLE XVI.................................................................43
     DELAYS.................................................................43

ARTICLE XVII................................................................43
     END OF TERM............................................................43
          Section 17.1. Return of Leased Premises...........................43
          Section 17.2. Holding Over........................................43

ARTICLE XVIII...............................................................44
     COVENANT OF QUIET ENJOYMENT............................................44

ARTICLE XIX................................................................44
    UTILITIES..............................................................44
       Section 19.1.  Utilities............................................44
       Section 19.2.  Electricity..........................................44
       Section 19.3.  Trash and Garbage Removal............................44
       Section 19.4.  Water and Sewer......................................45
       Section 19.5.  Grease Interceptors..................................45

ARTICLE XX.................................................................45
    MISCELLANEOUS..........................................................45
       Section 20.1.  Entire Agreement.....................................45
       Section 20.2.  Notices..............................................45
       Section 20.3.  Governing Law........................................45
       Section 20.4.  Successors...........................................46
       Section 20.5.  Liability of Landlord................................46
       Section 20.6.  Brokers..............................................46
       Section 20.7.  Transfer by Landlord.................................46
       Section 20.8.  No Partnership.......................................46
       Section 20.9.  Waiver of Counterclaims..............................46
       Section 20.10. Waiver of Jury Trial.................................46
       Section 20.11. Severability.........................................46
       Section 20.12. No Waiver............................................46
       Section 20.13. Consumer Price Index.................................47
       Section 20.14. Interest.............................................47
       Section 20.15. Excavation...........................................47
       Section 20.16. Rules and Regulations................................47
       Section 20.17. Financial Statements.................................47
       Section 20.18. General Rules of Construction........................47
       Section 20.19. Recording............................................48
       Section 20.20. Effective Date.......................................48
       Section 20.21. Headings.............................................48
       Section 20.22. Managing Agent.......................................48

EXHIBITS:

       Exhibit A     Site Plan
       Exhibit B     Measurement of Leased Premises
       Exhibit C     Landlord's Work
       Exhibit D     Tenant's Work
       Exhibit E     Sign Criteria
       Exhibit F     Commencement and Expiration Date Declaration
       Exhibit G     Waiver of Sales Tax Confidentiality
       Exhibit H     Agreement of Subordination Non-Disturbance and Attornment
       Exhibit H-1   Tenant Estoppel Certificate
       Exhibit I     Menu

     THIS LEASE dated as of this 30th day of June, 1999 (the "Lease") by and between CONCORD MILLS LIMITED PARTNERSHIP, a Delaware limited partnership, the address of which is c/o The Mills Corporation, 1300 Wilson Boulevard, Suite 400, Arlington, Virginia 22209 (hereinafter referred to as "Landlord") and SILICON ENTERTAINMENT, INC., a California corporation, the address of which is 210 Hacienda Avenue, Campbell, California 95008 (hereinafter referred to as "Tenant").

                                    RECITAL

     Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord, the Leased Premises, for the Term commencing on the Commencement Date, subject to the terms, covenants, conditions and provisions of this Lease. Landlord shall have the right, at any time prior to the Delivery of Possession Date of the Leased Premises, by written notice to Tenant, to relocate the Leased Premises in either direction (from side to side from the outside boundary of the Leased Premises) by not more than forty (40) feet, and upon any such relocation, the size and description of the Leased Premises shall be appropriately modified to reflect any resulting proportional adjustment in the Rent based upon the change in size of the Leased Premises. If the Commencement Date is not the first day of a month, Minimum Rent for the month in which the Commencement Date occurs shall be prorated to the end of the month and paid as the second monthly installment of Minimum Rent on the first day of the next month and, after the expiration of the number of years in the Term, the Term shall expire on the last day of the same month in which the Commencement Date of the Term occurred, it being the intention of the parties that the Term expire on the last day of a month. Neither this Lease nor the obligations of Tenant hereunder shall be affected by a postponement and Landlord shall not be subject to any liability for failure to make possession of the Leased Premises available on the Commencement Date. When the Commencement Date has been determined, Landlord and Tenant shall execute, acknowledge and deliver a written statement in recordable form specifying the Commencement and Expiration Dates of the Term and, if there shall have been any changes in the floor area of the Leased Premises, such statement shall reflect such change or changes. Said statement upon execution and delivery shall be deemed to be a part of this Lease.

                                   DATA SHEET

     The following references furnish data to be incorporated in the specified Sections of this Lease and shall be construed to incorporate all of the terms of the entire Section as stated in this Lease;

(1)  SECTION 1.1: DESCRIPTION OF LEASED PREMISES:

     Store number: 202, consisting of approximately 7,865 square feet of floor area as shown on Exhibits A and B attached hereto and made a part hereof.

(2)  SECTION 1.2: TERM:

     COMMENCEMENT DATE:

     The earlier of (i) the later of (A) the Grand Opening, or (B) the date following the expiration of a one hundred twenty (120) day fixturing period ("Fixturing Period") following the Delivery of Possession Date (as defined in Section 3.2), or (ii) the date the Leased Premises is open for business to the public. It is estimated that the Delivery of Possession Date will be May 16, 1999.


     Original Term: Five (5) Years.

     OPTION PERIOD: Five (5) years, provided Tenant's Gross Sales for the twelve
     (12) month period ending two hundred ten (210) days prior to the Expiration Date exceed [***] per square foot.


(3)  SECTION 2.1: MINIMUM RENT:

     Original Term:

     From the Commencement Date and continuing through the expiration of the Original Term, the sum of [***] annually ([***] psf), payable in equal consecutive monthly installments of [***] each.

     Option Period:

     Beginning with the first (1st) year and continuing through the expiration of the Option Period, the sum of [***] annually ([***] psf), payable in equal consecutive monthly installments of [***] each.

(4)  SECTION 2.2: PERCENTAGE RENT:

     Percentage Factor: [***]

     Sales Break Point for the Original Term:

     From the Commencement Date through the expiration of the Original Term:
     [***].

     Sales Break Point for the Option Period:

     Beginning with the first (1st) year and continuing through the expiration of the Option Period: [***].

(5)  SECTION 2.4: SECURITY DEPOSIT: [***]

(6)  SECTION 4.1: PERMITTED USE:

     Tenant shall use the Leased Premises for the use set forth below and for no other purpose:

*** Confidential treatment requested.

     Conducting an interactive entertainment center featuring among other things, racing simulators and other related retail and entertainment uses. Such uses may include but shall not be limited to the installation and operation of simulators and the sale of auto racing, including NASCAR Silicon Motor Speedway merchandise, NASCAR driver merchandise and other entertainment merchandise related to NASCAR; and for the sale of snack food items only and hot and cold non-alcoholic beverages (selections to be based on Landlord's approval) for on-the-premises consumption, provided said snack food and beverage service shall not be operated or licensed by a nationally-recognized fast-food chain. See menu referred to as Exhibit I attached hereto and made a part hereof. Tenant shall have the right to conduct group sales events ("Events") from the Leased Premises at which time a portion of the Leased Premises may be closed to the general public. During Events Tenant may retain an outside catering service (giving preference to restaurant operators within the Retail Development) to provide food and beverage service (including alcoholic beverage service if Tenant or the caterer obtains all necessary permits) with food items that are not reflected on Exhibit I.

     TRADE NAME: NASCAR Silicon Motor Speedway and/or Silicon Motor Speedway

(7) SECTION 13.2: FUND CONTRIBUTION: [***] psf of floor area in the Leased Premises

     GRAND OPENING FEE (INITIAL CONTRIBUTION): [***] psf of floor area in the Leased Premises

(8)  GUARANTOR: N/A

     ADDRESS:

(9)  GRAND OPENING DATE: September 16, 1999

(10) TEMPORARY CHARGES: [***] psf of floor area in the Leased Premises

(11) CONSTRUCTION CHARGEBACKS: $ N/A

(12) CONSTRUCTION ALLOWANCE: [***]


*** Confidential treatment requested.

                                   ARTICLE I

                                 GRANT AND TERM

          SECTION 1.1. LEASED PREMISES. (a) Landlord, in consideration of the Rent (as defined in Section 2.3) to be paid and the covenants to be performed by the Tenant, does hereby lease and demise to Tenant, and Tenant hereby rents and hires from Landlord for the Term herein set forth, the Leased Premises which are described as set forth in the Data Sheet attached hereto, in the retail development designated as Concord Mills or by such other name as Landlord may from time to time hereafter designate (hereinafter "Retail Development"). The term "State" as used herein shall mean the State or Commonwealth of North Carolina. For all purposes in this Lease, a "Major Tenant" is any occupant of 20,000 square feet or more of floor area in the Retail Development and a "Major Tenant Space" is any space in the Retail Development containing 20,000 square feet or more. It is agreed that, wherever the term "Shopping Center" is used herein, it shall mean the Retail Development excluding the Major Tenant Spaces, except as otherwise specifically stated herein. Exhibit A sets forth the general layout of the Retail Development. Landlord does not warrant or represent that the Retail Development or the Leased Premises will be constructed exactly as shown thereon or that it will be completed by a specific date, but Landlord does warrant that the Leased Premises and the Retail Development will have the general configuration shown on Exhibit A. Notwithstanding anything contained in this Lease to the contrary, Landlord shall have the right, at any time and from time to time, without notice to or consent of Tenant, and without in any manner diminishing Tenant's obligations under this Lease, to make alterations or additions to, and build additional stories on the building in which the Leased Premises are located and to build adjoining the same, to construct other buildings and improvements of any type in the Retail Development or the common areas, or any part thereof, including the right to locate and/or erect thereon permanent or temporary kiosks and structures, to enlarge the Retail Development, and to make alterations therein or additions thereto (provided in no event will any kiosk or other structure be located directly in front of the registration desk within the Leased Premises other than the information booth which has been previously disclosed to Tenant), to build additional stories on any building or buildings within the Retail Development, and to build adjoining thereto, to construct decks or elevated parking facilities and free standing buildings within the parking lot areas of the Retail Development, and to change the size, location, elevation and nature of any of the stores in the Retail Development or the common areas or any part thereof. In exercising its options hereunder, Landlord agrees to use reasonable efforts (in light of the then existing circumstances) not to materially and unreasonably interfere with the visibility of and access to the Leased Premises from the enclosed mall: it being understood that any structure placed in the common areas shall not block Tenant's signage located on the storefront signband. In the event Landlord elects to enlarge the Retail Development, or any part thereof, any additional area may be included by Landlord in the definition of the Retail Development for purposes of this Lease. Landlord shall also have the general right from time to time to include within and/or to exclude from the defined Shopping Center any existing or future areas and the floor area of the Shopping Center shall be accordingly adjusted. The premises leased to Tenant are herein referred to as the "Leased Premises". The approximate location of the Leased Premises is cross-hatched on the lease plan of the Retail Development attached hereto and made a part hereof as Exhibit A. This Lease of the Leased Premises is subject to all applicable building restrictions, planning and zoning ordinances, governmental rules and regulations, existing underlying leases, and all other encumbrances, covenants, restrictions, easements and agreements affecting the Retail Development and the terms and provisions of certain master declaration, reciprocal easement and operating agreements now or hereafter entered into by Landlord.

          Landlord acknowledges that Tenant's customers shall be permitted to queue in the common areas in front of the Leased Premises while waiting for access to the Leased Premises ("Waiting Area"). The Waiting Area shall be in a location designated by Landlord and reasonably approved by Tenant, provided said Waiting Area permits Tenant's customers to queue in an orderly manner without obstructing pedestrian traffic in the common areas and/or unreasonably disturbing the operation of other tenants in the Retail Development.

          In addition to the Leased Premises, Landlord shall grant Tenant a license for a location in the common area of the Shopping Center which shall be used by Tenant for the display of a full size stockcar, including sign tripods ("Display Area"). The location of the Display Area shall be selected by Landlord, but such location shall always be with in the area labeled on Exhibit A-1 as "Display Area". In no event shall Tenant be obligated to pay additional Rent for use of the Display Area; provided, however, that any utility costs associated with the illuminated display shall be the sole responsibility of Tenant. Tenant shall, at its sole cost and expense, construct the illuminated display in accordance with approved plans and specifications, which plans and specifications shall be submitted to Landlord for approval pursuant to the submittal requirements and process outlined in the Tenant Handbook. During the Term, Tenant shall repair and maintain the Display Area in accordance with Section 6.2 of this Lease. In addition, Tenant shall be required to carry insurance for the Display Area providing for the coverage set forth in Section 8.2(a) of this Lease. Upon the Expiration Date (hereinafter defined) or the earlier termination of this Lease, Tenant shall be responsible for the complete removal of the display and shall make any necessary repairs to the Display Area in accordance with Tenant's obligations set forth in
Section 17.1 of this Lease.

     Subject to the provisions of Section 5.1, Tenant shall enjoy a non-exclusive easement, right and privilege for Tenant and its customers, employees and invitees and the customers, employees and invitees of any assignee, sublessee, concessionaire or licensee of Tenant, to use the common areas of the Shopping Center, with Landlord and the other tenants and occupants of floor area within the Shopping Center and their respective customers, employees and invitees. Furthermore, Landlord agrees that any additions, alterations or modifications to the Shopping Center by Landlord shall not adversely affect access to, or visibility of the Leased Premises and, except as otherwise provided for herein, Tenant shall retain substantially the same relative position with respect to Major Tenants of the Shopping Center as of the Commencement Date.

     (b) After the Commencement Date (as defined in Section 3.2), Landlord reserves the right to relocate Tenant for the purpose of (i) the addition or expansion of a Major Tenant or (ii) the redevelopment or expansion of the Retail Development involving the addition of a minimum of 100,000 square feet of GLA. Landlord shall provide Tenant with not less than sixty (60) days written notice of such relocation (the "Relocation Period") during which Landlord shall offer to Tenant such alternative location(s) (with approximately the same floor area, configuration and at least fifty feet (50') of frontage) as may be available within that area of the Retail Development labeled "Relocation Zone" on Exhibit A-2. In the event the parties agree on a specific location, then this Lease shall be amended by substituting the new location for the present location and the square footage, Minimum Rent and Sales Break Point shall be proportionately adjusted based upon the change in the size of the Leased Premises and Landlord and Tenant shall agree upon a mutually acceptable timeframe for the completion of work in the new premises and the relocation of the Tenant to the new premises. Landlord shall, at Landlord's cost and expense, complete the leasehold improvements to the new location in accordance with the working drawings originally approved by Landlord with respect to Tenant's Work in the original Leased Premises (including, without limitation finish work and the installation of fixtures, simulators and other merchandise) and Tenant shall relocate to the new location and, within sixty (60) days after delivery of the new location to Tenant ("Relocation Fixturing Period"), open for business in the new location ("Relocation Date"). Since Tenant will need to move its equipment, including simulators from one space to the other, Tenant shall be permitted to close for a period not to exceed ten (10) days for the purpose of moving the equipment and installing it in the new leased premises ("Relocation Closure"), and during such Relocation Closure Tenant's Rent shall abate. In the event that Tenant is not able to operate in either the original or the relocated Leased Premises during the Relocation Fixturing Period because of the removal and installation of the simulators and other equipment, Rent shall abate until Tenant reopens but in no event after the expiration of the Relocation Fixturing Period. Notwithstanding the foregoing, Tenant may elect to have Landlord construct the relocated space under a new prototype design, but Tenant shall bear the additional costs required as a result of the election of the new design. Landlord recognizes that the installation of simulators is a specialized task for which Tenant's experts will be required and Landlord shall reimburse Tenant for the reasonable internal costs of using Tenant's personnel for the completion of such work.

     In the event Landlord offers to Tenant at least one alternative location with approximately the same floor area, configuration and at least fifty feet (50') of frontage and Landlord and Tenant are unable to agree on an alternative location, then within thirty (30) days after the expiration of the sixty (60) day period set forth above Landlord shall either (A) terminate this lease by providing Tenant ninety (90) days prior notice, which termination shall be effective on the later of (i) ninety (90) days after notice from Landlord of the termination or (ii) the date that Tenant actually vacates the Leased Premises ("Termination Date") or (B) withdraw the request for relocation. In the event of such termination, Landlord shall pay to Tenant, within thirty (30) days following the Termination Date, a sum equal to the then unamortized cost of Tenant's leasehold improvements which have been paid for by Tenant, such amortization to be on a straight line basis over the Original Term less the value of all simulators equipment removed by Tenant for re-use plus all reasonable costs associated with the moving and storage for up to three (3) months of the simulators and other equipment in the Leased Premises, provided Tenant shall furnish to Landlord such backup information as Landlord may reasonably require. Tenant shall deliver possession of the Leased Premises to Landlord on or before the Termination Date and/or the Relocation Date in "as is" condition excepting the provisions of Sections 3.5 and 17.1. Tenant shall pay all charges which are due and owing or which shall accrue up to such Termination Date or Relocation Date (which charges shall be paid to Landlord within thirty
(30) days of such Termination Date or Relocation Date) and Tenant shall be released from any and all further obligations pursuant to this Lease accruing after such Termination Date or Relocation Date with respect to the vacated Leased Premises, except as otherwise provided in Articles V and VII; however, in the event of relocation, Tenant shall remain liable for all obligations accruing under this Lease after the Relocation Date.

     (c) The square footage of the Leased Premises (sometimes herein referred to as the gross leasable floor area or GLA) shall be measured as defined in Exhibit
B. The actual square footage in the Leased Premises shall be determined by Landlord's architect. If Tenant disagrees with the square footage so determined, Tenant may advise Landlord in writing within ten (10) days that it contests the same and retain an architect to remeasure the Leased Premises. If Landlord's architect and Tenant's architect do not agree, then the two architects shall retain a third architect whose decision shall be final and binding. The agreed to square footage shall be binding upon both parties hereto, and such determined square footage shall be used in all calculations based on square footage throughout this Lease. If the floor area determined in accordance with the preceding sentence varies from the square foot floor area originally set forth in the Data Sheet, the Minimum Rent set forth in Section 2.1 hereof shall be adjusted by multiplying the Minimum Rent by a fraction, the numerator of which is the square foot floor area determined by Landlord's architect and the denominator of which is the square foot floor area originally set forth in the Data Sheet, and Tenant shall be obligated to pay such Minimum Rent, as adjusted, from the Commencement Date, subject to further adjustments as provided in this Lease but in no event shall Tenant be obligated to pay Minimum Rent on more than one hundred ten (110) additional square feet of GLA. Each monthly installment provided for in Section 2.1 shall be recomputed and shall be that dollar amount which results from dividing the adjusted Minimum Rent by twelve (12). Any and all references in this Lease to Minimum Rent (or the monthly installments thereof) shall be deemed to be references to the Minimum Rent as computed by application of this Section 1.1, subject, however, to the adjustments set forth elsewhere in this Lease. For purposes of this Lease, in determining the gross leasable floor area or the gross leased and occupied floor area of the Shopping Center, there shall be excluded therefrom project areas and offices, common areas and/or areas under Landlord's control (e.g., electrical/utility rooms, etc.). The exterior walls, roof, storefront and the area beneath the Leased Premises are not demised hereunder, and the use thereof, together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires, people counters, tunnels, sewers and structural elements leading through the Leased Premises in locations which will not materially interfere with Tenant's use thereof and serving other parts of the Retail Development are hereby reserved to Landlord. Landlord reserves an easement above Tenant's finished ceiling or light line to the roof for general access purposes and in connection with the exercise of Landlord's other rights under this Lease. Notwithstanding anything contained in this Lease to the contrary, if as a result of Landlord's exercise of the foregoing rights Tenant is prevented from operating its business within the Leased Premises for three (3) or more consecutive days, Landlord shall after written notice from Tenant to Landlord, abate Minimum Rent after such three (3) days of disruption on a day-to-day basis until Tenant is able to operate its business in the Leased Premises.

     SECTION 1.2. TERM. The Term of this Lease shall be for a period commencing on the Commencement Date, and expiring at 11:59 p.m. local time on the final day of the month in which the Original Term or the Option Period, if exercised, expires or other specified date as set forth in the Data Sheet, unless sooner terminated in accordance with the provisions hereof (the "Expiration Date"). Unless otherwise specified in this Lease, the use of the word "Term" shall be deemed to include both the Original Term and the Option Period, if exercised. The term "full year" and "year" as used in this Lease shall mean consecutive periods of twelve (12) months each following the

     Commencement Date. For all purposes of this Lease, the term "Lease Year" shall have the following meaning: the first Lease Year shall be a period beginning with the Commencement Date and ending on the 31st day of December next following the Commencement Date, and after the first Lease Year, the term Lease Year shall mean a fiscal period of twelve (12) consecutive calendar months commencing on January 1 of each calendar year, except that the last Lease Year shall terminate on the Expiration Date or sooner termination of this Lease. Lease Years containing 365 days or more shall be referred to as "full Lease Years." If the Leased Premises are not delivered to Tenant on or before the expiration of twelve (12) months after the date of Landlord's execution of this Lease then either party may cancel and terminate this Lease upon sixty (60) days prior written notice to the other, in which event neither party shall have any further obligation or liability to the other; provided, however, that if Landlord has commenced construction of the Shopping Center, then Landlord shall not be permitted to terminate in the foregoing manner. Following the Commencement Date of this Lease, Landlord may submit to Tenant a Commencement and Expiration Date Declaration in the form attached hereto as Exhibit F, specifying the information called for in said form, and Tenant shall execute such Declaration within thirty (30) days following submission for purposes of certifying such information; provided, however, that the Declaration shall not be rendered ineffective by Tenant's failure to execute same.


     Provided Tenant is not in default (after expiration of any cure or grace period provided herein) as of the date of exercise hereof. Tenant shall have the option to extend the Term hereof (the "Option") for one (1) additional period of five (5) years (the "Option Period"). The Option shall be exercised, if at all, by written notice to Landlord ("Notice") at least one hundred eighty (180) days prior to the expiration of the Original Term. All terms and conditions of this Lease shall apply during the Option Period except the Minimum Rent and Sales Break Points shall be as scheduled in Sections 2.1 and 2.2 hereof. In the event that Tenant does not exercise the Option by the required date, then such Option shall become null and void and be of no further force or effect. In addition, if this Lease is transferred or assigned, in whole or in part, as permitted in
Section 11.1 hereof, or if the Leased Premises or any part thereof be sublet or occupied by any person or entity other than Tenant, then such Option shall become null and void and be of no further force or effect, unless the Lease has been transferred with the prior written consent of Landlord or pursuant to a transfer of substantially all of the assets of Tenant not requiring the approval or consent of Landlord.


     If Tenant's Gross Sales during the twelve (12) month period ending two hundred ten (210) days prior to the Expiration Date do not exceed [***] per square foot of floor area in the Leased Premises, then any Notice by Tenant of the Option shall be null and void and Tenant's Notice shall have no force or effect. Tenant shall furnish to Landlord, concurrently with its Notice, a statement certified by an authorized representative or financial officer of Tenant setting forth the amount of Tenant's Gross Sales for the said twelve (12) month period.

     Notwithstanding the foregoing, in the event Tenant does not achieve Gross Sales (as hereinafter defined) of at least [***] per square foot during the third year of the Term hereof, then Landlord and Tenant for a period of thirty
(30) days following the end of the third year, shall each have the option, upon one hundred eighty (180) days prior written notice to the other party, of terminating this Lease ("Termination Option") provided, however, that Tenant shall not be entitled to terminate this Lease if Tenant is in default of this Lease. In the event Tenant fails to submit a certified report of annual Gross Sales within twenty (20) days after written notice of its failure to submit such report within the time period required pursuant to Section 2.2 of this Lease, then Landlord may use such information as Landlord shall have available to permit Landlord to make a determination as to the amount of Gross Sales achieved by Tenant during the period covered by Landlord's option to terminate, and such information shall be the basis for Landlord exercising its Termination Option and Tenant shall not be permitted to reinstate this Lease after termination for any reason or cause whatsoever, including, but not limited to, the submittal by Tenant of a subsequent sales report either certified or uncertified. In the event that neither party exercises its Termination Option within the required time period, then each such Termination Option shall, upon expiration of the applicable period, become null and void and be of no further force or effect. In the event either party exercises the foregoing Termination Option within the required time period, this Lease shall terminate upon expiration of the one hundred eighty (180) day period subject, however, to the payment by Tenant to Landlord of all sums then due and owing or having accrued to Landlord. In the event that Tenant exercises the Termination Option

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                                       7
provided for herein. Tenant shall pay to Landlord the unamortized portion of the Construction Allowance (as hereinafter defined).

      In the event that Tenant can prove that Tenant's Gross Sales are below [***] per square foot as the result of an act or omission on the part of Landlord, then Landlord shall not be permitted to exercise the Termination Option provided in the immediately preceding paragraph.

      SECTION 1.3. OPENING. Subject to delays as described in Article XVI. Tenant covenants and agrees to complete its construction within the Leased Premises in accordance with the provisions of this Lease, to satisfy the requirements for issuance of a certificate of acceptance pursuant to Exhibit D attached hereto and made a part hereof, and to open its store for business to the public not later than the Commencement Date. Notwithstanding the foregoing, Landlord hereby notifies Tenant that the anticipated date of the grand opening of the Shopping Center (the "Grand Opening") is the date set forth on the Data Sheet, Tenant shall be obligated to open its store for business to the public on or before the later of (a) the expiration of the Fixturing Period or (B) the Grand Opening. Tenant shall not be permitted to open for business to the public prior to the Grand Opening without the prior written consent of Landlord which consent shall be at Landlord's sole discretion.


      SECTION 1.4. LATE OPENING. In the event Tenant shall fail to open its store for business to the public upon the Commencement Date for reasons other than Delays as described in Article XVI, or delays created by Landlord, then in order to compensate Landlord for its loss, Tenant shall pay to Landlord as additional rent (as defined in Section 2.3) over and above the Minimum Rent and all other charges to be paid by Tenant to Landlord pursuant to this Lease, a sum in an amount equal to [***] per day for the Commencement Date and each day after the Commencement Date that Tenant shall have failed to open its store for business. This remedy shall be in addition to any and all other remedies provided for in this Lease in the event of such failure to open. Such additional late opening rent shall be deemed to be in lieu of any Percentage Rent that might have been earned during the period of Tenant's failure to open.

                                   ARTICLE II

                                RENT AND DEPOSIT

     SECTION 2.1. MINIMUM RENT. During the entire Term of this Lease, Tenant shall pay annual minimum rental ("Minimum Rent") for the Leased Premises from the Commencement Date of this Lease in the amount set forth in the Data Sheet attached hereto, which sum shall be payable by Tenant in equal consecutive monthly installments in the sum set forth in the Data Sheet attached hereto, on or before the first day of each month, in advance. The Minimum Rent and each of the monthly installments called for hereunder shall be payable to Landlord, without demand, deduction, set-off or counter-claim, except as otherwise provided herein or permitted by applicable law. The first installment of Minimum Rent shall be paid by Tenant on or before the Commencement Date. If the Commencement Date occurs on other than the first day of a month, the second installment of Minimum Rent shall be prorated at a daily rate on the basis of a thirty (30) day month.

      On the Commencement Date, if either of the following conditions have not been satisfied: (1) at least five (5) Major Tenants are open or ready to open for business: or (2) the "Required Occupancy Level" (as hereinafter defined) has been achieved, then Tenant's obligation for payment of Minimum Rent shall abate and Tenant shall pay to Landlord, in lieu thereof, Interim Rent on the basis of the lesser of (A) the scheduled Minimum Rent and (B) [***] of all of Tenant's Gross Sales (as defined in Section 2.2 of this Lease) until both of the conditions in (1) and (2) above have been initially satisfied; provided, however, Tenant shall not be entitled to such abatement of Minimum Rent if Tenant fails to open its store in the Leased Premises to the general public on or before the Commencement Date of the Term hereof or if Tenant shall otherwise be in default of this

*** Confidential treatment requested.

Lease. Said Interim Rent shall be paid to Landlord within ten (10) days following the end of each calendar month, at which time Tenant shall also be required to submit an unaudited statement of Tenant's Gross Sales for such calendar month and for the Lease Year to date. All other terms and conditions of this Lease shall be applicable during such period. For purposes of this paragraph, the term 'Required Occupancy Level' shall mean occupants of at least sixty-five percent (65%) of the gross leasable floor area of the Shopping Center are open for business, or instead, at Landlord's sole option. 'Required Occupancy Level' shall mean sixty five percent (65%) of the total number of stores shown on the then existing lease plan for the Shopping Center, are occupied and are open or ready to open for business.

     In addition, Landlord hereby represents and warrants to Tenant that it has a fully executed lease for a Bass Pro facility, Jillian's and a multi-plex theater at the Retail Development ("Key Stores"). In the event that less than two of the Key Stores have opened for business within six (6) months of the Commencement Date then Tenant's obligation for payment of Minimum Rent shall abate and Tenant shall pay to Landlord, in lieu thereof, Interim Rent on the basis of the lesser of (A) [***] and (B) [***] (as defined in Section 2.2 of this Lease) until at least two (2) of the Key Stores are initially open for business; provided, however, Tenant shall not be entitled to such abatement of Minimum Rent if Tenant fails to open its store in the Leased Premises to the general public on or before the Commencement Date or if Tenant shall otherwise be in default of this Lease. Said Interim Rent shall be paid to Landlord within ten (10) days following the end of each calendar month, at which time Tenant shall also be required to submit an unaudited statement of Tenant's Gross Sales for such calendar month and for the Lease Year to date. All other terms and conditions of this Lease shall be applicable during such period. In the event that at least two (2) of the Key Stores have not initially opened for business within eighteen (18) months after the Commencement Date, then at the end of such eighteen (18) moth period. Tenant may elect to terminate this Lease by providing Landlord within thirty (30) days of the end of such eighteen (18) month period, written notice of its intention to so terminate the Lease ("Key Store Termination Notice") or Tenant may elect to remain in the Leased Premises but must commence paying the then applicable scheduled Minimum Rent as provided for in the Data Sheet of this Lease. In the event that Tenant timely delivers the Key Store Termination Notice, this Lease shall terminate one hundred and eighty
(180) days from the date of the Key Store Termination Notice or on such earlier date as may be mutually agreed to between the parties and this Lease and all of the unaccrued rights and obligations of the parties to it shall cease and terminate, as fully and effectively as though the date agreed to were the Expiration Date. In such event, Landlord and Tenant shall execute a Termination Agreement setting forth the terms of such termination.

     SECTION 2.2. PERCENTAGE RENT. (a) During and for each Lease Year, Tenant shall pay annual percentage rent ("Percentage Rent") equal to the Percentage Factor (see Data Sheet) multiplied by all "Gross Sales" resulting from business conducted in, on or from the Leased Premises during such Lease Year in excess of the applicable Sales Break Point set forth in the Data Sheet. In any Lease Year where there is more than one applicable Sales Break Point, for purposes of computing annual Percentage Rent the following calculation shall be used: each Sales Break Point which was effective during any such Lease Year shall be multiplied by a fraction, the numerator of which is the number of days in the Lease Year that such Sales Break Point was effective and the denominator of which is the actual number of days in such Lease Year (herein the "Adjusted Break Point") and the sum of the Adjusted Break Points shall be the Sales Break Point for such Lease Year. "Gross Sales" is defined to mean the total amount of the actual sales price, whether for cash or otherwise, of all sales of merchandise or services arising out of or payable on account of (and all other receipts or amounts receivable whatsoever with respect to) all the business conducted in, on, or from the Leased Premises by or on account of Tenant or any sublessee, assignee or concessionaire of Tenant for cash or otherwise, including all orders for merchandise taken from or filled at or from the Leased Premises, including all deposits not refunded to customers. A "sale" shall be deemed to have been consummated for purposes of this Lease, and the entire amount of the sale price shall be included in Gross Sales, at such time as (i) the transaction is initially reflected in the books or records of Tenant, or any sublessee, assignee or concessionaire of Tenant, or (ii) Tenant or such other entity receives all or any portion of the sales price, or (iii) the applicable goods or services are delivered to the customer, whichever first occurs. Tenant shall record at the time of each sale or transaction, in the presence of the customer, all receipts from such sale or other

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                                       9
transaction, whether for cash, credit or otherwise, in a cash register or cash registers having a cumulative total, which shall be sealed in a manner approved by Landlord and which shall possess such other features as shall be required by Landlord. There shall be no deduction allowed for direct or indirect discounts, rebates, or other reductions on sales, unless generally offered to the public on a uniform basis. Tenant may deduct from Gross Sales discount sales to employees, bad debts when written off the books of Tenant and charges paid to credit card companies, as otherwise provided below. Tenant may also exclude from Gross Sales any transfer of goods between Tenant's other stores and returns to shippers or manufacturers. The term "Gross Sales" shall exclude, however, proceeds from any sales tax, gross receipts tax or similar tax, by whatever name called which are separately stated and in addition to the purchase price, bona fide transfers of merchandise from the Leased Premises to any other stores or warehouses of Tenant, refunds given to customers for merchandise purchased at the Leased Premises and returned or exchanged, and sales of Tenant's fixtures and equipment not in the ordinary course of Tenant's business. The term "merchandise" as used in this Lease shall include food and beverages if Tenant is permitted to sell such items pursuant to Section 4.1 hereof.

     The term "Gross Sales" shall not include, however, the following: (i) the sales price of all merchandise returned and accepted for full credit or the amount of the cash refund or allowance made thereon; (ii) the sums and credits received in settlement of claims for loss or damage to merchandise, (iii) the consideration received in connection with a sale of inventory which occurs other than in the ordinary course of Tenant's business, including, but not limited to, a sale in bulk or to a jobber, liquidator or assignee; (iv) sales taxes, so-called luxury taxes, excise taxes, gross receipt taxes, and other taxes now or hereafter imposed upon the sale or value of merchandise or services, whether added separately to the selling price of the merchandise or services and collected from customers or included in the retail selling price; (v) receipts from public telephones, vending machines, sales of money orders, and the collection of public utility bills; (vi) bankcard discounts (e.g., Visa, MasterCard, etc.), interest, carrying charges, or other finance charges in respect of sales made on credit; (vii) sales of fixtures, trade fixtures, or personal property that are not merchandise held for sale at retail; (viii) sales to senior citizens at discount; (ix) revenue received from mailing, alterations, delivery or other services performed on a non-profit basis for the benefit of customers; (x) Tenant's accounts receivable, not to exceed five percent (5%) of Gross Sales, which have been determined to be uncollectible for federal income tax purposes during the applicable lease year, provided however, that if such accounts are actually collected in a later lease year, the amount shall be included in the Gross Sales for such later lease year; (xi) rents, subrents or other consideration received in connection with a permitted assignment, sublease, license, concession or other transfer of any portion of the store (however, Gross Sales of any such transferee shall be included) and license fees otherwise received by Tenant in connection with a third party license agreement;
(xii) amounts received for merchandise transferred to any other place of business of Tenant (or its subtenants, concessionaires and/or licensees) or to any business organization affiliated with Tenant wherever located, provided such merchandise is not used to fill a sale made in the store; (xiii) discounts given for promotional coupons that are redeemed from time to time (xiv) amounts received in connection with remote site promotional activities; (xv) promotional fees earned by Tenant with respect to goods or services offered for sale; and
(xvi) amount required to be paid by Tenant under any agreement related to Tenant's use of the NASCAR name, not to exceed two percent (2%) of Gross Sales.

     (b) Tenant shall keep at the Leased Premises or at Tenant's executive offices within the continental United States a full and accurate set of books and records adequately showing the amount of Gross Sales in each Lease Year. The books and records to be kept by Tenant shall include, without limitation, (i) cash register tapes, including tapes from temporary registers; (ii) serially pre-numbered sales slips; (iii) detailed original records of any exclusions or deductions from Gross Sales; (iv) sales tax records; and (v) such other records, if any, which would normally be examined by an independent accountant pursuant to accepted auditing standards in performing an audit of Tenant's sales. Such books and records shall be kept in accordance with generally accepted accounting principles and practices, may be saved in microfiche or an electronic storage medium, and shall be retained by Tenant for a period of not less than two (2) years following the end of the Lease Year to which they have reference. When and as Landlord may reasonably require (but no more than once per Lease Year following the first Lease Year (if the first year is a partial Lease Year) unless required by the city, county or State), Tenant shall also furnish to Landlord any and all statements, information, and copies of sales tax reports and returns which separately show financial data for the Leased Premises, and inventory records and other data evidencing Gross Sales. Within twenty (20) days following the end of each calendar month of the Term hereof Tenant shall submit to Landlord an unaudited statement of Gross Sales for such calendar month. Within twenty (20) days following the end of the month in which Tenant's Gross Sales for the Lease Year to date exceed the Sales Break Point, and each month thereafter, Tenant shall pay to Landlord Percentage Rent and shall submit to Landlord a statement certified by Tenant setting forth the Gross Sales for each such period. Within forty-five (45) days after the close of each Lease Year, Tenant shall furnish to Landlord a statement certified by an authorized representative or financial officer of Tenant setting forth the amount of Gross Sales during such Lease Year and showing the amount of Percentage Rent required to be paid by Tenant for such Lease Year. The full amount of the Percentage Rent due shall be paid to Landlord no later than sixty (60) days after the end of each Lease Year and any excess Percentage Rent paid shall be credited against Tenant's next due Rent payment, except for the final Lease Year of the Term for which any excess shall be refunded to Tenant. Landlord and/or Landlord's auditor shall have the right, at any time after thirty (30) business days notice but no more than once per Lease Year after the first Lease Year (if the first Lease Year is a partial Lease Year), to inspect and/or audit the records of Tenant relating to Gross Sales. If the Gross Sales exceed those reported, Tenant shall immediately pay any deficiency in Percentage Rent owing to Landlord. If Gross Sales vary from those reported by three percent (3%) or more, Tenant shall pay Landlord's cost of inspection and audit. If Gross Sales vary from those reported by (i) five percent (5%) or more in any one (1) Lease Year, or (ii) three percent (3%) or more for any two (2) Lease Years out of any five (5) Lease Years, then Landlord shall have the right, at its sole option, to terminate this Lease, with Tenant remaining liable for sums due and owing under this Lease for the balance of the Term provided, however, that Landlord shall be permitted to terminate this Lease if Landlord can prove that such misstatement was a deliberate act. Tenant agrees that in the event Tenant shall fail to timely submit a Gross Sales statement as required by this Section 2.2(b), Tenant shall pay on demand a late fee of Fifty and 00/100ths Dollars ($50.00) per late statement, as additional rent.

     (c) In the event that Tenant shall fail to operate its business in the Leased Premises in the manner and on each day as required pursuant to Article
IV hereof, then, for the purpose of computing the Percentage Rent for such Lease Year affected by Tenant's failure to operate, the Sales Break Point for such Lease Year shall be adjusted by multiplying the Sales Break Point otherwise applicable for such Lease Year by a fraction, the numerator of which shall be the actual number of days in such short Lease Year or the actual number of days in such Lease Year during which Tenant was open for business and operating in accordance with Article IV, and the denominator of which shall be "360".

     In the event that the first Lease Year is less than six (6) months in length, then the Percentage Rent covering such Lease Year shall be paid on Gross Sales in excess of the Sales Break Point computed on a pro rated basis for the period beginning on the Commencement Date of the Term and ending on the succeeding December 31st.

     SECTION 2.3. PAYMENTS BY TENANT. Throughout the Term of this Lease, Tenant shall pay to Landlord, without demands, deductions, set-offs or counterclaims (except as otherwise provided for herein or permitted by applicable law), the Rent, which is hereby defined as the sum of the Minimum Rent, Percentage Rent and all additional rent, when and as the same shall be due and payable hereunder. Unless otherwise stated, all sums of money or charges of any kind or nature, in addition to Minimum Rent and Percentage Rent, payable by Tenant to Landlord pursuant to this Lease or the Exhibits attached hereto are defined as "additional rent" and are due thirty (30) days after the rendering of an invoice therefor, without any deductions, set-offs or counterclaims, and failure to pay such sums of money or charges shall carry the same consequences as Tenant's failure to pay Rent. All payments and charges required to be made by Tenant to Landlord hereunder shall be payable in United States funds, at the address indicated on page 1 of this Lease, unless otherwise specified by written notice from Landlord to Tenant. No payment by Tenant or receipt by Landlord of a lesser amount than the correct Rent shall be deemed to be other than a payment on account and no endorsement or statement on any check or other communication accompanying a check for payment of any amounts payable hereunder shall be deemed an accord and satisfaction, and Landlord may accept such check in payment without prejudice to Landlord's right to recover the balance of any sums owed by Tenant hereunder or to pursue any other remedy available in this Lease, or under law, against Tenant.

     SECTION 2.4. SECURITY DEPOSIT. The amount set forth in the Data Sheet as a security deposit is payable by Tenant to Landlord upon Tenant's execution of this Lease, which sum shall be held by Landlord as security against any default by Tenant in the performance of the covenants, conditions and agreements of this Lease. The security deposit may, at Landlord's option, be applied by Landlord against any default in any of the terms, provisions or conditions of this Lease. Landlord shall not be obligated to keep such security deposit in a separate fund but may commingle the security deposit with its own funds. A mortgagee-in-possession of the Leased Premises, or any interest therein, through public or private foreclosure or the acceptance of a deed in lieu thereof, shall have no liability to Tenant for return of all or any portion of the security deposit, unless, and then only to the extent that, such mortgagee has actually received all or any portion of Tenant's security deposit. In the event Landlord applies the security deposit in whole or in part against a default by Tenant, Tenant shall, upon demand by Landlord, deposit sufficient funds to maintain the security deposit in the initial amount. The failure of Tenant to maintain the security deposit in the initial amount as stated shall constitute a failure to pay Rent and shall carry with it the consequences set forth under Article XIV hereof. Upon the expiration of the Term hereof, the security deposit, if not applied toward the payment of Rent in arrears or toward the payment of damages suffered by Landlord by reason of Tenant's breach of this Lease, is to be returned to Tenant without interest, except as provided by law, but in no event is such security deposit to be returned until Tenant has vacated the Leased Premises, delivered possession thereof to Landlord, and fully satisfied Tenant's obligations under this Lease. Notwithstanding the acceptance by Landlord of Tenant's security deposit, this Lease shall not be deemed effective until the Effective Date (as defined in Section 20.20).

     SECTION 2.5. LATE CHARGE. In the event any Rent or sums required hereunder to be paid are not received on or before the fifth (5th) calendar day after the same are due, then, for each and every late payment, Tenant shall immediately pay, as additional rent, a late charge equal to the greater of (a) [***], (b) [***] per day for each day after the date due that such payment has not been received by Landlord or (c) [***] per month of the total receivable balance of Tenant outstanding. In the event of Tenant's failure to pay the foregoing late charge, Landlord may deduct said charge from the Security Deposit set forth in
Section 2.4 hereof. The provisions herein for late charges shall not be construed

*** Confidential treatment requested.

to extend the date for payment of any sums required to be paid by Tenant hereunder or to relieve Tenant of its obligation to pay all such sums at the time or times herein stipulated. Notwithstanding the imposition of such late charges pursuant to this Section 2.5, Tenant shall be in default under this Lease if any or all payments required to be made by Tenant are not made on or before the time due and as stipulated in Article XIV, and neither the demand for, nor collection by, Landlord of such late charges shall be construed as a cure of such default on the part of Tenant. It is agreed that the said late charge is a fair and reasonable charge under the circumstances and shall not be construed as interest on a debt payment. In the event any charge imposed hereunder or under any other section of this Lease is either stated to be or construed as interest, then no such interest charge shall be calculated at a rate which is higher than the maximum rate which is allowed under the usury laws of the State, which maximum rate of interest shall be substituted for the rate in excess thereof, if any, computed pursuant to this Lease.


                                  ARTICLE III

                         PREPARATION OF LEASED PREMISES


     SECTION 3.1. LANDLORD'S WORK. Landlord shall construct the building wherein the Leased Premises are to be located and perform the work described in Exhibit C attached hereto and made a part hereof ("Landlord's Work") at Landlord's cost and expense, except as otherwise provided in Exhibit C. Landlord's work shall be completed in a good and workmanlike manner, free of material defects and in compliance with applicable building codes, and zoning and subdivision laws relating to general retail use. All work, in excess of the work described in Exhibit C, done by Landlord at Tenant's written request shall be paid for by Tenant within thirty (30) days after the presentation to Tenant of a bill for such work. Any items of Landlord's Work which are not completed as of delivery of possession shall be identified by Tenant on a punch list to be submitted to Landlord within thirty (30) days after the date of possession and Landlord shall thereafter complete the same. Any items of Landlord's Work which are not timely identified on such a punch list shall be deemed completed, other than latent defects as provided for in Section 6.1 hereof.

     SECTION 3.2. DELIVERY OF POSSESSION. (a) Landlord, or Landlord's supervising architect, shall give Tenant at least thirty (30) days' prior written notice of the date on which Landlord's Work will be substantially completed in accordance with Exhibit C and the Leased Premises will be available for the performance of Tenant's Work (as defined in Section 3.3) to the extent that Tenant shall be able to perform its work in the Leased Premises without substantial interference resulting from the conduct of Landlord's Work ("Delivery of Possession Date"). Tenant covenants and agrees to take physical possession of the Leased Premises on the Delivery of Possession Date provided that Landlord's Work is "substantially complete." The term "substantially complete" shall mean that Landlord can give Tenant beneficial occupancy of the Leased Premises so that Tenant can begin the performance of Tenant's Work in safety. Landlord and Tenant acknowledge that Landlord and Tenant will be working simultaneously to complete the Leased Premises and that Landlord will be continuing the completion of Landlord's Work during the thirty (30) day period after the Delivery of Possession Date. Landlord and Tenant agree to cooperate so as to avoid interference with each other so that Landlord's Work and Tenant's Work may be completed in a timely manner. The Delivery of Possession Date shall be subsequently confirmed by Landlord, or Landlord's supervising architect, by written notice to Tenant. Failure of Landlord to deliver possession of the Leased Premises within the time and in the condition provided for in this Lease will not give rise to any claim for damages by Tenant against Landlord or permit Tenant to rescind or terminate this Lease except as may be provided in Section 1.2 hereof.

     (b) Tenant may, provided Tenant shall not interfere with the conduct of Landlord's Work, and subject to Landlord's reasonable rules and regulations, enter the Leased Premises during normal working hours during the course of Landlord's Work for the purpose of inspecting the Leased

Premises and making measurements. At such time prior to the Delivery of Possession Date that Landlord's Work has progressed sufficiently to permit Tenant to perform its work without interfering with Landlord's Work, Landlord may, but shall not be required to, notify Tenant of the same, and Tenant may then enter the Leased Premises in order to begin to install its store fixtures and perform such other work as may be required under the provisions of this Lease in order to ready the store for opening. Throughout the period of Tenant's Work, Tenant shall schedule its work so as not to interfere with any work being performed by Landlord or by any other tenant in the Shopping Center.


     SECTION 3.3. TENANT'S WORK. (a) Tenant agrees, prior to the commencement of the Term of this Lease, at Tenant's sole cost and expense, to diligently perform all work of whatever nature in accordance with Tenant's obligations set forth in Exhibit D ("Tenant's Work") and all other related work necessary to prepare for the opening to the public of Tenant's store in the Leased Premises in accordance with the provisions of this Lease. Tenant agrees to furnish to Landlord the Store Design Drawings and Working Drawings and Specifications with respect to the Leased Premises prepared in the manner and within the time periods required in Exhibit D. If such Store Design Drawings or Working Drawings and Specifications are not furnished by Tenant to Landlord within the required time period(s) in form to permit approval by Landlord, then the Fixturing Period (as described in the Data Sheet) shall be reduced by one (1) day for each day of delay by Tenant in submitting said Store Design Drawings or Working Drawings and Specifications. Landlord shall respond to such Store Design Drawings or Working Drawings and Specifications submitted by Tenant pursuant to this Lease within seven (7) business days following Landlord's receipt from Tenant. In the event of Landlord's failure to respond within such seven (7) business day period or there are other delays created by Landlord, the Fixturing Period as described in the Data Sheet shall be extended by one (1) day for each day of additional delay by Landlord.


          No material deviations from the final Store Design Drawings or Working Drawings and Specifications, once approved by Landlord, shall be permitted unless necessary to comply with applicable governmental requirements or unless otherwise approved by Landlord. Landlord's approval of Tenant's Store Design Drawings and Working Drawing and Specifications shall not constitute the assumption of such items. Tenant's Work shall include the installation of fixtures and equipment and the stocking of the Leased Premises with suitable merchandise. Tenant covenants that all such fixtures and equipment visible to customers shall be new (or like-new) and otherwise reasonably acceptable to Landlord in appearance. In addition to conforming to the requirements specified in Exhibit D, all work performed by Tenant shall comply with such rules and regulations as Landlord and its representatives may make, provided that such rules and regulations are uniformly applied to all similarly situated Shopping Center tenants under construction. Unless Landlord otherwise directs in writing, Tenant shall not open the Leased Premises for business until all construction has been completed pursuant to the provisions of Exhibit D. It is further understood and agreed that: (i) Landlord shall have no responsibility or liability whatsoever for any loss of, or damage to, any fixtures, equipment, merchandise, or other property belonging to Tenant, installed or left in the Leased Premises except to the extent resulting from the negligence or intentional acts of Landlord, its agents or employees; and (ii) Tenant's entry upon and occupancy of the Leased Premises prior to the Commencement Date shall be governed by and subject to all the provisions, covenants and conditions of this Lease. Tenant shall obtain at its sole cost and immediately thereafter furnish to Landlord all certificates and approvals with respect to work done and installations made by Tenant that may be required for the issuance of a certificate of occupancy for the Leased Premises, so that such certificate of occupancy shall be issued and the Leased Premises shall be ready for the opening of Tenant's business on the Commencement Date. Upon the issuance of the certificate of occupancy, a copy thereof shall be immediately delivered to Landlord. Promptly upon the completion of its work, Tenant, at Tenant's cost, shall repair, clean and restore all portions of the Shopping Center affected by Tenant's Work to their prior condition.

         To the extent approved by the proper governing authorities, Tenant shall have the right to install atop the roof of Landlord's building in which the Leased Premises are located one (1) antenna and/or one (1) satellite dish and the equipment necessary for Tenant's communications and data transmission network system. The satellite dish shall not be larger than five (5) feet in diameter. The antenna or satellite dish on such roof shall be at a location designated by Landlord and reasonably approved by Tenant. Tenant shall submit to Landlord for its approval plans for the installation of such antenna or satellite dish and necessary equipment, such approval not to be unreasonably withheld, delayed or conditioned. Tenant shall also provide Landlord with copies of

*** Confidential treatment requested.

all permits required by the proper governmental authorities regarding such installation, which shall be obtained by Tenant at its sole cost and expense. Landlord's contractor shall cut the roof and patch it (if necessary) at Tenant's expense, and Tenant's contractor shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld, delayed, or conditioned. Tenant shall be responsible for the cost of repairing any damage to Landlord's building arising from such installation, except to the extent caused by Landlord's contractors. Upon prior written notice to Landlord (except in case of an emergency), Tenant shall have access to the antenna or satellite dish and related equipment for the purpose of maintaining, repairing, replacing and operating the antenna or satellite dish. Any utility costs related to the installation and operating of the antenna or satellite dish shall be the sole responsibility of Tenant.

     Provided Tenant is not in default hereof, Landlord hereby agrees to contribute towards the cost of Tenant's Work a Construction Allowance of [***]. The aforesaid Construction Allowance shall be paid as follows: [***] after [***] of Tenant's Work is completed; [***] upon [***]; and [***] upon [***]. In the event that this Lease is terminated prior to the expiration of the Term hereof as a result of a default on the part of Tenant, Tenant shall repay said Construction Allowance to Landlord in cash upon termination; provided, however, that Tenant's liability for said Construction Allowance shall be reduced at the rate of one-sixtieth (1/60th) at the end of each full calendar month during the Term hereof.

     (b) The interest of Landlord in the Leased Premises and the Retail Development shall not be subject to liens for improvements made by or on behalf of Tenant. Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject Landlord's estate in the Leased Premises or the Retail Development to any lien or liability under applicable law. In the event that any mechanic's, materialman's or other lien or any notices of claim, including without limitation, stop notices (herein "lien") is filed against the Leased Premises or Retail Development as a result of any work, labor, services or materials performed or furnished, or alleged to have been performed or furnished to or for Tenant (excluding work performed by or on behalf of Landlord) or to or for anyone holding the Leased Premises through or under Tenant, Tenant, at its expense, shall cause the lien to be discharged or fully bonded to the satisfaction of Landlord within thirty (30) days after notice of the filing thereof. If Tenant fails to discharge or bond against said mechanic's, materialman's or other lien, Landlord may, in addition to any other remedies Landlord may have, but without obligation to do so, bond against or pay the lien without inquiring into the validity or merits of such lien and all sums so advanced, including reasonable attorney fees incurred by Landlord in defending against such lien, procuring the bond or in the discharge of such lien, shall be paid by Tenant on demand as additional rent. It shall be Tenant's continuing obligation to keep and maintain the Leased Premises and all other parts of the Retail Development free from any and all liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant in connection with the Leased Premises. In addition, Tenant shall replace any bonds posted by Landlord pursuant hereto with a suitable bond of equivalent amount within twenty (20) days after Landlord's demand therefor.

     (c) During the Term of this Lease, Tenant agrees to repair, refurbish or replace the interior portions of the Leased Premises that are visibly worn or damaged so as to maintain the condition of the Shopping Center as a first class super-regional discount specialty retail mall.

*** Confidential treatment requested.

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
     SECTION 3.4. ALTERATIONS BY TENANT. Tenant shall not make or cause to be made any alterations, repairs, additions or improvements in or to the Leased Premises (for example, but without limiting the generality of the foregoing, Tenant shall not install or cause to be installed any exterior signs or interior signs visible from the exterior except as permitted by Section 4.3 hereof, floor covering, interior or exterior lighting, plumbing fixtures, shades, canopies or awnings or make any changes to the storefront, mechanical, electrical or sprinkler systems) without the prior written consent thereto by Landlord. Tenant shall submit to Landlord plans and specifications for such work at the time consent is sought, in accordance with the criteria and procedures as provided in Exhibit D. In the event Landlord grants such consent, such alterations, repairs, additions or improvements shall be performed in good and workmanlike manner and in accordance with all applicable legal and insurance requirements and all drawings or specifications approved by Landlord, and in accordance with the provisions of this Lease, including the provisions of Section 3.3 governing construction of the Leased Premises. Any work performed by Tenant shall be subject to Landlord's inspection and approval after completion to determine whether the same complies with the requirements of this Lease. Prior to the commencement of any such work by Tenant, Tenant shall obtain the insurance required in Section 8.2.

     Tenant may from time to time make non-structural alterations to the Leased Premises without Landlord's prior written approval, the aggregate total cost of which shall not exceed [***] in any Lease Year; provided, however, that Tenant shall not be permitted to alter the exterior storefront sign or the exterior of the storefront (other than for repairs) without the prior written consent of Landlord, and provided further that any such non-structural alterations shall not change the overall appearance of the Leased Premises as originally approved by Landlord.

     SECTION 3.5. REMOVAL BY TENANT. All repairs, alterations, decorations, additions and improvements made by Tenant shall be deemed to be attached to the leasehold and to have become the property of Landlord upon such attachment, and, upon the Expiration Date or sooner termination of this Lease, Tenant shall not remove any of such alterations, decorations, additions and improvements; provided that trade fixtures, simulators, and other items noted as "To Be Removed" on Tenant's Construction Documents and Specifications installed by Tenant may be removed if all Rent due herein are paid in full and Tenant is not otherwise in default hereunder; provided further, however, that Landlord may designate by written notice to Tenant given at the time such improvements are installed those alterations, decorations, additions and improvements which shall be removed by Tenant at the Expiration Date or sooner termination of this Lease and Tenant shall, at Tenant's cost, promptly remove the same and repair any damage to the Leased Premises caused by such removal.

                                   ARTICLE IV

                              CONDUCT OF BUSINESS

     SECTION 4.1. USE AND TRADE NAME. Except as otherwise provided herein, Tenant shall continuously use and occupy the Leased Premises during the Term solely for the purpose of conducting the business specifically set forth in the Data Sheet and for no other purpose or purposes. Throughout the Term hereof, Tenant shall (a) operate its business in the Leased Premises under the Trade Name specifically set forth in the Data Sheet and under no other so long as such name shall not be held to be in violation of any applicable law, (b) not change the advertised name or character of the business operated in the Leased Premises, (c) refer to the Shopping Center by name in designating the location of the Leased Premises in all newspaper and other advertising within the Shopping Center market area and in all other references to the location of the Leased Premises, and (d) during the period from the Delivery of Possession Date through sixty (60) days following the Commencement Date, include in all Tenant's newspaper advertising within the Shopping Center market area the designation that Tenant is opening for business in the Shopping Center. If any

*** Confidential treatment requested.

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
governmental license(s) or permit(s) shall be required for the proper and lawful conduct of Tenant's business or other activity carried on in the Leased Premises, or if a failure to procure such a license or permit might or would in any way, adversely affect Landlord or the Shopping Center, then Tenant, at Tenant's expense, shall duly procure and thereafter maintain such license(s) or permit(s) and submit the same for inspection by Landlord. Tenant, at Tenant's expense, shall at all times, comply with the requirements of such license(s) or permit(s). Except as provided in Section I.3, Tenant shall open its store in the Leased Premises for business to the public on the Commencement Date, and shall thereafter diligently conduct its regular business operations in the Leased Premises as required by the terms of this Lease. No symbol, design, name, mark or insignia adopted by Tenant shall be used without the prior written approval of Tenant.

     During the Term of this Lease, and provided Tenant shall not be in default hereof, Landlord agrees that Landlord will not lease space in the Retail Development (other than with respect to spaces leased or to be leased to Major Tenants and presently executed non-Major Tenant leases), to any tenant whose primary use is the entertainment use of auto-racing simulators. In addition, with respect to any non-Major Tenant lease, Landlord shall not be permitted to modify any such lease, either through amendment or assignment, so as to permit the occupant of the space leased thereby to have as its primary use the entertainment use of auto-racing simulators.

     Landlord hereby represents and warrants to Tenant that Tenant's use of the Leased Premises as contemplated in the Data Sheet does not violate any exclusivity clause or other agreement between Landlord and any other party, including any other Tenant of the Shopping Center, and Landlord shall indemnify, defend, protect and hold harmless Tenant from any loss, liability, cost, expense, judgement, action, or claim of any such party arising from the inaccuracy of such representation and warranty.

     If the trade name of all or substantially all other stores operating under the same trade name as set forth in this Section 4.1 shall be changed, then Tenant, with prior written notice to Landlord, may likewise change its trade name herein set forth to such other name as adopted for all or substantially all such other stores in first class regional malls or super-regional malls. Notwithstanding the foregoing, in no event shall Tenant's trade name duplicate any other trade name in the Retail Development.

     SECTION 4.2. OPERATION OF BUSINESS. Tenant shall open for business in the Leased Premises and remain open during the entire Term and continuously operate its business in the entire area of the Leased Premises during the entire Term. Tenant shall conduct its business at all times in a high class and reputable manner, maintaining at all times a full staff of employees and a complete stock of merchandise. Tenant shall install and maintain at all times a display of merchandise in the display windows (if any) of the Leased Premises and shall keep the Leased Premises well lighted during all hours that the Shopping Center is open to the public and during such other hours as may be reasonably designated by Landlord but in no event more than one (1) hour after the close of business. In no event shall Tenant conduct or advertise any auction, fire sale, going out of business sale, or bankruptcy sale in or about the Leased Premises without Landlord's prior written consent in each instance, which consent may be withheld by Landlord in its sole and absolute discretion. Tenant shall conduct its business in the Leased Premises in a lawful manner and in good faith during all days and hours specified by Landlord from time to time as the published operating hours for the Shopping Center. Tenant shall not use or allow the Leased Premises to be used for any improper, immoral or objectionable purposes, as determined by Landlord, and Tenant shall not do any act tending to injure the reputation of the Shopping Center as determined by Landlord. Tenant may (but shall not be required), from time to time, upon written notice to Landlord, remain open for business beyond the normal operating hours of the Shopping Center on a daily basis, but such hours of operation shall not extend beyond the time permitted by applicable law or regulations, and in no event beyond the time that is one hour after the release of the last movie from the Theater or 1:00 a.m., whichever is later. In addition, in the event that there is an exterior entrance serving only the Leased Premises, which provides ingress and egress to the general public and such ingress and egress has been approved by the local jurisdiction for non-emergency use, then Tenant shall be permitted to remain open for business during the same days and hours that Jillian's or its replacement is open for business. Tenant agrees to reimburse Landlord for all reasonable costs directly relating to all additional hours of operation beyond the normal operating hours of the Shopping Center, which

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
costs include, without limitation, electricity for parking lot lighting and salaries for security personnel.

     Notwithstanding any provision hereof to the contrary, Tenant shall not be obligated to continuously operate from the Leased Premises during periods in which (i) Tenant is carrying on remodeling activities (but in no event for more than thirty (30) days in any lease year and no more than twice in any five (5) year period), (ii) Tenant is closed for the taking of inventory (but in no event for more than two (2) days in any lease year), (iii) Tenant is unable or reasonably unwilling to operate as a result of casualty or natural disaster, condemnation, interruption of utilities or services, extremely inclement weather, civil unrest, operation of the business would expose Tenant's employees, agents or invitees to an unreasonably risk of physical injury or property damage, or other force majeure events, (iv) Tenant's use and occupancy of the Leased Premises is prohibited by any law, ordinance, order or other act of any judicial governmental or quasi-governmental authority, (v) there exists a substantial and material hardship to Tenant or its employees, provided Tenant's failure to continuously occupy under this clause (v) for any such occurrence shall be excused only for a period of forty-eight (48) hours,
(vi) Thanksgiving and Christmas, and (vii) during periods in which the Leased Premises are temporarily closed in connection with group sales activities being conducted and the Leased Premises are temporarily closed to the public (as permitted pursuant to Section 4.1 of the Data Sheet).

     Landlord hereby consents to Tenant's use of hydraulic oil in connection with the operation of the simulators and cleaning and office products customarily used in retail or office premises so long as such materials are used, handled and disposed of in accordance with applicable laws, Landlord hereby acknowledges that such materials are approved.

     Landlord recognizes that Tenant's prototype incorporates an open storefront design. Tenant shall be permitted to incorporate the open storefront element into the design of the Leased Premises provided that Tenant, at Tenant's expense shall construct Tenant Work in a manner that does not cause the ambient noise level in adjacent tenant spaces and common areas to exceed 45 db(A). Similarly, Tenant installed equipment within the Leased Premises shall be isolated in a manner that eliminates the transfer of any and all vibrations to adjacent tenant spaces and common areas. Landlord shall be given the opportunity to review and approve Tenant's intended construction methods to isolate such noise and vibrations, which will be included in Tenant's Store Design Drawings submission (as provided for in Exhibit D). Landlord's review and approval of Tenant's Store Design Drawings shall not relieve Tenant of its obligation to limit the ambient noise level and eliminate the transfer of vibrations as required herein.

     SECTION 4.3. SIGN. Tenant shall install and maintain one (1) sign affixed to the front of the Leased Premises, subject to the prior written approval of Landlord as to design and location and conforming to all applicable legal and insurance requirements. Tenant's sign shall conform to the specifications and requirements contained in Exhibit E attached hereto. Tenant shall keep its approved storefront sign lighted during all hours that the Shopping Center is open to the public and during such other hours as may be reasonably designed by Landlord but in no event more than one (1) hour after the close of business. Tenant shall pay for all costs in connection with such sign and shall be responsible for the cost of proper installation and removal thereof and any damage caused to the Leased Premises thereby. In the event Landlord deems it necessary to remove such sign, then Landlord shall have the right to do so, provided, however, that if the sign has received Landlord's prior written approval and is consistent with the specifications and requirements of Exhibit E, Landlord shall replace said sign as soon as practical. Except as mentioned above, Tenant shall not place or cause to be placed, erected or maintained on any exterior door, wall or window of the Lease Premises, or the glass of any window or door of the Leased Premises, or on any sidewalk or within any display window space in the Leased Premises, or within five (5) feet of the front of the storefront lease line or opening, or within any entrance to the Leased Premises any sign (flashing, moving, hanging, handwritten or otherwise), decal, placard, flashing, moving or hanging lights, lettering or any other advertising matter of any kind or description. No symbol, design, name, mark or insignia adopted by Landlord for the Retail Development shall be used without the prior written approval of Landlord. Any interior signs must be in good taste and prepared professionally (not hand-lettered) so as not to detract from the appearance of the Leased Premises or the Shopping Center. Any sign or display visible from the exterior of the Leased Premises which does not meet the above criteria may be removed at any time

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
by Landlord without Landlord incurring any liability therefor, and without such removal constituting a breach of this Lease or entitling Tenant to claim damages on account thereof. Tenant shall be permitted to install a video wall within the Leased Premises (but not within five (5) feet of the storefront leaseline), which video wall may be visible from outside the Leased Premises.

     Landlord and Tenant agree to use commercially reasonable good faith efforts to cooperate in the development of a storefront design to permit the incorporation of a stock car replica above the storefront so long as the installation complies with applicable codes and is reasonably in keeping with the design criteria for entertainment uses in the Retail Development.

     SECTION 4.4. TENANT'S WARRANTIES. Tenant warrants, represents, covenants and agrees that, in the operation of its business within the Leased Premises, Tenant shall: (a) pay before delinquency any and all taxes, assessments and public charges levied, assessed or imposed upon Tenant's business, or upon Tenant's fixtures, furnishings or equipment in the Leased Premises, or upon any leasehold interest or personal property of any kind, owned by or placed in or about the Leased Premises by Tenant or by anyone claiming by, through or under Tenant, including, without limitation, any transfer taxes, and pay when and as due all license fees, permit fees and charges of a similar nature required for the conduct by Tenant or any subtenant or concessionaire of any business or undertaking authorized hereunder to be conducted in or from the Leased
Premises; (b) observe all reasonable requirements promulgated by Landlord at any time and from time to time relating to delivery vehicles, the delivery of merchandise, and the storage and removal of trash and garbage; (c) not use any space outside the Leased Premises for sale, storage or any other undertaking except as provided herein; (d) not use the plumbing facilities in the Leased Premises for any purpose other than that for which they were constructed, nor dispose of any foreign substances therein; (e) not use any advertising medium or sound devices inside or adjacent to the Leased Premises which produce or transmit sounds which are intended to be audible beyond the interior of the Leased Premises it being expressly understood that Tenant shall be required to soundproof the Leased Premises so as to minimize the impact of the noise created by the Permitted Use on other tenants and patrons of the Retail Development; (f) not permit any odor to emanate from the Leased Premises which is objected to by Landlord or by any tenant or occupant of the Retail Development (and, upon written notice from Landlord, Tenant shall immediately cease and desist from causing such odor, and Landlord may deem the failure by Tenant to do so, a material breach of this Lease); (g) keep the Leased Premises and any platform, loading dock or service area used by Tenant in a neat, clean, safe and sanitary condition; (h) promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all governmental authorities having jurisdiction, and observe and comply with all covenants and restrictions of record and all notices from Landlord's mortgagee, affecting or applicable to the Retail Development or affecting or applicable to the Leased Premises or the cleanliness, safety, occupancy and use of the same, whether or not any such law, ordinance, order, rule, regulation, covenant, restriction, or other requirement is substantial, or foreseen or unforeseen, or ordinary or extraordinary, or shall necessitate structural changes or improvements (provided, however, that Tenant shall not be required to make any structural changes or improvements required pursuant to this Section 4.4(h) with respect to the structural portions of the Leased Premises originally constructed by Landlord, unless such change shall be required by virtue of Tenant's use of the Leased Premises), shall interfere with the use or enjoyment of the Leased Premises, or shall be directed to or imposed upon Tenant or Landlord, and Tenant shall hold Landlord harmless from any and all cost or expense on account thereof (as used in this Lease, the term "legal requirements" shall include the requirements set forth in this subparagraph); (i) not use the parking areas or sidewalks, common areas or any space on or about the Retail Development (outside the Leased Premises) for display, sale, handbilling, advertising, solicitation, or any other similar undertaking; (j) maintain and operate the heating, ventilating and air conditioning system and equipment servicing the Leased Premises so as to adequately heat and cool the same and to maintain at all times, whether or not Tenant is open for business, temperatures in the Leased Premises which will not drain heat or ventilation or air conditioning from the enclosed mall or other interior areas into the Leased Premises and shall not discharge heat, ventilation or air conditioning from the Leased Premises into the enclosed mall or other interior areas; and (k) be authorized to do business in the State, evidence of which must be delivered to Landlord on or before the earlier of (I) the Commencement Date or (II) the date that Tenant opens for business in the Leased Premises.

     SECTION 4.5. STORAGE AND OFFICE SPACE. Tenant shall store or stock in the Leased Premises only such goods, wares and merchandise as Tenant intends to offer for sale at, in, from, or upon the

Leased Premises or as are required to repair and maintain the improvements and simulators in the Leased Premises. This shall not preclude occasional emergency transfers of merchandise to the other stores of Tenant, if any, not located in the Shopping Center. Tenant shall use for office, clerical or other non-selling purposes only such space in the Leased Premises as is from time to time reasonably required for Tenant's business therein, and Tenant shall not perform any office or clerical function in the Leased Premises for any store located elsewhere.

     SECTION 4.6. CARE OF PREMISES. Tenant shall keep the Leased Premises (including the exterior and interior portions of all windows, doors and all other glass and signs) orderly, neat, safe and clean and free from rubbish or dirt at all times and shall store all trash and garbage only in the areas reasonably designated by Landlord for such storage and accumulation. Tenant shall not move any safe, heavy machinery, heavy equipment, or fixtures into or out of the Leased Premises without Landlord's prior written consent, except that, during hours when the Shopping Center is not open to the public, Tenant shall be permitted to move equipment associated with its Permitted Use provided that Tenant uses its best efforts to protect the common area improvements from damage and agrees to assume responsibility for any damage resulting from the same. Tenant agrees that it will not place a load on any floor exceeding the floor load per square foot which such floor was designed to carry, and will not install, operate or maintain in the Leased Premises any heavy equipment except in such manner as to achieve a proper distribution of weight. Landlord and Tenant shall cooperate in their efforts to insure that the Leased Premises are designed to accommodate the Permitted Use.

     SECTION 4.7. NOTICE BY TENANT. Tenant shall give immediate notice to Landlord in case of fire or accidents in the Leased Premises, or in the building of which the Leased Premises are a part of, or of defects therein or in any fixtures or equipment.

     SECTION 4.8. RADIUS. Tenant acknowledges that the Retail Development draws it customers from a large geographic area, relying in part on regional and international tourism, and that the success of the Retail Development and income of the Landlord therefrom are dependent upon maximum customer traffic within the Retail Development. In addition, Tenant acknowledges that Landlord is relying on the generation of Percentage Rent from Tenant's Gross Sales at the Leased Premises. During the Term, in the event Tenant, or any person, firm or corporation who or which controls or is controlled by Tenant (an "Affiliate") shall directly or indirectly, either individually or as a partner or stockholder or otherwise, own, operate, or obtain a controlling interest (i.e. own more than fifty percent (50%) of the shares or interest) in any business similar to or in competition with the business of Tenant described in
Article IV ("competing business"), which business is conducted within the Area (as said term is herein defined), then the Gross Sales (as said term is defined in this Lease) of any such competing business within said Area shall be included in Tenant's Gross Sales made from the Leased Premises and the Percentage Rent hereunder shall be computed upon the aggregate of Tenant's Gross Sales made from the Leased Premises and made from each such competing business then conducted within said Area. Tenant shall be obligated to provide Landlord with full and complete Gross Sales information and reports with respect to any competing business within the Area in accordance with the requirements of Article II of this Lease and Tenant shall be obligated to include the applicable portion of the Gross Sales of such competing business with the Gross Sales of the Leased Premises and to pay Percentage Rent thereon in accordance with the terms of this Lease. The "Area" shall be defined as the area falling within a radius of ten (10) miles measured from the outside boundary of the Retail Development. This Section 4.8 shall not apply to any competing business which is open and is being operated by Tenant within said Area on the Effective Date.

                                   ARTICLE V

                                  COMMON AREA

     SECTION 5.1. USE OF COMMON AREA. Landlord agrees to cause to be operated, managed and maintained during the Term all of the common areas of the Shopping Center. The term "common areas", as used in this Lease, shall mean the parking areas, pedestrian sidewalks and bridges, truckways, loading docks, delivery areas, park areas, pedestrian malls and courts, elevators and escalators, if any, and stairs not contained in leased areas, public restrooms and comfort stations, if any, service areas, fire, service and exit corridors, passageways, landscaped areas, berms and all other areas or improvements which may be provided for the convenience and use of the occupants and tenants of the Retail Development and their respective agents, employees, customers, invitees, and the licensees and invitees of Landlord. The use and occupancy by Tenant of the Leased Premises shall include the non-exclusive use, in common with all others to whom Landlord has or may hereafter grant rights to use the same (including, but not limited to, the owners, tenants and occupants of the Shopping Center), of the common areas and of such other facilities as may be designated by Landlord from time to time; subject, however, to rules and regulations for the use thereof which will be uniformly applicable to all Shopping Center tenants as prescribed from time to time by Landlord. In particular, Tenant and its employees shall park their cars only in the areas specifically designated from time to time by Landlord for that purpose. Tenant covenants that it will enforce the parking by its employees in such designated areas. Automobile license numbers of employees' cars shall be furnished by Tenant to Landlord within five (5) days after Landlord's request. In the event any vehicle is parked by an employee of Tenant in a non-employee parking area, Landlord shall have the right to cause the vehicle to be towed to a location designated by Landlord and Tenant shall be obligated to reimburse Landlord for all towing charges. Landlord may at any time close temporarily any common area to make repairs or changes, to prevent the acquisition of public rights in such areas and to discourage non-customer use, provided the same shall not materially adversely affect access to or visibility of the Leased Premises. In addition, Landlord may modify, from time to time, the traffic flow pattern and layout of parking spaces and the entrances-exits to adjoining public streets or walkways, utilize portions of the common areas for entertainment, displays and charitable activities and may do such other acts in and to the common areas as in its judgment may be desirable to improve the convenience or attraction thereof.

     Landlord agrees to maintain all common areas of the Shopping Center in good order, condition and repair and in a safe, clean, sightly and sanitary condition in accordance with good and accepted shopping center practices. The maintenance obligations of Landlord shall include, without limitation, the re-striping of parking areas when required, repairing of common areas and adequate lighting of all exterior common areas during all hours of darkness during which Tenant shall be open for business and for one (1) hour thereafter.

     SECTION 5.2. COMMON AREA MAINTENANCE EXPENSES. (a) Tenant agrees to pay to Landlord each Lease Year, in the manner hereinafter provided, Tenant's proportionate share of all costs and expenses (the "Common Area Maintenance Expenses") of every kind and nature paid or incurred by Landlord, or for which Landlord is obligated, during each Lease Year, for operating, equipping, policing and protecting, heating, air conditioning, providing sanitation and sewer and other services, lighting, insuring, repairing, replacing and maintaining (i) the common areas, and (ii) all buildings and roofs within the Retail Development, and (iii) all other areas, facilities and buildings used in connection with the maintenance and/or operation of, and whether located within or outside of, the Retail Development, including without limitation, all roads and driveways serving the Retail Development which are maintained or repaired by Landlord or at Landlord's expense. The Common Area Maintenance Expenses shall include, but are not limited to, costs and expenses of: water, gas, sewage, electricity, refuse disposal, air conditioning, heating and other utilities (without limitation), including all usage, service, hook-up, connection, availability and/or standby fees or charges pertaining to same, and the utility costs; illumination and maintenance of signs, whether located on or off the Retail Development property; salaries of all management, personnel; maintenance, repair and replacement of directories, electronic or otherwise, cleaning, lighting, snow removal and landscaping; security control and fire protection; uniforms for maintenance, administrative and security personnel for the Retail Development; management fees; maintenance for wooded areas, retention ponds, wetlands, rivers and riverbank areas; premiums for insurance to the extent maintained by Landlord, for liability, casualty and property damage, including, without limitation, insurance against vandalism, plate glass breakage, fire and extended coverage insurance and such other coverage as determined by Landlord, and liability for defamation and claims of false arrest occurring in and about such areas; personal property taxes; maintaining and replacing the equipment, if any, supplying music to such areas; the reasonable depreciation of equipment used in the operation and maintenance of such areas; total compensation and benefits (including premiums for workers' compensation and other insurance) paid to or on behalf of persons involved in the performance or administration/technical support of the work specified in this Section 5.2; repair, maintenance and

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
cleaning of such areas; operation, repair, maintenance and reasonable depreciation of all temporary and permanent utility systems for the Retail Development, including, without limitation, heating, ventilating and air conditioning systems (HVAC systems), gas system(s), plumbing system(s), electrical equipment and irrigational pumping system(s); operation, repair, maintenance and reasonable depreciation of emergency water and sprinkler main system(s) and security alarm system(s); operation maintenance, repair and replacement of mechanical equipment including any automatic door openers, elevators, escalators, lighting fixtures (including replacement of poles, tubes and bulbs) and all other items of equipment used in connection with such areas; paper supplies in restrooms located in or about such areas, cleaning, lighting striping and landscaping, curbs, gutters, sidewalks, drainage and irrigation ditches, conduits, pipes and canals serving the Retail Development; and there shall also be added to the foregoing costs and expenses an amount equal to [***] of the total of all of the ongoing costs and expenses as Landlord's administrative fee. As stated throughout this Lease, whenever Tenant is obligated to pay its "proportionate share" of a cost, expense or Taxes (as hereinafter defined) such share shall be based on gross leased and occupied floor area in the Shopping Center, and Tenant's proportionate share shall be that fraction, the numerator of which is the total square footage of floor area in the Leased Premises, and the denominator of which is the total square footage of gross leased and occupied floor area (including the Leased Premises) in the Shopping Center. As used throughout this Lease, the "gross leased and occupied floor area" in effect for the whole of any Lease Year shall be the average of the gross leased and occupied floor area in effect on the first day of each calendar month in such Lease Year.

     Prior to the proration of such Common Area Maintenance Expenses to Tenant, there shall be deducted from the total of such Common Area Maintenance Expenses any amounts specifically contributed by the Major Tenants toward such Common Area Maintenance Expenses. It is further agreed that in no event shall Tenant be obligated for the capital costs of initially constructing the Retail Development or the capital costs of subsequent expansion construction for the Retail Development (i.e., adding new Major Tenants to the development or expanding the Shopping Center or the common areas). Notwithstanding anything contained in this Lease to the contrary, the following shall be excluded from Common Area Maintenance Expenses in calculating Tenant's proportionate share: (i) the capital costs of initially constructing the Retail Development or the capital costs of subsequent expansion construction for the Retail Development; (ii) executive salaries (employees senior to management personnel); (iii) leasing commissions and the expense of preparing leases; (iv) debt service and amortization under any mortgage encumbering the Shopping Center and charges and fees incurred by Landlord in connection with the procurement and recording of such mortgages or rental under any ground lease or other underlying lease; (v) the costs of Landlord's Work in connection with preparing any tenant's space
(vi) any costs for which Landlord is reimbursed by insurance proceeds or condemnation awards; (vii) costs for which Landlord is reimbursed by individual tenants of the Shopping Center (viii) to the extent that any employee of Landlord performs work or services other than for the Retail Development, the portion of his salary allocable to work not performed in connection with the Retail Development; (ix) the costs of correcting defects in or inadequacies of the initial design or construction of the Shopping Center, or repair and/or replacement of any of the original materials or equipment required as a result of such defects or inadequacies; (x) any expense resulting from the negligence of Landlord, its agents, servants or employees, or any expense incurred as a direct result of Landlord's failure to use reasonable efforts to minimize expenses to the extent possible without detracting from the standards of a first class Shopping Center; (xi) the cost of any repair to remedy damage caused by or resulting from the negligence of any other tenant(s) in the Shopping Center, including their agents, servants or employees; (xii) repairs or other work occasioned by casualty or the exercise of the right of eminent domain; (xiii) expenses incurred in build out, renovation or other improvement or decoration, painting or redecoration of any leasable area; (xiv) costs incurred due to the violation by Landlord or any tenant or occupant of any term or condition of any lease or rental arrangement covering space in the Shopping Center; (xv) any interest or penalties incurred as a result of Landlord's failure to pay any bill as the same shall become due; (xvi) any and all costs associated with the operation of the business of the entity which constitutes Landlord, intending by this exclusion to distinguish the costs of operation of the common areas (excluded items shall specifically include but shall not be limited to formation of the entity, internal accounting and legal matters, including, but not limited to preparation of tax returns and financial statements and gathering of data therefor, costs of defending any lawsuits, except as the actions of Tenant may be an issue, costs of selling, syndication, financing mortgaging or hypothecating any of Landlord's interest in the


*** Confidential treatment requested.


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
Shopping Center, and costs of any disputes between Landlord and its employees);
(xvii) advertising and promotional expenditures or customer services, (xviii) costs, fines, or fees incurred by Landlord due to violations of any federal, state or local law, statute or ordinance, or any rules, regulations, judgment or decree of any governmental rule or authority; (xix) the cost of any work or services performed for any facility other than the Shopping Center. Replacements of existing improvements, facilities, and equipment (including, by way of example, parking lot repairs, structural repairs, replacement of HVAC or mechanical equipment) otherwise chargeable as Common Area Maintenance Expenses having a useful life of more than one year shall be amortized over the useful life of the replacement, and only the reasonably amortized portion thereof shall be included in Common Area Maintenance Expenses.

     Tenant's proportionate share of Common Area Maintenance Expenses from the Commencement Date through December 31, 2000 shall not exceed [***] per square foot of floor area in the Leased Premises per Lease Year (proportionately reduced for a partial Lease Year). From January 1, 2001 through December 31, 2001. Tenant's proportionate share of Common Area Maintenance Expenses shall not exceed [***] per square foot of floor area in the Leased Premises per Lease Year (proportionately reduced for a partial Lease Year). Beginning January 1, 2002 and continuing through the expiration of the Original Term and Option Period, if any, Tenant's proportionate share of Common Area Maintenance Expenses shall not be increased by more than [***] per Lease Year.

     It is hereby agreed that at such times as there are tenants occupying less than eighty-five percent (85%) of the gross leasable floor area of the Shopping Center, Tenant's proportionate share of the foregoing Common Area Maintenance Expenses shall be computed as if the Shopping Center were eight-five percent (85%) leased and occupied.

     (b) Tenant's proportionate share of such Common Area Maintenance Expenses for each Lease Year shall be paid in advance, in equal monthly installments, in the same manner and at the same time as the monthly installments of Minimum Rent are payable hereunder without deduction, offset or diminution of any kind, based on an amount estimated in advance from time to time by Landlord to be Tenant's obligation under this Section 5.2. Notwithstanding the above, in the event Landlord at any time determines that the amount of Common Area Maintenance Expenses actually being paid or incurred by Landlord exceeds the estimate upon which Tenant's proportionate share of Common Area Maintenance Expenses was computed, then Tenant, following a request from Landlord, shall commence to pay with the next monthly installment of Minimum Rent due an amount sufficient to result in Tenant's paying its full proportionate share of Common Area Maintenance Expenses as computed on the basis of Landlord's revised estimate of Common Area Maintenance Expenses. Subsequent to the end of each Lease Year, Landlord shall furnish Tenant with a statement of the actual amount of Tenant's proportionate share of such Common Area Maintenance Expenses for such period which statement shall be in reasonable detail, provided, however, Landlord shall be permitted to describe areas of expenditure by category and shall not be obligated to enumerate each specific expenditure. Upon Tenant's written request therefore, but no more frequently than once per Lease Year, Landlord shall provide Tenant written evidence substantiating up to three (3) particular items included in Tenant's share of Common Area Maintenance Expenses. Landlord shall make reasonable good faith efforts to answer or resolve Tenant's legitimate questions about the Common Area Maintenance Expenses.

     If the total amount paid by Tenant under this Section 5.2 for any Lease Year shall be less than the actual amount due from Tenant for such Lease Year as shown on such statement, Tenant shall pay Landlord the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid within thirty (30) days after the furnishing of each such statement, and if the total amount paid by Tenant hereunder for any such Lease Year shall exceed the actual amount due from Tenant for such Lease Year, such excess shall be credited against the next installment due from Tenant to Landlord under this Section 5.2.


*** Confidential treatment requested.

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
                                   ARTICLE VI

                            REPAIRS AND MAINTENANCE

     SECTION 6.1. REPAIRS AND MAINTENANCE BY LANDLORD. Landlord agrees to keep in good order, condition and repair the roof (including keeping the roof watertight), foundations, exterior (including exterior painting and finish), all structural portions of the Leased Premises (and of the building in which the Leased Premises are located) and all plumbing and utility lines not exclusively serving the Leased Premises. Should any repairs, modifications or alterations be required by reason of applicable law, the same shall be made by Landlord at Landlord's cost and expense unless the need for such repairs, modifications or alterations shall result from Tenant's failure to perform its obligations under this Lease or from Tenant's use of the Leased Premises for other than general merchandising purposes. In addition, for the first twelve (12) months only following the Delivery of Possession Date, Landlord shall, upon written notice from Tenant of the necessity therefor, correct any defects in Landlord's Work within the Leased Premises. All costs and expenses incurred by Landlord under this Section 6.1 shall be included in Common Area Maintenance Expenses, other than costs and expenses for Landlord's correction of defects in Landlord's Work or other amount that may be excluded as Common Area Maintenance Expenses pursuant to a specific exclusion contained in Section 5.2 hereof.

     SECTION 6.2. REPAIRS AND MAINTENANCE BY TENANT. (a) Except for the repairs and maintenance that Landlord is specifically obligated to make or perform pursuant to Section 6.1 above, throughout the entire Term of this Lease, Tenant, at its expense, shall promptly make all repairs and replacements and perform maintenance in and to the Leased Premises and all equipment and fixtures therein or appurtenant thereto, that are necessary or desirable in order to keep the Leased Premises in good order, condition and repair and in safe, dry and tenantable condition. Without limiting the generality of the foregoing, Tenant, at its expense, shall maintain and promptly make any and all necessary repairs to or replacements of: (i) that portion of any pipes, lines, ducts, wires or conduits that exclusively serve the Leased Premises; (ii) the glass windows, plate glass doors, and all fixtures or appurtenances composed of glass that are located in or about the Leased Premises; (ii) Tenant's signs;
(iv) the floors and floor coverings, doors and door frames, windows and window frames, walls, storefront including security gates, grilles or enclosures, locks and closing devices, partitions and ceilings in the Leased Premises; (v) heating, ventilating, air conditioning, electrical and plumbing system(s) equipment and fixtures (whether contained within or outside the Leased Premises) which are installed by Tenant or which exclusively serve the Leased Premises; and (vi) the Leased Premises or any part of the Shopping Center when repairs thereto are necessitated by any act or omission (negligent or otherwise) of Tenant or any of Tenant's agents, employees or invitees, or by the failure of Tenant to perform any of its obligations under this Lease. Notwithstanding the foregoing, Landlord shall be responsible for repairs and maintenance necessitated by the negligence or intentional acts of Landlord, its agents or employees. Notwithstanding any contrary provision of this Article VI, Tenant, at its expense, shall make any and all repairs to the Leased Premises as may be necessitated by any break-in, forcible entry or other trespass into or upon the Leased Premises, regardless of whether or not such entry and damage is caused by the negligence or fault of Tenant or occurs during or after business hours. Tenant, at its expense, shall change all air conditioning filters at lease five (5) times per year and shall have the air conditioning system professionally inspected and generally serviced at lease twice per year.

     (b) Tenant shall keep and maintain the Leased Premises in a clean, sanitary and safe condition in accordance with the laws of the State and in accordance with all directions, rules and regulations of the health officer, building inspector, the National Fire Protection association and any other officials of the governmental agencies having jurisdiction, at the sole cost and expense of Tenant, and Tenant shall comply with all requirements of laws, ordinances, rules, regulations and orders of any lawful authority having jurisdiction affecting the Leased Premises or Tenant's use thereof. Tenant, at its expense, shall install and maintain fire extinguishers and other fire protection devices as may be required by reason of the conduct of Tenant's business, from time to time by any agency having jurisdiction or the underwriters insuring the building in which the Leased Premises are located. If any bureau, department or official of the Federal or State government requires or recommends the installation of any changes, modifications or alterations in the sprinkler system or additional sprinkler heads or other equipment (hereinafter in this subsection (b) collectively

     "changes") by reason of Tenant's business, or the location of partitions, trade fixtures, or other contents of the Leased Premises, or for any other reason, or if any such changes become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rates set by any fire insurance company, Tenant, at Tenant's expense, shall promptly make such changes as required.

          (c) Tenant agrees that Tenant's use of electrical current will at no time exceed the capacity of the electric distribution system and that Tenant will not make any alteration or addition to Tenant's electrical system without Landlord's prior written consent. If Tenant installs any electrical equipment that overloads the electrical lines in the Leased Premises or the Retail Development, Tenant shall, at Tenant's sole cost and expense, be required to make whatever changes to such electrical equipment and in the electric wiring in the Leased Premises (but only after obtaining Landlord's written approval) as may be necessary in order to remedy such overloading and be in compliance with all insurance and legal requirements. All changes required to be made hereby shall result in the continued conformance with the provisions of Exhibit D and this Lease.

          (d) If Tenant refuses or neglects to properly maintain the Leased Premises, or to commence or to complete repairs promptly and adequately, or if Landlord finds it necessary to make any repairs or replacements otherwise required to be made by Tenant, then Landlord may, after ten (10) days prior written notice to Tenant (except in the event of an emergency in which event no notice shall be required) with Tenant having the opportunity to cure or to commence to cure during such ten (10) day period (in which event Landlord shall not take action so long as Tenant is diligently pursuing such cure to completion), in addition to all other remedies, but without obligation to do so, enter the Leased Premises and proceed forthwith to have such maintenance, repairs or replacements made and Tenant shall pay to Landlord, on demand, the cost and expenses therefor plus a charge of fifteen percent (15%) of such costs and expenses.

                                  ARTICLE VII

                                     TAXES

          SECTION 7.1. TAX LIABILITY.   Tenant agrees to pay to Landlord
Tenant's proportionate share of all taxes and assessments and service payments in lieu of taxes of every nature and kind which may be levied or assessed by, or payable to, any lawful authority during or with respect to each fiscal tax year falling in whole or in part during the Term of this Lease against any or all or any part of the land, buildings and improvements comprising the Retail Development and any other taxes which Landlord becomes obligated to pay with respect to the Retail Development, whether or not the same are assessed as real or personal property or are payable in advance or in arrears (the "Taxes"). If due to a future change in the method of taxation, any tax, excise or assessment shall be levied or assessed against Landlord, directly or indirectly, in lieu of, in substitution for or as a supplement to any present Taxes or future (real estate or personal property) tax, in whole or in part, including any new tax, excise or assessment upon rentals payable to Landlord by occupants of the Retail Development or upon gross receipts or other income of Landlord derived by Landlord from or upon the interest in the Retail Development of Landlord (or any individuals or entities comprising Landlord), such tax, excise or assessment shall constitute a tax respecting which Tenant is obligated to pay its proportionate share to Landlord as provided herein. If any Taxes or assessed valuation(s) are contested by Landlord, then Tenant's proportionate share of Taxes shall also include Tenant's proportionate share of the cost and expense of consultation services incurred in evaluating and contesting such Taxes or assessed valuation(s).

          The term "Taxes" shall also include any form of assessment, special assessment, license fee, license tax, business license fee, business license tax, commercial rental tax, levy, charge, tax or similar imposition, imposed by any authority having the direct power to tax, including without limitation any city, county, State or Federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district or any other agency or other public body, whether or not consented to or joined in by Landlord and whether or not retroactive, payable by Landlord thereof as against the land and improvements comprising, or any legal or equitable interest of the Landlord in, the Retail Development. Notwithstanding anything to the contrary contained in this Section 7.1, Tenant shall not be obligated, pursuant to this
Section 7.2, to pay Landlord its proportionate share of any inheritance, estate, succession, transfer, gift or franchise tax, levy assessment or surcharge that may be imposed on Landlord or the individuals or entities which constitute the partners of the partnership which is Landlord, unless the same is imposed by way of substitution for all or any part of the "Taxes" otherwise required to be paid in whole or in part by Tenant pursuant to this Lease; the foregoing shall not exempt or exclude from the Taxes to be prorated among Shopping Center tenants (including Tenant) levies, taxes, assessments or surcharges based on the rentals or other revenues or gross income of Landlord derived from the Shopping Center (as opposed to Landlord's net income) or other charges payable to Landlord by Tenant or other tenants in or occupants of the Shopping Center.

     SECTION 7.2. METHOD OF PAYMENT. Tenant's proportionate share of Taxes shall be paid, in advance, in monthly installments on or before the first day of each calendar month, in the same manner and at the same time as the monthly installments of Minimum Rent are payable hereunder without deduction, offset or diminution of any kind, based on an amount estimated by Landlord. Following receipt of all bills for Taxes attributable to any calendar or fiscal year during the Term hereof, Landlord shall furnish Tenant with a written statement of the actual amount of Tenant's proportionate share of Taxes for such year. If any bill for any such Taxes is not available, Landlord will estimate the amount of such tax. If the total amount paid by Tenant hereunder for any calendar or fiscal year during the Term of this Lease shall be less than the actual amount due from Tenant for such year, as shown on such statement, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid within thirty (30) days after demand therefor by Landlord; and if the total amount paid by Tenant hereunder for any such calendar or fiscal year shall exceed such actual amount due from Tenant for such year, such excess shall be credited against the next installment of Taxes due from Tenant to Landlord hereunder. For the calendar or fiscal years in which this Lease commences and terminates, Tenant's liability for its proportionate share of any Taxes for such years shall be subject to a pro rata adjustment based on the number of days of said calendar or fiscal years during which the Term of this Lease is in effect. A copy of any such bill for Taxes shall at all times be sufficient evidence of the amount of Taxes assessed or levied against the property to which such bill relates. Prior to or at the commencement of the Term of this Lease and from time to time thereafter throughout the Term hereof, Landlord shall notify Tenant in writing of Landlord's estimate of Tenant's monthly installments due hereunder. Tenant's obligations under this Article VII shall survive the Expiration Date or sooner termination of this Lease.


                                  ARTICLE VIII

                       INSURANCE, INDEMNITY AND LIABILITY

     SECTION 8.1. LANDLORD'S INSURANCE OBLIGATIONS. Landlord agrees to obtain and maintain during the Term hereof, to the extent the same is available, fire and extended coverage insurance, in amounts and coverages and with such special endorsements as Landlord shall determine from time to time, insuring the building in which the Leased Premises are located and the improvements to the Leased Premises provided by Tenant pursuant to this Lease (exclusive of Tenant's merchandise, trade fixtures, furnishings, equipment, plate glass, signs and personal property of Tenant). Landlord shall also carry rental interruption insurance in amounts at least equal to [***]. Landlord will maintain during the Term of this Lease, commercial general liability insurance, insuring against any and all claims for personal injury, bodily injury, death, or property damage, accruing in, on or about the common areas and other portions of the Shopping Center not leased to tenants, with limits of not less than [***] with respect to bodily injury and death and [***] with respect to property damage. Further Landlord shall maintain fire and extended coverage insurance insuring the improvements located within the Shopping Center (except for Tenant's trade fixtures, furnishings, operating equipment and personal property) for [***] of the full replacement cost thereof. Tenant acknowledges that such coverage may be provided pursuant to a blanket policy for centers managed by Managing Agent (as defined in Section 20.22 hereof). Tenant shall reimburse Landlord for its proportionate share of the insurance

*** Confidential treatment requested.


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
costs incurred by Landlord under this Section 8.1 as part of Tenant's Common Area Maintenance Expenses as provided in Section 5.2 hereof.

     SECTION 8.2. TENANT'S INSURANCE OBLIGATIONS. (a) Provided Tenant is the Tenant named on the Recital Page and a wholly-owned subsidiary of the Guarantor, if any, and Tenant's and Guarantor's, if any, combined net worths are or Tenant's net worth is at least equal to [***]. Tenant shall have the right to self-insure for any loss or damage of the type covered by standard fire and extended coverage insurance with respect to personal property located on or within the Leased Premises including alterations and improvements made by Tenant to the extent the same are not covered by Landlord's fire and extended coverage insurance. Tenant and Guarantor shall at their sole expenses, without regard to fault on the part of any person, make and perform any repairs or restorations which are required as a result of a casualty which would be covered by insurance of the type described in this Section 8.2(a). Tenant, at Tenant's sole cost and expense, shall obtain and maintain in effect commencing with the Delivery of Possession Date and continuing throughout the Term of this Lease, insurance policies providing for the following coverage: (i) all risk property insurance against fire, theft, vandalism, malicious mischief, sprinkler leakage and such additional perils as now are or hereafter may be included in a standard extended coverage endorsement from time to time in general use in the State, insuring Tenant's merchandise, trade fixtures, furnishings, equipment and all items of personal property of Tenant and of anyone claiming by, through or under Tenant located on or in the Leased Premises, and the amount of such insurance will be set forth in an "agreed value endorsement" to the policy of such insurance, not less than [***] of the full replacement value thereof without deduction for depreciation, and with a deductible amount of not more than [***], provided, however, any and all proceeds of such insurance, so long as this Lease shall remain in effect, shall be used only to repair or replace or pay for the items so insured; (ii) a commercial general liability policy, including insurance protecting against any and all claims for injury to persons or property occurring in or about the Leased Premises and protecting against assumed or contractual liability under this Lease with respect to the Leased Premises and the operations of Tenant and any subtenant of Tenant in, on or about the Leased Premises, with such policy to be in the minimum amount of [***] single limit coverage; (iii) products liability insurance for merchandise offered for sale or lease from the Leased Premises, including (if this Lease covers leased premises in which food and/or beverages are sold and /or consumed) liquor liability coverage (if applicable to Tenant's business) and coverage for liability arising out of the consumption of food and/or alcoholic beverages on or obtained at the Leased Premises, of not less than [***] per occurrence for personal injury and death and property damage; (iv) workers' compensation coverage as required by law; (v) with respect to alterations, improvements and the like required or permitted to be made by Tenant hereunder, contingent liability and builders risk insurance in amounts satisfactory to Landlord; and (vi) the insurance required under Exhibit D.

     (b) All insurance policies herein to be procured by Tenant shall: (i) be issued by insurance companies reasonably satisfactory to Landlord and authorized to do business in the State; (ii) be written as primary policy coverage and non-contributing with respect to any coverage which Landlord may carry and that any coverage carried by Landlord shall be excess insurance; (iii) insure and name Landlord, Landlord's managing agent, any mortgagee of the Shopping Center and any parties in interest designated by Landlord as additional insured, as their respective interests may appear (except with respect to workers' compensation insurance); and (iv) contain any express waiver of any right of subrogation by the insurance company against Landlord, Landlord's managing agent and their respective agents, employees and representatives which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives. Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to Tenant's insurance coverage, shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease. With respect to each and every one of the insurance policies herein required to be procured by Tenant, on or before the Commencement Date and at least thirty (30) days before any such insurance policy shall expire, Tenant shall deliver to Landlord upon Landlord's written request a duplicate original or certified copy of each such policy or a certificate of the insurer, certifying that such policy has been issued, providing the coverage required by this Section 8.2 and containing provisions specified herein, together with evidence of payment of all applicable premiums. Any insurance required to be carried hereunder may be carried under a blanket policy covering the Leased Premises and other locations



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
of Tenant. Each and every insurance policy required to be carried hereunder by or on behalf of Tenant shall provide (and any certificate evidencing the existence of each such insurance policy shall certify) that, unless Landlord shall first have been given thirty (30) days' prior written notice thereof, the insurer will not cancel, materially change or fail to renew the coverage provided by such insurance policy. The term "insurance policy" as used herein shall be deemed to include any extensions or renewals of such insurance policy. In the event that Tenant shall fail to promptly furnish any insurance coverage hereunder required to be procured by Tenant, Landlord, at its sole option, shall have the right after ten (10) days prior written notice to Tenant to obtain the same and pay the premium therefor for a period not exceeding one (1) year in each instance, and the premium so paid by Landlord shall be immediately due and payable by Tenant to Landlord as additional rent.

     (c) Tenant shall not do or permit to be done any act or thing upon the Leased Premises that will invalidate or be in conflict with fire insurance policies covering the building containing the Leased Premises or any part thereof, including all common areas, or fixtures and property therein, or any other insurance policies or coverage referred to above in this Article VIII; and Tenant shall promptly comply with all rules, orders, regulations, or requirements relating to such insurance policies, and shall not do, or permit anything to be done, in or upon the Leased Premises, or bring or keep anything therein, which shall increase the rate of fire insurance on the building in which the Leased Premises are located or on any property, including all common areas, located therein, or increase the rate or rates of any other insurance referred to hereinabove. If any act or omission of Tenant, its agents, employees or contractors shall result in any increase in the premium rates applicable to any such insurance policies carried by Landlord, or other increased costs to Landlord in connection therewith, then Tenant shall reimburse Landlord on demand as additional rent for the amount of any such increased rates or costs. In particular, if Tenant uses the "Leased Premises for the preparation of food, Tenant shall reimburse Landlord on demand, for any part of the premium for insurance coverage under Section 8.1 hereof required to be paid on account of such use of the Leased Premises.

     SECTION 8.3. MUTUAL COVENANT. Notwithstanding any provision of this Lease to the contrary, Landlord and Tenant each hereby releases the other, its officers, directors, employees, and agents from any and all liability or responsibility for any loss, damage or injury caused by fire or other casualty for which insurance containing a waiver of subrogation is carried by the injured party at the time of such loss, damage or injury regardless of the extent of any recovery by the injured party under such insurance. Both parties agree to carry casualty insurance containing such waiver of subrogation.

     Additionally, during any time when Tenant is self-insuring its insurance obligations hereunder, Tenant hereby releases the Landlord, its officers, directors, employees and agents from any and all liability or responsibility for any loss, damage or injury caused by fire or other casualty, even if such loss, damage or casualty is caused in whole or in part by Landlord or by any party for whom Landlord may be responsible.

     SECTION 8.4. COVENANT TO HOLD HARMLESS. Except with respect to the gross negligence or wilful misconduct of Landlord, its agents or employees (unless covered or required to be covered by Tenant's insurance). Tenant hereby indemnifies and agrees to hold harmless Landlord, its officers, directors, partners, employees and agents and any mortgagee or master lessor of the Shopping Center, from and against any and all claims, actions, damages, liabilities, costs and expenses, including attorneys' fees, that (i) arise from or are in connection with the possession, use, occupancy, management, repair, maintenance or control of the Leased Premises, or any portion thereof, or (ii) arise from or are in connection with any negligent or wrongful act or omission of Tenant or Tenant's agents, employees, contractors, licensees or invitees, or
(iii) result from any default, breach, violation or nonperformance of this Lease or any provision hereof by Tenant, or (iv) result from injury to person or property or loss of life sustained in the Leased Premises or outside of the Leased Premises resulting from acts or omissions within the Leased Premises. Tenant shall, at its own cost and expense, defend any and all actions, suits and proceedings which may be brought against Landlord or any mortgagee or master lessor of the Shopping Center with respect to the foregoing. Tenant shall pay, satisfy and discharge any and all judgments, orders and decrees which may be received against Landlord or any such mortgagee or master lessor in connection with the foregoing. In the event Landlord or any other party so indemnified, shall, without fault, be made a party to any litigation commenced by or against Tenant, or if Landlord or any such party shall, in its sole

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discretion, intervene in such litigation to protect its interest hereunder, then
Tenant shall protect and hold them harmless and shall pay all costs, expenses and attorneys' fees incurred or paid by such party(ies) in connection with such litigation.

      Landlord hereby indemnifies and agrees to save harmless Tenant, its officers, directors, partners, employees and agents from and against any and all claims, actions, damages, liabilities, costs and expenses including attorneys' fees, in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in the common areas of the Shopping Center unless caused by the negligence or default of Tenant, its agents, contractors, employees, officers, directors, partners, subtenants or concessionaires.

      SECTION 8.5. LOSS AND DAMAGE. All Tenant's property of every kind and description which may at any time be in the Leased Premises shall be kept at Tenant's sole risk, and Landlord shall not be liable except to the extent resulting from the negligence or intentional acts of Landlord, its agents or employees to Tenant, its agents, employees or customers, for any damage, loss, compensation, accident, or claims whatsoever resulting to Tenant or its property from the necessity of repairing any portion of the Shopping Center; any interruption in the use of the Leased Premises; the use or operation (by Landlord, Tenant, or any other person or persons whatsoever) of any elevators, heating, cooling, electrical or plumbing equipment or apparatus; the termination of this Lease by reason of the destruction of the Leased Premises; any fire, robbery, theft, or any other casualty; any leakage in any part or portion of the Leased Premises or the Shopping Center; any water, wind, rain or snow that may leak into, or flow from part of the Leased Premises or the Shopping Center; any acts or omissions of any occupant of any space adjacent to or adjoining all or any part of the Leased Premises or any part of the building of which the Leased Premises are a part; any explosion, casualty, utility failure or malfunction, or falling plaster; the bursting, stoppage or leakage of any pipes, sewer pipes, drains, conduits, appliance or plumbing works; or any other cause whatsoever.


                                   ARTICLE IX

                         DESTRUCTION OF LEASED PREMISES


      SECTION 9.1. CONTINUANCE OF LEASE. In the event of any damage to the Leased Premises by fire or other casualty, this Lease shall not be terminated or otherwise affected; except that, (a) if more than twenty-five percent (25%) of the square footage of the Leased Premises shall be damaged by any such fire or other casualty during the last three (3) years of the Term of this Lease (not including any Option Periods) or during any renewal or extension of the Term hereof and the cost of repair or restoration exceeds One Million and 00/100ths Dollars ($1,000,000.00) as estimated by Landlord, or (b) if Landlord is unable to rebuild any portion of the building in which the Leased Premises are located or of the Shopping Center due to any inability (after Landlord uses commercially reasonable efforts) to obtain any required governmental approval in connection therewith, or (c) if more than thirty-five percent (35%) of the floor area of the building in which the Leased Premises are located or of the Shopping Center shall be damaged or destroyed by fire or other casualty, or (d) if twenty-five percent (25%) or more of the building in which the Leased Premises are located or if twenty-five percent (25%) or more of the Shopping Center or the Leased Premises shall be damaged or destroyed at any time by the occurrence of any risk not insured under the insurance required to be carried under Article VIII hereof, then Landlord shall have the option to terminate this Lease within seventy-five (75) days following the occurrence of such fire or other casualty by giving written notice to Tenant during such period. In the event Landlord exercises any of the foregoing options to terminate, this Lease shall immediately terminate upon Landlord's written notice to Tenant and (i) the entire proceeds of the insurance provided for in Section 8.1 hereof shall be paid by the insurance company or companies directly to Landlord and shall belong to, and be the sole property of Landlord, (ii) the portion of the proceeds of the insurance provided for in Section 8.2 which is allocable to equipment, fixtures and other items, which, by the terms of this Lease, rightfully belong to Landlord upon the termination of this Lease by whatever cause, shall be paid by the insurance company or companies directly to Landlord, and shall belong to, and be the sole property of, Landlord, and (iii) Landlord and Tenant shall be relieved from any and all further liability or obligation accruing under this Lease from and after the date of such termination.

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     Further, if Landlord cancels this Lease by virtue of the fact that it is during the last three years of the Lease term, Tenant may nullify Landlord's cancellation within thirty (30) days after receipt thereof by giving notice to Landlord that Tenant elects to extend the term of the Lease pursuant to any such right contained in this Lease, in which event the parties shall proceed to restore in accordance with Section 9.2.

     SECTION 9.2. RECONSTRUCTION. If the Leased Premises are damaged by fire or other casualty and this Lease is not terminated in accordance with Section 9.1 hereof, then all fire and extended coverage insurance proceeds from policies carried pursuant to Section 8.1 hereof, however recovered, shall be held in escrow and made available for payment of the cost of repairing, replacing and rebuilding the Leased Premises. Within seventy (75) days after the casualty Landlord shall provide Tenant with a good faith estimate of the date on which the reconstruction of the Leased Premises will be completed. The Minimum Rent and other charges payable by Tenant to Landlord shall be abated in proportion to the floor area of the Leased Premises rendered untenantable, and the Sales Break Point shall likewise be proportionately reduced. Payment of Minimum Rent and all other charges so abated shall commence and Tenant shall be obligated to reopen for business ninety (90) days following the date that Landlord advises Tenant that the Leased Premises are tenantable and Landlord has substantially completed Landlord's Reconstruction Work, unless Tenant opens at an earlier time in the damaged area or remains open in such area following destruction or damage, in which event there shall be no abatement or any such abatement shall terminate as of the date of Tenant's earlier reopening. Landlord shall be obligated to commence Landlord's Reconstruction Work and shall diligently pursue the completion of Landlord's Reconstruction Work and shall cause the same to be completed as soon thereafter as possible under the attendant circumstances, but in any event all such Landlord's Reconstruction Work shall be completed and the Leased Premises reopened for business within one hundred eighty (180) days following such fire or casualty. After Landlord has completed Landlord's Reconstruction Work, Tenant shall commence Tenant's Reconstruction Work, at its expense. Tenant shall comply with all laws, ordinances and governmental rules or regulations, and shall perform all work or cause such work to be performed with due diligence and in a first-class manner. All permits required in connection with said repairs, restoration and reconstruction shall be obtained by Tenant at Tenant's sole cost and expense. Any amount expended by Tenant in excess of any insurance proceeds received by Tenant shall be the sole obligation of Tenant. Landlord shall reconstruct such Leased Premises in accordance with the working drawings originally approved by Landlord or with (at Landlord's sole election) new drawings prepared by Tenant and acceptable to Landlord and Tenant ("Landlord's Reconstruction Work"). In no event shall Landlord be required to repair or replace Tenant's merchandise, trade fixtures, furnishings or equipment. If Landlord repairs or rebuilds, Tenant, at Tenant's sole cost, shall repair or replace Tenant's merchandise, trade fixtures, furnishings and equipment in a manner and to at least a condition equal to that prior to the damage or destruction thereof ("Tenant's Reconstruction Work"). Except as may be specifically set forth in this Article IX, Landlord shall not be liable or obligated to Tenant to any extent whatsoever by reason of any fire or other casualty damage to the Leased Premises, or any damages suffered by Tenant by reason thereof, or the deprivation of Tenant's possession of all or any part of the Leased Premises.

     In the event Landlord has not commenced restoration or rebuilding of the Leased Premises within ninety (90) days of the date of such fire or casualty loss, or if the Leased Premises are not restored/rebuilt to its former condition prior to such fire or casualty loss within one hundred eighty (180) days of the date of such fire or casualty loss, Tenant will have the right, in either case, to terminate this Lease by providing Landlord notice of such election and Tenant will vacate and surrender the Leased Premises pursuant to
Section 17.1.

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                                   ARTICLE X

                                  CONDEMNATION

     SECTION 10.1. EMINENT DOMAIN. If fifty percent (50%) or more of the floor area of the Leased Premises shall be taken or condemned by any governmental authority (including, for purposes of this Article X, any purchase by such governmental authority in lieu of a taking), then either party may elect to terminate this Lease by giving notice to the other party not more than ninety (90) days after the date on which such title shall vest in the authority. If the parking facilities are reduced below the minimum parking requirements imposed by the applicable authorities, Landlord may elect to terminate this Lease by giving Tenant notice within one hundred eighty (180) days after such taking. In addition, if any Major Tenant shall terminate its lease with Landlord, pursuant to a taking of its store, Landlord may terminate this Lease by written notice to Tenant within ninety (90) days after notice to Landlord that such Major Tenant is terminating its lease. In the case of any taking or condemnation, whether or not the Term of this Lease shall cease and terminate, the entire award shall be the property of Landlord; provided, however, Tenant shall be entitled to any award as may be made for trade fixtures and other equipment (not including any Tenant's Work required or permitted under this Lease) which under the terms of this Lease would not have become the property of Landlord; further provided, that any such award to Tenant shall not be in diminution of any award otherwise to be made to Landlord in the absence of such award to Tenant.

     SECTION 10.2. RENT APPORTIONMENT. In the event of any taking or condemnation, the then current Minimum Rent, Sales Break Point and the square foot floor area in the Leased Premises as determined pursuant to Section 1.1 shall be apportioned as of the date when possession of the Leased Premises is required to be delivered to the condemning authority or termination of this Lease, as the case may be, and, if the Term of this Lease shall not have ceased and have been terminated as of said date, Tenant shall be entitled to a pro rata reduction in the Minimum Rent payable and Sales Break Point hereunder, or, if Tenant has prepaid Minimum Rent, Tenant shall be entitled to a pro rata credit for the Minimum Rent paid hereunder, based on the proportion which the floor area taken from the Leased Premises bears to the entire floor area of the Leased Premises immediately prior to such taking.

     SECTION 10.3. TEMPORARY TAKING. Notwithstanding anything to the contrary in this Article X, the requisitioning of the Leased Premises or any part hereof by military or other public authority for purposes arising out of a temporary emergency or other temporary situation or circumstances shall constitute a taking of the Leased Premises by eminent domain when the use or occupancy by the requisitioning authority is expressly provided to continue, or shall in fact have continued, for a period of one hundred eighty (180) days or more, and if this Lease is not thereafter terminated under the foregoing provisions of this Article X, then for the duration of any period of use and occupancy of the Leased Premises by the requisitioning authority, all the terms and provisions of this Lease and obligations of Tenant hereunder shall remain in full force and effect, except that the Minimum Rent and Sales Break Point shall be reduced in the same proportion that the floor area of the Leased Premises so requisitioned bears to the total floor area of the Leased Premises, and Landlord shall be entitled to whatever compensation may be payable from the requisitioning authority for the use and occupation of the Leased Premises for the period involved.

                                   ARTICLE XI

                  ASSIGNMENT, SUBLETTING AND ENCUMBERING LEASE

     SECTION 11.1. NO ASSIGNMENT, SUBLETTING OR ENCUMBERING OF LEASE. (a) Except as otherwise provided in this Article XI and notwithstanding any references to assignees, subtenants, concessionaires or other similar entities in this Lease, Tenant shall not (i) assign or otherwise transfer, or mortgage or otherwise encumber, this Lease, in whole or in part, or any of its rights hereunder, (ii) sublet the Leased Premises or any part thereof, or permit the use of the Leased Premises or any part thereof by any persons other than Tenant or its agents. Any such attempted or purported transfer, assignment, mortgaging or encumbering of this Lease or any of Tenant's interest




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hereunder and any attempted or purported subletting or grant of a right to use or occupy all or a portion of the Leased Premises in violation of the foregoing sentence, whether voluntary or involuntary or by operation of law or otherwise, shall be null and void and shall not confer any rights upon any purported transferee, assignee, mortgagee, or occupant, and shall, at Landlord's option, result in a "default" under this Lease. Nothing contained elsewhere in this Lease shall authorize Tenant to enter into any franchise, concession, license, permit, subtenancy, departmental operation arrangements or the like, except pursuant to the provisions of this Article XI.

         Notwithstanding anything to the contrary set forth in this Article XI, the following shall govern with respect to certain types of transfers, it being understood that Tenant shall have the right to assign, sublease or otherwise transfer its rights under this Lease provided that the conditions and requirements applicable to the particular assignment, sublease or other transfer that are specified in subparagraphs (A), (B), (C), OR (D) below are satisfied:

(A) INTRA-ORGANIZATIONAL TRANSFER: Tenant shall have the right, without Landlord's consent but with prior written notice to Landlord, to assign this Lease or sublet the Leased Premises to its parent corporation or any of its wholly-owned subsidiaries, or any affiliate or subsidiary of Tenant's parent corporation provided that Tenant shall at all times remain primarily obligated for the performance of the terms, covenants and conditions of this Lease.

(B) ASSIGNMENT AS PART OF A TRANSFER OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS OF TENANT (Same Use): Landlord's consent shall not be unreasonably withheld or delayed to an assignment of this Lease (by merger, consolidation or otherwise) or a sublease for all or any portion of the Leased Premises to another entity (the "Transferee") to which Tenant shall simultaneously be transferring all or substantially all of its stock or all or substantially all of its assets, provided that the following criteria are met: (1) Tenant shall not at the time of such transfer be in default under any of the terms, covenants and conditions of this Lease beyond any applicable grace period, (2) such Transferee shall agree in writing to perform all of the unperformed terms, covenants and conditions of this Lease, (3) Tenant shall at all times remain primarily obligated for the performance of the terms, covenants and conditions of this Lease and (4) the number of stores being transferred must consist of at least three (3) stores.

(C) ASSIGNMENT AS PART OF A TRANSFER OF LESS THAN ALL OR SUBSTANTIALLY ALL OF TENANT'S ASSETS (Same Use): Landlord shall not unreasonably withhold its consent to an assignment, sublease or other transfer ("Transfer") of this Lease to an entity to whom Tenant is transferring less than substantially all of Tenant's assets ("Transferee") provided that the following requirements and conditions shall be satisfied prior to any such Transfer: (i) at the time of such proposed Transfer, Tenant is not in default of any of the terms, covenants or conditions of this Lease and shall at such time be operating the Leased Premises pursuant to Article IV of this Lease; (ii) the proposed Transferee shall agree in writing to assume all of the terms, covenants and conditions to be performed by Tenant hereunder, including, but not limited to, the obligation to continue to operate the Leased Premises in accordance with Article IV of this Lease; (iii) effective as of the date of such Transfer, the applicable Minimum Rent as provided for in
Section 2.1 shall be increased to [***]; (iv) at the time of such Transfer, the proposed Transferee shall have a net worth equal to or greater than [***][in 1999 Dollars] as shown in current certified financial statements; and (v) the proposed Transferee has proven expertise and experience in operating and managing an entertainment use in a shopping center environment.

         In addition to Landlord's right to deny Tenant's proposed Transfer on the grounds that the items enumerated in (i) through (v) of Section 11.1(a)(C) have not been met, within fifteen (15) days after Landlord's receipt of notice from Tenant of its intention to complete the Transfer as provided for in this
Section 11.1(a)(C). Landlord may elect by notice (hereinafter called the "Same Use Recapture Notice") in writing to Tenant to terminate this Lease and recapture the Leased Premises, in which event this Lease shall automatically terminate on the ninetieth (90th) day (hereinafter called the "Same Use Recapture Date") following Tenant's receipt of the Recapture Notice with the same



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force and effect as if said Same Use Recapture Date had been designated as the expiration date of this Lease, and Landlord and Tenant shall upon such Same Use Recapture Date be released from any and all liabilities thereafter accruing hereunder, provided, however that Landlord shall be obligated to repay to Tenant [***] on or before the Same Use Recapture Date. All Minimum Rent, Percentage Rent and additional rent payable by Tenant hereunder shall be apportioned as of the Same Use Recapture Date and Tenant shall promptly pay to Landlord any amounts so determined to be due and owing by Tenant to Landlord, and conversely Landlord shall promptly reimburse Tenant for any amounts prepaid by Tenant for periods subsequent to the Same Use Recapture Date. Notwithstanding any Same Use Recapture Notice given to Tenant by Landlord within the aforesaid fifteen (15) day period, Tenant shall have the right within fifteen (15) days after its receipt of the Same Use Recapture Notice to give Landlord notice (hereinafter called the "Same Use Recision Notice") of its recision of its intention to assign, transfer or sublease, and upon Landlord's receipt of the Same Use Recision Notice the Same Use Recapture Notice previously given by Landlord shall be deemed null and void; in such event. Tenant shall not assign this Lease or sublet the Leased Premises as proposed in the notice of its intention to assign or transfer the Lease or sublet the Leased Premises.

(D) ASSIGNMENT WITH PROPOSED CHANGE IN USE: Landlord's consent to an assignment, transfer or sublease which results in a change in use shall not be unreasonably withheld provided that the following criteria are met:

     (i) the net worth of the assignee, transferee or sublessee shall be equal to or greater than [***] [in 1999 Dollars] as shown in current certified financial statements;

     (ii) the proposed assignee, transferee or sublessee has proven experience in the retail business to be conducted in the Leased Premises;

     (iii) the proposed assignment, transfer or sublease applies to the entire Leased Premises; and

     (iv) the business to be conducted in the Leased Premises shall (A) not violate an existing exclusive or restriction granted for the benefit of another tenant in the Retail Development or (B) complement the merchandising mix and program for the Retail Development being promoted at the time of the proposed assignment (i, ii, iii and iv being collectively referred to as the "Criteria").

     In the event Tenant proposes to assign its interest in this Lease or sublet the whole of the Leased Premises pursuant to the terms of this Section 11.1(a)(D), it shall, notwithstanding Section 11.1(c) to the contrary, first give thirty (30) days prior written notice thereof (hereinafter called the "Assignment/Subletting Notice") to Landlord together with all other information required pursuant to Section 11.1(c) hereof. In the event the proposed assignee is unacceptable to Landlord, because in Landlord's reasonable belief the Criteria have not been met, Landlord shall be permitted during the thirty (30) day period to reject the proposed assignment and Tenant shall remain liable under the Lease.

     In addition, within thirty (30) days after Landlord's receipt of an Assignment/Subletting Notice and such required and/or requested information from Tenant as provided in this Section 11.1(a)(D), Landlord may elect by notice (hereinafter called the "Recapture Notice") in writing to Tenant to terminate this Lease and recapture the Leased Premises, in which event this Lease shall automatically terminate on the ninetieth (90th) day (hereinafter called the "Recapture Date") following Tenant's receipt of the Recapture Notice with the same force and effect as if said Recapture Date had been designated as the expiration date of this Lease, and Landlord and Tenant shall upon such Recapture Date be released from any and all liabilities thereafter accruing hereunder, provided, however that Tenant shall be obligated to repay to Landlord the unamortized portion of the Tenant Allowance as provided for in
Section 3.3 hereof on or before the Recapture Date. All Minimum Rent, Percentage Rent and additional rent payable by Tenant hereunder shall be apportioned as of the Recapture Date and Tenant shall promptly pay to Landlord any amounts so determined to be due and owing by Tenant to Landlord, and conversely Landlord shall promptly reimburse Tenant for any amounts prepaid by Tenant for periods subsequent to the Recapture Date. Notwithstanding any Recapture Notice given to Tenant by Landlord within the aforesaid thirty (30) day period, Tenant shall have the right within fifteen (15) days after its receipt of the Recapture Notice to give Landlord notice (hereinafter called the "Recision Notice") of its recision of the


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Assignment/Subletting Notice, and upon Landlord's receipt of the Recision
Notice the Recapture Notice previously given by Landlord shall be deemed null and void; in such event, Tenant shall not assign this Lease or sublet the Leased Premises as proposed in its Assignment/Subletting Notice.

     (b) Except as otherwise provided herein, if Tenant is a corporation, the sale, issuance or transfer of any voting capital stock of Tenant or of any corporate entity which directly or indirectly controls Tenant (unless the Tenant is a corporation whose stock is publicly traded) which shall result in a change in the voting control of Tenant or the corporate entity which controls Tenant shall be deemed to be a prohibited assignment of this Lease within the meaning of this Article XI. If Tenant is a partnership or an unincorporated association, then the sale, issuance or transfer of a majority interest therein, or the transfer of a majority interest in or a change in the voting control of any partnership or unincorporated association or corporation which directly or indirectly controls Tenant, or the transfer of any portion or all of any general partnership or managing partnership interest, shall be deemed to be a prohibited assignment of this Lease within the meaning of this Article XI. Except as otherwise provided herein, the consent by Landlord to any assignment, transfer, or subletting to any party shall not be construed as a waiver or release of Tenant under the terms of any covenant or obligation under this Lease or as a waiver or release of Tenant under the terms of any covenant or obligation under this Lease or as a waiver or release of the non-assignability covenants in their future application, nor shall the collection or acceptance of Rent from any such assignee, transferee, subtenant or occupant constitute a waiver or release of Tenant of any covenant or obligation contained in this Lease.

          (i) Notwithstanding anything herein contained to the contrary, a sale or transfer of any voting capital stock of Tenant when caused by death (e.g., testamentary transfer) or for estate planning purposes (e.g. inter vivos trust) will not be deemed a prohibited assignment of this Lease.

          (ii) The provisions of this Section 11.1 (b) shall not be deemed to prohibit transfer of limited partnership interests among existing limited or general partners; however, if either general partner ceases to remain a general partner of Tenant such occurrence shall be deemed a prohibited assignment of this Lease under the meaning of this Article XI.

          (iii) In addition, Tenant may, without violating the provisions of this Article XI, and without consent of or notice to Landlord (i) sell or offer for sale its capital stock to the public in accordance with the qualifications or registration requirements of the state where Tenant is incorporated and the Securities Act of 1933, as amended or (ii) issue or transfer shares of Tenant's capital stock (whether or not such issuance or transfer results in a change in the persons comprising majority shareholders of Tenant) as part of a so-called "private placement".

     (c) Without conferring any rights upon Tenant not otherwise provided in this Article XI, should Tenant desire to enter into an assignment, sublease or transfer of this Lease or Tenant's rights hereunder, Tenant shall request in writing Landlord's consent to the assignment or, where consent is not required, provide Landlord prior written notice of the same at least fifteen (15) days before the proposed effective date of the assignment (or within such other timeframe as may be provided for herein for a specific type of assignment), providing the following: (i) the full particulars of the proposed assignment, sublease or transfer of this Lease or Tenant's rights hereunder, including its nature (i.e. whether it is an assignment, sublease or transfer) and effective date, terms and conditions; (ii) a description of the identity, net worth and previous business experience of the proposed transferee, including, without limitation, copies of the proposed transferee's latest income, balance sheet and changes in financial position statements (with accompanying notes and disclosures of all material changes thereto) in audited form, if available, and certified as accurate by the proposed transferee; and (iii) any further information reasonably relevant to the proposed assignment and reasonably available to Tenant which Landlord shall request after receipt of Tenant's request for consent. Tenant shall, concurrently with any requests for Landlord's consent, pay to Landlord a fee in the sum of [***] for Landlord's review and processing of such request and Landlord shall not be obligated to review such request prior to Landlord's receipt of such fee. All requests for assignment, sublease or transfer shall be forwarded to Landlord at the address provided above and to the on-site mall management office. To the extent Landlord's consent is required, Landlord shall be required to respond within the prescribed period (being a minimum of 15 days) and if Landlord's response is a denial of the proposed transfer, Landlord shall give specific reasons for the denial. If Landlord

*** Confidential treatment requested.

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
fails to respond within five (5) business days written notice from Tenant (provided both to Landlord at the notice address and to the Mall Manager), which notice must specify that Landlord has failed to respond to the initial request and that failure to respond within five (5) days of the date of the second notice will result in approval, then Landlord shall be deemed to have approved the requested transfer.

     (d) Except for a permitted assignment or subletting as specified in Section 11.1(a) and (b) and without conferring any rights upon Tenant not otherwise provided in this Article XI, in the event of an assignment or transfer of Tenant's interest in this Lease, or a sublease of all or a portion of the Leased Premises, to a third party, any monthly rent or other payment accruing to Tenant as the result of any such assignment, transfer, or sublease, including any lump sum or periodic payment in any manner relating to such assignment, transfer or sublease, which is in excess of the Rent then payable by Tenant under this Lease less any amounts paid by Tenant in commissions, tenant improvements, unamortized tenant improvements funded by Tenant and attorneys' fees shall be paid [***] Landlord may require a certificate from Tenant specifying the full amount of any such payment of whatsoever nature.

     (e) Notwithstanding any assignment, subletting or transfer of this Lease or Tenant's rights hereunder, Tenant shall remain fully liable on this Lease and for the performance of all terms, covenants and provisions of this Lease; provided, however, if the transferee, or assignee has a net worth equal to or in excess of [***] [in 1999 Dollars] as shown in current certified financial statements on the date of the transfer then Tenant shall be released from its obligations with respect to the Lease from and after the date of the assignment or transfer.

     SECTION 11.2. ASSIGNMENT OR SUBLET. If this Lease is transferred or assigned, in whole or in part in violation of the terms of this Lease, or if the Leased Premises or any part thereof be sublet or occupied by any person or entity other than Tenant in violation of the terms of this Lease, whether as a result of any act or omission by Tenant, or operation of law, or otherwise, then Landlord, whether before or after default by Tenant then Landlord may, in addition to, and not in diminution of or substitution for, any other rights and remedies under this Lease or pursuant to law to which Landlord may be entitled as a result thereof, collect rent from the transferee, assignee, subtenant or occupant and apply the net amount collected to the Rent herein reserved, but no such transfer, assignment, subletting, occupancy or collection shall be deemed a waiver of the covenants contained herein or the acceptance of the transferee, assignee, subtenant, or occupant as Tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant set forth in this Lease unless Tenant has been otherwise released, including without limitation pursuant to Section 11.1(e).

     SECTION 11.3. TRANSFER OF LANDLORD'S INTEREST. In the event of any transfer of Landlord's interest in the Leased Premises, including a sale or lease, the transferor shall be automatically relieved of any and all obligations on the part of Landlord accruing from and after (but not before) the date of such transfer, provided that (a) the interest of the transferor, as Landlord, in any funds then in the hands of Landlord in which Tenant has an interest shall be turned over, subject to such interest, to the then transferee; and (b) notice of such sale, transfer or lease shall be delivered to Tenant as required by law.

                                  ARTICLE XII

         SUBORDINATION, ATTORNMENT, FINANCING AND ESTOPPEL CERTIFICATE

     SECTION 12.1. SUBORDINATION. Tenant agrees that this Lease shall, at the request of Landlord, be subordinate to any mortgages or deeds of trust that are now, or may hereafter be, placed upon the Leased Premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, provided that the mortgagees or beneficiaries named in said mortgages or deeds of trust shall agree to recognize the interests of

*** Confidential treatment requested.

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
Tenant under this Lease in the event of foreclosure, if Tenant is not then in default. Tenant also agrees that any mortgagee or beneficiary may elect to have this Lease constitute a prior lien to its mortgage or deed of trust, and in the event of such election and upon notification by such mortgagee or beneficiary to Tenant to that effect, this Lease shall be deemed prior in lien to such mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said mortgage or deed of trust. Tenant agrees that upon the request of Landlord, or any mortgagee or beneficiary, Tenant shall execute whatever reasonable instruments may be required to carry out the intent of this Section
12.1 and Section 12.2; provided that no such instrument may contain any matters which increase any of Tenant's obligations under this Lease or decrease any of Tenant's rights under this Lease and such instrument will grant a covenant of non-disturbance to Tenant.

     SECTION 12.2. ATTORNMENT. In the event any proceedings are brought for the foreclosure of, or in the event of the conveyance by deed in lieu of foreclosure of, or in the event of exercise of the power of sale under, any mortgage and/or deed of trust made by Landlord covering the Leased Premises, or in the event Landlord sells, conveys or otherwise transfers its interest in the Shopping Center or any portion thereof containing the Leased Premises, this Lease shall remain in full force and effect and Tenant hereby attorns to, and covenants and agrees to execute an instrument in writing reasonably satisfactory to the new owner whereby Tenant attorns to such successor in interest and recognizes such successor as Landlord under this Lease. Payment by or performance of this Lease by any person, firm or corporation claiming an interest in this Lease or the Leased Premises by, through or under Tenant without Landlord's consent in writing shall not constitute an attornment or create any interest in this Lease or the Leased Premises.

     SECTION 12.3. FINANCING. [INTENTIONALLY DELETED]

     SECTION 12.4. ESTOPPEL CERTIFICATE. Tenant shall, without charge therefor, at any time and from time to time, within thirty (30) days after request therefor by Landlord, execute, acknowledge and deliver to Landlord a written estoppel certificate, in reasonable form, certifying to Landlord, any mortgagee, or any purchaser of the Shopping Center or any other person designated by Landlord, as of the date of such estoppel certificate: (i) that Tenant is in possession of the Leased Premises and has accepted the same; (ii) that this Lease is unmodified and in full force and effect (or if there has been modification, that the same is in full force and effect as modified and setting forth such modifications) (iii) whether or not there are then existing any set-offs or defenses against the enforcement of any right or remedy of Landlord, or any duty or obligation of Tenant, hereunder (and, if so, specifying the same in detail); (iv) that Rent is paid currently without any offset or defense thereto, (v) the dates, if any, to which any Rent has been paid in advance; (vi) whether or not there is then existing any claim of Landlord's default under this Lease and if so, specifying the same in detail; (vii) that Tenant has no knowledge of any event having occurred that authorized the termination of this Lease by Tenant (or if Tenant has such knowledge, specifying the same in detail); and (viii) any other matters relating to the status of this Lease that Landlord or its mortgagee may request be confirmed, provided that such facts are accurate and ascertainable.

     Landlord shall, within thirty (30) days after written request from Tenant, no more often than once in any Lease Year and provided Tenant is not then in default hereunder, deliver to Tenant or such persons as Tenant may designate, a statement in writing certifying to the extent true that: (i) Tenant is in possession of the Leased Premises; (ii) this Lease is in full force and effect (as later modified, if such be the case); (iii) the Rent due hereunder is current; and (iv) that to the best of Landlord's knowledge, information and belief, Tenant is not in default hereunder.

     SECTION 12.5. REMEDIES. Any failure by Tenant to execute any certificate, statement or instrument in accordance with the foregoing provisions of this
Article XII or any financing statement in accordance with the provisions of
Section 14.2(a), within the time period provided or if no time period is specified, then within thirty (30) days after written request, shall constitute a "default" under this Lease.


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
                                  ARTICLE XIII

                           ADVERTISING AND PROMOTION

     SECTION 13.1. PROMOTION FUND. Landlord shall establish an advertising and promotion fund (the "Fund"). The object of the Fund shall be to advertise the Retail Development in the local metropolitan statistical area and to provide a program of events, all of which shall, in Landlord's judgment, serve to enhance and promote the Retail Development and its occupants. Such program of events may include the promotion of coach traffic to the Retail Development and the development of a mall video network within the Retail Development offering a program of information, entertainment and advertisements. The Fund shall be administered by Landlord and the costs and expenses of such administration shall be charged to the Fund. Landlord shall expend all amounts paid to the Fund by the tenants in the Retail Development for the purposes herein set forth.

SECTION 13.2. PROMOTION FUND CONTRIBUTION. Tenant's annual contribution to the Fund shall be the Fund Contribution (reduced proportionately for a partial Lease
Year) as defined in the Data Sheet. Upon the Grand Opening, Tenant shall also pay Tenant's one-time initial contribution or Grand Opening Fee which is defined in the Data Sheet. The Fund Contribution payable by Tenant for each Lease Year shall be increased commencing with the second Lease Year of the Term of this Lease, and each Lease Year thereafter, by a percentage equal to the percentage increase from the [***] ("Index") to the "current period" of the Index of the Lease Year for which the adjustment is being made; provided, however, if the first Lease Year is less than six (6) months, the first adjustment to the Fund Contribution shall be after the first full Lease Year. Except as herein expressly provided, the term "base period" shall initially refer to the Index published for the month of October immediately preceding the Commencement Date. Following the initial increase in the Fund Contribution hereunder, the term "base period" shall refer to the Index published for the month of October immediately preceding the Lease Year for which the Fund Contribution was last adjusted hereunder. The "current period" of the Index shall refer to the Index published for the month of October immediately preceding the Lease Year for which an adjustment is being made. In the event the Index shall not be published for any of the above-described months, then the Index published for the month closest, but prior, to the described month shall be used in its place. The annual Fund Contribution shall be payable by Tenant to Landlord, or as Landlord may direct, in twelve (12) equal monthly installments, commencing on the Commencement Date, at the same time and in the same manner as the monthly installments of Minimum Rent are payable.

     Notwithstanding the foregoing, in lieu of Tenant's payment of the Grand Opening Fee, during the period from the Delivery of Possession Date through and including the Grand Opening date ("Advertising Period"), Tenant shall place advertisements (including, without limitation, billboards; signs; newspapers, radio, television ads; and direct mail) at a cost equal to the amount of the Grand Opening Fee that Tenant would have otherwise been obligated to pay ("Eligible Advertising") which shall specifically identify the Leased Premises, including the name and location of the Shopping Center. At or prior to the time the Eligible Advertising is placed, Tenant shall submit to Landlord copies of the actual Eligible Advertising or other written third-party evidence reasonably satisfactory to Landlord evidencing the Eligible Advertising, together with all receipts, canceled checks or other third-party evidence reasonably satisfactory to Landlord establishing Tenant's payment for the Eligible Advertising. In the event that the cost of the Eligible Advertising does not meet or exceed the Grand Opening Fee by the end of the Advertising Period, Tenant shall pay the balance to Landlord within thirty (30) days of receipt of a bill from Landlord.

     SECTION 13.3. ADVERTISEMENTS [INTENTIONALLY DELETED].

     SECTION 13.4. NETWORK. Landlord may cause to be developed a mall video network within the Retail Development (the "Network"). The object of the Network shall be to provide a program of information, entertainment and advertisements, which shall, in Landlord's judgment, serve to enhance or promote the Retail Development and its occupants. The Network shall have the right to sell available time and access on the Network for advertisements or other uses. The Network shall be under the sole and exclusive direction of Landlord and shall be administered by Landlord. The costs and expenses paid or incurred by Landlord for administering, operating, equipping, staffing,

*** Confidential treatment requested.

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
protecting, insuring, repairing, replacing and maintaining the Network shall be charged to the Fund. Any production by Landlord of advertising messages for Tenant and any air time on or access to the Network is subject to availability, as determined solely by Landlord, and shall be at the then applicable rates and fees set by Landlord. Landlord shall have the right to reject, remove or discontinue showing any video taped advertising message of the business conducted, or to be conducted, in the Leased Premises (herein "Tenant Video") or advertising message on the Network the content of which is, in the opinion of Landlord, unethical, misleading, in bad taste, or shall tend to injure the reputation of the Retail Development or its occupants, or shall be deemed to be detrimental to the Retail Development or is in violation of any applicable rule, law or existing agreement with occupant(s) of the Retail Development. Tenant acknowledges that Tenant shall be solely responsible for the content of its Tenant Video and except with respect to the gross negligence of Landlord and the Network, Tenant agrees to save harmless Landlord, its officers, directors, partners, employees and agents from and against any and all claims, actions, damages, liability, cost or expense, including attorneys' fees that arise from or with respect to the content of such advertising message, including without limitation any claims for infringement of the intellectual property rights of others or actions for unfair competition. Landlord reserves the right at any time to dissolve the Network and cease providing its promotional services as well as Tenant Videos and in lieu thereof, to provide, or cause to be provided, a program of advertising and promotional events which in Landlord's sole judgment, will serve to promote the Retail Development and its occupants.


                                  ARTICLE XIV

                              DEFAULT AND REMEDIES


     SECTION 14.1. ELEMENTS OF DEFAULT. If any one or more of the following events occur, said event or events shall hereby be classified as a "default" as that term is used throughout this Lease: (a)(i) the failure of Tenant to take possession of the Leased Premises at the Delivery of Possession Date, or (ii) the failure of Tenant to open its doors for business within thirty (30) days after the date specified in Section 1.3 hereof, or (iii) if Tenant vacates or abandons the Leased Premises and permits the same to remain unoccupied and unattended for three (3) days after written or telephone notice, or (iv) if Tenant fails to maintain normal inventory levels and employee staff for the conduct of its normal business activities in the Leased Premises for three (3) days after written or telephone notice, or (v) the failure of Tenant to operate its business in compliance with Section 4.2 for the purposes specified in
Section 4.1 and Tenant fails to cure the same within ten (10) days after written notice, or (vi) in the event of the sale or removal of a substantial portion of Tenant's property located in the Leased Premises in a manner which is outside the ordinary course of Tenant's business; (b) the failure of Tenant to pay any Rent or other charges required to be paid by Tenant when same shall become due and payable hereunder and such failure continues for ten (10) days after written notice; (c) the failure of Tenant to perform or observe any term or condition of this Lease and such failure shall continue for thirty (30) days after written notice; provided, however, such period shall be extended for an additional reasonable period if Tenant has diligently commenced the curing of such default within the thirty (30) days period and is diligently pursuing the same to completion, but in no event shall either the thirty (30) days period or any extension thereof apply to Tenant's covenant to operate pursuant to Article IV of this Lease, unless the same is excused pursuant to Article IX or Article X of this Lease; (d) if Tenant shall be given three (3) notices of the same default under subparagraphs (b) or (c) within any period of eighteen (18) months, notwithstanding any subsequent cure of the failure to perform or observe the terms or conditions of this Lease as identified in such notices; (e) if any writ of execution, levy, attachment or other legal process of law shall occur upon a substantial and material part of Tenant's assets, merchandise, fixtures, or Tenant's estate or interest in the Leased Premises; (f) Tenant shall be liquidated or dissolved or shall begin proceedings toward such liquidation or dissolution, or shall in any manner permit the divestiture of all, or any substantial part of Tenant's assets.


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
     Section 14.2. Landlord's Remedies. In the event of any such default or breach by Tenant, Landlord may at any time thereafter, with or without further notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach:

        (a) Perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform and of which Landlord shall have given at least three (3) days' notice (except in the case of emergency, in which event no such notice shall be required), the cost of which performance by Landlord, together with interest therein at the interest rate (as specified in Section 20.14 hereof) from the date of such expenditure, shall be deemed additional rent and shall be payable by Tenant to Landlord upon demand.

        (b) Without further notice, re-enter and repossess the Leased Premises, by summary proceedings or otherwise, and remove Tenant and all other persons and property from the Leased Premises, and store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant without resort to legal process and without Landlord being deemed guilty of trespass or conversion or becoming liable for any loss or damage occasioned thereby. In connection herewith, Landlord shall have, in addition to any other remedies, any and all self-help remedies, including but not limited to a forcible entry into the Leased Premises or a "lock-out" accomplished by changing the locks on the Leased Premises. No re-entry of the Leased Premises shall be construed as an election by Landlord to accept Tenant's surrender of the Leased Premises or to terminate this Lease unless a written notice of such intention is given by Landlord to Tenant.

        (c) Declare the entire balance of the Rent, and all other amounts to be paid by Tenant hereunder for the remainder of the Term to be due and payable immediately, and collect such balance in any manner not inconsistent with applicable law. The amount of additional rent and Percentage Rent payable with respect to each Lease Year remaining in the Term after such default (including the Lease Year during which such default occurred) shall be conclusively presumed to be equal to the average additional rent and Percentage Rent payable with respect to each completed Lease Year preceding such default; provided, however, that if such default occurs before the expiration of [***] Lease Years, then the amount of additional rent and Percentage Rent payable with respect to each Lease Year remaining in the Term after such default (including the Lease Year or partial Lease Year during which such default occurred) shall be conclusively presumed to be equal to [***] times the average monthly additional rent and Percentage Rent payable prior to such default.

         Notwithstanding anything to the contrary in this Lease, Landlord hereby agrees to use reasonable efforts to mitigate damages; provided, however, that Landlord, in attempting to lease the Leased Premises shall not be obligated to give preference to the Leased Premises over any other available space in the Shopping Center. In consideration of the preceding sentence, Tenant hereby acknowledges that the Leased Premises are located within a super-regional discount specialty retail shopping center and that the quality and record of experience of a prospective tenant and the type of prospective tenant (compared with the then current tenant mix in the Shopping Center) are principal considerations which Landlord shall employ in determining whether to lease the Leased Premises.

        (d) Terminate this Lease by giving written notice of such termination to Tenant, which termination shall be effective as of the date of such notice or any later date therefor specified by Landlord in such notice (provided, that without limiting the generality of the foregoing provisions, Landlord shall not be deemed to have accepted any abandonment or surrender by Tenant of any or all of the Leased Premises or Tenant's leasehold estate under this Lease unless Landlord has so advised Tenant expressly and in writing, regardless of whether Landlord has re-entered or relet any or all of the Leased Premises or exercised any or all of Landlord's other rights under this Lease or applicable law).

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
     (e) In Landlord's own name or otherwise, relet any or all of the Leased Premises with or without any additional premises, for any or all of the remainder of the Term (or, if this Lease has then been terminated, for any or all of the period which would, but for such termination, have constituted the remainder of the Term) or for a period exceeding such remainder, on such terms and subject to such conditions as are acceptable to Landlord (including, by way of example rather than of limitation, the alteration of any or all of the Leased Premises in any manner which, in Landlord's judgment, is necessary or desirable in connection with such reletting, and the allowance of one or more concessions or "free-rent" or reduced-rent periods), and collect and receive the rents thereof. Tenant shall pay to Landlord, at the times and in the manner specified by the provisions of this Lease (unless Landlord has elected to accelerate Rent as provided above in subparagraph (d), in which event Tenant shall be obligated to pay such accelerated amount as provided in such subparagraph), (i) the installments of the Minimum Rent, additional rent and Percentage Rent accruing during such remainder (or, if this Lease has then been terminated, damages equalling the respective amounts of such installments (determined as provided in subparagraph 14.2 (c) which would have accrued during such remainder, had this Lease not been terminated)), plus (ii) the cost to Landlord of any such reletting (including, by way of example rather of limitation, any attorneys's fees, leasing or brokerage commissions, repair or improvement expenses and the expense of any other actions taken in connection with such reletting) less any monies received by Landlord with respect to such remainder from such reletting of any or all of the Leased Premises.

     (f) Recover from Tenant, an amount equal to (i) all items of accrued and unpaid Rent, including, without limitation, the then unamortized amount of the Construction Allowance; (ii) all reasonable expenses (including, by way of example rather than of limitation, all repossession costs, management expenses, operating expenses, legal expenses and attorney's fees) incurred by Landlord in curing or seeking to cure any default or in exercising or seeking to exercise any of Landlord's rights and remedies under the provisions of this Lease or at law or in equity on account of any default, plus (iii) interest on all such expenses, at the rate provided in Section 20.14, all of which expenses and interest shall be payable by Tenant immediately on demand therefor by Landlord.

     (g) Without terminating this Lease, maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have vacated the Leased Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover Rent as it becomes due hereunder.

     (h) Any damage or loss of Rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the reletting or termination, in a single action or in separate actions, from time to time, as said loss of Rent or damages shall accrue, or in a single proceeding deferred by Landlord or with jurisdiction reserved by the court, until the expiration of the Term of this Lease (in which event Tenant hereby agrees that, at Landlord's option, the cause of action shall not be deemed to have accrued until the date of expiration of said Term).

     (i) Nothing contained herein shall prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of this Lease. In the event of any anticipatory breach by Tenant of any of the covenants or provisions hereof or in the event of Tenant's default, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not provided for herein. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy under this Lease or, at law or in equity. Tenant hereby expressly waives for itself and all persons claiming by or through Tenant, any and all rights to redeem, reinstate or restore, or obtain relief from forfeiture of this Lease granted by or under any present or future law in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Leased Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

     (j) In case suit shall be brought for recovery of the Leased Premises, for the recovery of Rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of Tenant to be kept and performed, and a breach shall be established, Tenant shall pay to Landlord all costs and expenses incurred therefor, including Landlord's attorney's reasonable fees and expenses.


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
     (k) Nothing herein contained shall limit or prejudice Landlord's right to prove and obtain as damages, by reason of any default by Tenant, an amount equal to the maximum allowed by statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved. No expiration or termination of this Lease, abandonment, re-entry by Landlord or vacancy, shall relieve Tenant of any of its liabilities and obligations under this Lease (whether or not any or all of the Leased Premises are relet), and Tenant shall remain liable to Landlord for all damages resulting from any default by Tenant, including any damage resulting from the breach by Tenant of any of its obligations to pay Minimum Rent, Percentage Rent, additional rent and any other sums which Tenant is obligated to pay hereunder.

     (l) The rights and remedies of Landlord under this Lease shall be deemed to be cumulative, and no one of such rights or remedies shall be exclusive at law or in equity of the other rights and remedies of Landlord on account of a default by Tenant, and the exercise of any one such right or remedy by Landlord shall not impair Landlord's standing, right or power to exercise any other right or remedy.

     Section 14.3. Bankruptcy. (a) Neither Tenant's interest in this Lease, nor any estate hereby created in Tenant nor any interest herein or therein, shall pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law, except as may specifically be provided pursuant to the Bankruptcy Code (11 USC Section 101 et seq.), as the same may be amended from time to time.

     (b) It is understood and agreed that this Lease is a lease of real property in a shopping center as such lease is described in Section 365 of the Bankruptcy Code, as the same may be amended from time to time. Upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor-in-possession, and any trustee who may be appointed with respect to the assets of or estate in bankruptcy of Tenant, agree to pay monthly in advance on the first day of each month, as reasonable compensation for the use and occupancy of the Leased Premises, an amount equal to all Minimum Rent, additional rent and other charges otherwise due pursuant to this Lease, and to pay Percentage Rent monthly, at the percentage factor set forth in this Lease for the Lease Year in which such month falls, on all of the Gross Sales during such month in excess of one-twelfth (1/12th) of the Sales Break Point for such Lease Year; payment of all such Percentage Rent to be made by the tenth (10th) day of the succeeding month. Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of the assumption and/or assignment of this Lease are the following: (i) the cure of any monetary defaults and reimbursement of pecuniary loss within not more than thirty (30) days of assumption and/or assignment; (ii) the deposit of an additional sum equal to not less than three (3) months' Minimum Rent and additional rent to be held pursuant to the terms of Section 2.4 of this Lease, which sum shall be determined by Landlord, in its sole discretion, to be a necessary deposit to secure the future performance under this Lease by Tenant or its assignee; (iii) the use of the Leased Premises as set forth in Section 4.1 of this Lease and the quality, quantity and/or lines of merchandise, goods or services required to be offered for sale are unchanged; and (iv) the prior written consent of any mortgagee to which this Lease has been assigned as collateral security.

     Section 14.4. Additional Remedies and Waivers. Notwithstanding any other provision contained in this Lease to the contrary, all rights and remedies of Landlord set forth herein (including but not limited to Landlord's rights respecting lockout, re-entry, self-help, repossession, security interests and lien rights and foreclosure) shall be in addition to (and not in substitution
of) any and all other rights and remedies now or hereafter provided by law, including but not limited to rights and remedies provided by the statutes, rules, regulations, laws and judicial decisions of the State, and all such rights and remedies shall be cumulative; and none of such rights and remedies so provided by law shall be conditioned or limited by any conditions or limitations on the remedies granted to Landlord under the terms of this Lease, nor upon any notice and/or passage of time that may be required hereunder in order for an event or condition to constitute a default or an event of default as that term is defined in this Lease.

     Section 14.5. Landlord's Cure of Default. If Tenant shall be in default hereunder, Landlord shall have the option, but not the obligation, upon three
(3) days written notice to Tenant (except in the event of an emergency, in which event no notice shall be required), to cure the act or failure constituting said default for the account of and at the expense of Tenant. Landlord's cure or attempt to cure any act or failure constituting the default by Tenant shall not result in a waiver or release of Tenant. Tenant agrees to pay the costs incurred by Landlord pursuant to this Section 14.5 plus interest, in accordance with Section 20.14 hereof, on all sums expended by Landlord pursuant to this
Section 14.5 from the date of such expenditure plus a charge of fifteen percent (15%) of such costs, to Landlord upon demand, as additional rent.

      SECTION 14.6. SECURITY INTEREST. Tenant may grant a security interest, encumber or pledge its equipment, personal property, inventory and moveable trade fixtures located on or about the Leased Premises, with respect to financing which benefits this store location and Landlord shall agree to subordinate its lien, if any, on such equipment to such financing. In no event, however, shall Tenant be permitted to mortgage, hypothecate, encumber or pledge the leasehold interest in the Leased Premises.

      SECTION 14.7. TENANT'S REMEDIES. In the event Landlord shall fail to perform any obligation specified in this Lease, which default materially and adversely affects Tenant's operations, then Tenant may, after the continuance of any such default for thirty (30) days after written notice thereof by Tenant to Landlord (except in the event of an emergency when only reasonable notice thereof by Tenant to Landlord (except in the event of an emergency when only reasonable notice shall be required to be given to Landlord under the circumstances), cure such default all on behalf of and at the expense of Landlord and do all necessary work and make all necessary payments in connection therewith and Landlord shall, on demand, pay Tenant forthwith, the amount so paid by Tenant together with interest thereon at the rate specified in Section
20.14 hereof from the date of payment until re-payment.


                                   ARTICLE XV

                                RIGHT OF ACCESS

      Landlord may, at any reasonable time or times, upon prior notice to Tenant (except in the event of an emergency, or if Tenant is in default under this Lease, in which event no notice shall be required), before and after the Commencement Date, enter upon the Leased Premises, any portion thereof and any appurtenance thereto (with men and materials, if required) for the purpose of:
(a) inspecting the same; (b) making such repairs, replacements or alterations which Landlord may be required to perform as herein provided or which it may deem desirable for the Leased Premises; and (c) showing the Leased Premises to prospective purchasers, lenders or lessees. Landlord hereby expressly reserves the right, exercisable at any time and from time to time, to erect, use, maintain and repair pipes, conduits, plumbing vents, ducts and wires in, to, under and through the Leased Premises as and to the extent that Landlord may now or hereafter deem to be necessary or appropriate for the proper operation and maintenance of the Shopping Center. Any redecorating or repair necessitated by reason of location of same within the Leased Premises shall be the responsibility of Landlord. Landlord agrees to hold Tenant harmless from any damage or injury to person or property to the extent resulting from Landlord exercising its rights under this Article XV. Notwithstanding anything contained in this Lease to the contrary, if such work prevents Tenant from operating its business within the Leased Premises for three (3) or more consecutive days, Landlord shall after written notice from Tenant to Landlord, abate Minimum Rent after such three (3) days of disruption on a day-to-day basis until Tenant is able to operate its business in the Leased Premises.

      In the exercise of its rights under this Article XV, Landlord shall use reasonable efforts to avoid material interference with the operation of Tenant's business within the Leased Premises. Landlord agrees that except in the event of an emergency, and provided Tenant shall make an employee of Tenant available to accompany Landlord following Landlord's notice to Tenant of the necessity therefor, Landlord shall not enter the Leased Premises during the Term of this Lease without an employee of Tenant accompanying Landlord's representative.

                                  ARTICLE XVI

                                     DELAYS

     If Landlord or Tenant is delayed or prevented from performing any of their respective obligations during the Term of this Lease because of strikes, lockouts, labor troubles, inability to procure materials, failure of power, governmental restrictions, a delay created by the other party, or reasons of a like nature not the fault of the party delayed in performing such obligation (collectively "Delays"), then the period of such delays shall be deemed added to the time herein provided for the performance of any such obligation and the defaulting party shall not be liable for losses or damages caused by such delays; provided, however, that, subsequent to the Commencement Date, this
Article XVI shall not apply to the payment of any sums of money required to be paid by Tenant hereunder or any obligation of Landlord or Tenant that can be satisfied by the payment of money, and shall not excuse Tenant from its obligation to continuously operate its business within the Leased Premises in accordance with the provisions of Sections 4.1 and 4.2 hereof.


                                  ARTICLE XVII

                                  END OF TERM


     SECTION 17.1. RETURN OF LEASED PREMISES. Upon the Expiration Date or earlier termination of this Lease, Tenant shall quit and surrender to Landlord the Leased Premises, broom-clean, in good order and condition, ordinary wear and tear excepted, and shall surrender to Landlord all keys to or for the Leased Premises and inform Landlord of all combinations of locks, safes and vaults, if any, in the Leased Premises. Subject to the provisions of Section 3.5 hereof, Tenant, at its expense, shall promptly remove all personal property of Tenant, and repair all damage to the Leased Premises caused by such removal. Any personal property of Tenant not removed within ten (10) days following the Expiration Date or earlier termination of this Lease shall be deemed to have been abandoned by Tenant and to have become the property of Landlord, and may be retained or disposed of by Landlord, as Landlord shall desire. Tenant's obligation to observe or perform the covenants set forth in this Section 17.1 shall survive the Expiration Date or earlier termination of this Lease.

     SECTION 17.2. HOLDING OVER. If Tenant shall hold possession of the Leased Premises after the Expiration Date or earlier termination of this Lease at Landlord's option (a) Tenant shall be deemed to be occupying the Leased Premises as a tenant from month-to-month, at one and one-half times the Minimum Rent and other charges in effect during the last Lease Year immediately preceding such holdover and otherwise subject to all of the terms and conditions of this Lease, or (b) Landlord may exercise any other remedies it has under this Lease or at law or in equity including an action for wrongfully holding over.

     Notwithstanding the foregoing, if Tenant is negotiating in good faith with Landlord to renew or extend the Term of this Lease for the Leased Premises (or a relocation within the Shopping Center), then Tenant may occupy the Leased Premises on a month-to-month tenancy at one-twelfth (1/12th) of the annual Minimum Rent for the last year of the Term of the Lease.

                                 ARTICLE XVIII

                          COVENANT OF QUIET ENJOYMENT

     Landlord covenants that if and so long as Tenant pays the Rent and all other charges provided for herein, and performs all of its obligations provided for herein, Tenant shall at all times during the Term hereof peaceably have, hold and enjoy the Leased Premises, without any interruption or disturbance from Landlord, or anyone lawfully or equitably claiming through or under Landlord, subject to the terms hereof and any mortgage or deed of trust to which this Lease shall be subordinate.

                                  ARTICLE XIX

                                   UTILITIES

     SECTION 19.1. UTILITIES. Tenant agrees to connect to and use the utilities (including electricity, water, gas, cooling and/or heating system, telephone and any other utility) supplied to the Leased Premises in accordance with the criteria set forth in the Exhibits attached to this Lease, Landlord's schedule of mechanical and electrical design criteria, Landlord's rules and regulations, and the rules and regulations of the utility companies supplying the service. Tenant shall be solely responsible for and promptly pay all costs and charges, including installation thereof where applicable, for all water, gas, cooling, heat, electricity, sewer and other utilities provided or used in or at the Leased Premises, commencing with the Delivery of Possession Date and continuing throughout the Term of this Lease. If Landlord shall elect to supply any of the utilities used upon or furnished to the Leased Premises, Tenant agrees to pay as additional rent a per square foot charge based on Tenant's estimated usage, as reflected on a monthly invoice to be provided by Landlord; provided, however, in no event shall Tenant's total charges for utilities provided by Landlord exceed what Tenant would be charged by the local utility company if it were billed directly by such utility as a direct retail customer. Landlord shall not be liable to Tenant for any loss, damage or expense which Tenant may sustain if the utilities, or the quality or character of utilities used upon or furnished to the Leased Premises are no longer available or suitable for Tenant's requirements, or if the supply of any such utility ceases or is interrupted as a result of any cause and no such change, interruption or cessation of service shall constitute an eviction of Tenant. Any furnishing by Landlord of light, cooling and/or heat or power shall be conditioned upon the availability of adequate energy sources. Landlord shall have the right to reduce heat, lighting and air conditioning within the Shopping Center, including, without limitation, the Leased Premises and the common areas, as required by any mandatory or voluntary fuel or energy saving allocation, or any similar statute, regulation, order or program. Notwithstanding the foregoing, in the event that any foregoing utility service is interrupted for three (3) consecutive working days solely as a result of any of Landlord's or any of Landlord's agents' wilful acts of misconduct or negligence, and Tenant is unable to operate its business within the Leased Premises as a result thereof, then Landlord shall, after written notice from Tenant to Landlord concerning such interruption, abate Minimum Rent on a day-to-day basis if and until such time as said utility services are restored.

     SECTION 19.2. ELECTRICITY, TELEPHONE AND GAS. All telephone, electric and gas (with gas being available only to food service tenants) utility required by Tenant for the Leased Premises shall (if available) be obtained by Tenant in accordance with Exhibit D and shall be installed by the appropriate company or utility. All charges for such utility service (including the installation thereof) shall be paid by Tenant directly to the company or utility providing any such service, as and when they become due and payable.

     SECTION 19.3. TRASH AND GARBAGE REMOVAL. Tenant shall be solely responsible for trash and garbage removal from the Leased Premises including the placing of all trash and garbage in containers provided by Landlord or Landlord's contractor for such purpose. In the event Landlord elects to furnish such service to the tenants in the Shopping Center, Tenant agrees to use only the service provided by Landlord and to pay for such service (including both the cost of leasing containers and the cost of removal) monthly, as additional rent, in accordance with the uniform schedule of charges to be established by Landlord. In no event shall Tenant be obligated to pay Landlord more for such trash and garbage removal service than the prevailing competitive rates of reputable independent trash removal contractors for service similar to that provided by Landlord.

     SECTION 19.4. WATER AND SEWER. The cost of water and sanitary sewer for usage in the Shopping Center shall be included in Common Area Maintenance Expenses, except for food service tenants which may be billed directly by Landlord or by the supplier of water and sanitary service and any other tenants which are billed directly by Landlord or such supplier. Landlord reserves the right to install a water meter in the Leased Premises at any time or from time to time to measure Tenant's consumption of water therein and bill Tenant directly for the cost of such consumption. Tenant shall pay, as additional rent, the amount of each bill within fifteen (15) days after such bill is rendered.

     SECTION 19.5. GREASE INTERCEPTORS. Landlord, in its commercially reasonable judgment, will arrange for regular periodic service and cleaning of all grease interceptors at Tenant's expense. Cost of service and cleaning of grease interceptors will be allocated among grease interceptors serving food court(s) and grease interceptors serving individual tenants in proportion to grease trap size. Tenants served by individual grease traps will pay their pro rata share of the cost for their grease trap. The share of grease trap service and cleaning cost apportioned to food court grease traps will be paid by food court tenants as part of the food court common facilities expenses.

                                   ARTICLE XX

                                 MISCELLANEOUS

     SECTION 20.1. ENTIRE AGREEMENT. This Lease together with the Exhibits, attached hereto and incorporated herein contains the entire agreement between the parties hereto and there are no promises, agreements, conditions, undertakings, or warranties, or representations, oral or written, express or implied, between them other than as herein set forth. No change or modification of this Lease or of any of the provisions hereof shall be valid or effective unless the same is in writing and signed by the parties hereto. No alleged or contended waiver of any of the provisions of this Lease shall be valid or effective unless in writing signed by the party against whom it is sought to be enforced.

     SECTION 20.2. NOTICES. No notice or other communication given under this Lease shall be effective unless the same is in writing and is delivered in person or mailed by registered or certified mail, return receipt requested, first class, postage prepaid, or delivered by Federal Express or a comparably reliable national air courier service (i.e. on which delivers service in at least 48 states) provided that any such courier service provides written evidence of delivery. Any such notice or communication shall be addressed:

     (a) If to Landlord, at 1300 Wilson Boulevard, Suite 400, Arlington, Virginia 22209, Attention: General Counsel, or to such other address as Landlord shall designate by giving notice thereof to Tenant, with a copy for informational purposes only to the Mall Manager of the Retail Development.

     (b) If to Tenant, at the address set forth for Tenant on page 1 of this Lease or at the Leased Premises, or such other address as Tenant shall designate by giving notice thereof to Landlord, with a courtesy copy but not required, for effective notice to: Gray Cary Ware & Friedenrich, 400 Hamilton Avenue, Palo Alto, CA 94301: Attn: Daniel K. Seubert.

The date of service of any notice or other communication given by mail shall be three (3) days after the date on which such notice is deposited in the U.S. mails. The date of service of any notice given by courier service (as described above) shall be one (1) day after deposit with such courier service.

     SECTION 20.3. GOVERNING LAW. It is the intent of the parties hereto that all questions with respect to the construction of this Lease and the rights and the liabilities of the parties hereto shall be determined in accordance with the laws of the jurisdiction in which the Leased Premises is located and that all disputes arising hereunder shall be heard and decided in the local jurisdiction where the Leased Premises is located.

          SECTION 20.4. SUCCESSORS. All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors, and assigns of the said parties; and if there shall be more than one Tenant, or more than one person or entity acting collectively as Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein. Any restriction on or requirement imposed upon Tenant hereunder shall be deemed to extend to Tenant's Guarantor, Tenant's sublessees, Tenant's assignees and Tenant's invitees, and it shall be Tenant's obligation to cause the foregoing persons to comply with such restrictions or requirements. No rights, however, shall inure to the benefit of any assignee or other transferee of Tenant, and no rights or benefits shall be conferred upon any such assignee or transferee by reason of this Section 20.4, unless such rights or benefits shall be expressly otherwise set forth in this Lease.

          SECTION 20.5. LIABILITY OF LANDLORD. Neither Landlord, Landlord's beneficiaries, any persons or entities comprising Landlord, nor any successor in interest to Landlord (or to such persons or entities) shall have any personal liability for any failure by Landlord to perform any term, covenant or condition of this Lease. If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and if as a consequence of such default Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Shopping Center and out of rents or other income from such property receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Shopping Center, subject, nevertheless, to the rights of Landlord's mortgagee, and neither Landlord nor any of the co-partners comprising the partnership which is Landlord herein shall be liable for any deficiency. The foregoing limitation of liability shall be noted in any judgment secured against Landlord and in the judgment index.

          SECTION 20.6. BROKERS. Tenant warrants and represents that there was no broker or agent instrumental in consummating this Lease. Tenant agrees to indemnify and hold Landlord harmless against any claims for brokerage or other commissions arising by reason of a breach by Tenant of this representation and warranty.

          SECTION 20.7. TRANSFER BY LANDLORD. Landlord hereunder shall have the right to freely assign this Lease without notice to or the consent of Tenant.

          SECTION 20.8. NO PARTNERSHIP. Notwithstanding the fact that a portion of the Rent reserved hereunder may be a percentage of Tenant's Gross Sales, and notwithstanding anything else to the contrary, Landlord shall not be deemed to be a partner of Tenant or a joint venturer with Tenant.

          SECTION 20.9. WAIVER OF COUNTERCLAIMS. Tenant shall not impose any counterclaim or counterclaims (other than compulsory counterclaims) in a summary proceeding or other action based on termination or holdover, it being the intent of the parties hereto that Tenant be strictly limited in such instance to bringing a separate action in the court of appropriate jurisdiction. The foregoing waiver is a material inducement to Landlord making, executing and delivering this Lease and Tenant's waiver of its right to counterclaim in any summary proceeding or other action based on termination or holdover is done so knowingly, intelligently and voluntarily.

          SECTION 20.10. WAIVER OF JURY TRIAL. [INTENTIONALLY DELETED].

          SECTION 20.11. SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

          SECTION 20.12. NO WAIVER. No failure by Landlord to insist upon the strict performance of any term, covenant, agreement, provision, condition or limitation of this Lease to be kept, observed or performed by Tenant, and no failure by Landlord to exercise any right or remedy available upon a breach of any such term, covenant, agreement, provision, condition or limitation of this Lease, shall constitute a waiver of any such breach or any such term, covenant, agreement, provision, condition or limitation.

     SECTION 20.13. CONSUMER PRICE INDEX. As used herein, "Consumer Price Index" or "Index" shall mean the Consumer Price Index for All Urban Consumers (1982-84 = 100), U.S. City Average, All Items, published by the United States Department of Labor, Bureau of Labor Statistics (or such comparable index as may be utilized in substitution for or as the successor to the stated Index). If such Index is not published by the Bureau of Labor Statistics or by another similar governmental agency at any time during the Term of this Lease, then the most closely comparable statistics on the purchasing power of the consumer dollar as published by a responsible financial authority and selected by Landlord shall be utilized in lieu of such Index.

     SECTION 20.14. INTEREST. Any amount due from Tenant to Landlord herein which is not paid when due shall bear interest at a rate per annum equal to the Federal Reserve Bank discount rate as published in the Wall Street Journal on the 25th day of the month preceding the date upon which the obligation is incurred (or the next business day thereafter if the 25th is not a weekday) plus [***] unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease. In no event shall any interest calculated hereunder be at a rate which is higher than the maximum rate which is allowed under the usury laws of the State, which maximum rate of interest shall be substituted for the rate in excess thereof, if any, computed pursuant to this Section 20.14.

     SECTION 20.15. EXCAVATION. If an excavation shall be made upon land adjacent to the Leased Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Leased Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which the Leased Premises form a part from injury or damage and to support the same by proper foundation, without any claim for damages or indemnity from Landlord, or diminution or abatement of Rent.

     Notwithstanding anything contained in this Lease to the contrary, if such excavation work prevents Tenant from operating its business within the Leased Premises for three (3) or more consecutive days. Landlord shall after three (3) days' written notice from Tenant to Landlord, abate Minimum Rent after such three (3) days of disruption on a day-to-day basis until Tenant is able to operate its business in the Leased Premises.

     SECTION 20.16. RULES AND REGULATIONS. Tenant agrees to comply with and observe all reasonable rules and regulations established by Landlord for the Shopping Center from time to time. Tenant's failure to keep and observe such rules and regulations shall constitute a default pursuant to the terms of this Lease in the manner as if the same were contained herein as covenants, which shall carry with it the same consequences under Article XIV hereof as Tenant's failure to pay rent.

     SECTION 20.17. FINANCIAL STATEMENTS. Upon Landlord's written request from time to time, but not more than once per Lease Year, Tenant shall, within thirty
(30) days after Landlord's request therefor, furnish Landlord financial statements outlining Tenant's then current financial condition and shall furnish financial statements outlining the current financial condition of any Guarantor of this Lease. Landlord shall maintain all financial information provided in a confidential manner; provided, however, that Landlord may disclose such financial statements to Landlord's mortgagees or prospective mortgagees or purchasers.

     SECTION 20.18. GENERAL RULES OF CONSTRUCTION. (a) This Lease may be executed in several counterparts and the counterparts shall constitute one and the same instrument. (b) Landlord may act under this Lease by its attorney or agent. (c) Wherever a requirement is imposed on Tenant hereunder, Tenant shall be required to perform such requirement at its sole cost and expense unless it is specifically otherwise provided herein. (d)(i) Wherever appropriate herein, the singular includes the plural and the plural includes the singular; (ii) whenever the word "including" is used herein, it shall be deemed to mean "including, but not limited to", and (iii) the words "re-enter" and "re-entry" as used herein shall not be restricted to their technical legal meaning. (e) Anything in this Lease to the contrary notwithstanding: (i) any provision hereof which permits or requires a party to take any particular action shall be deemed to permit or require, as the case may be, such party to cause such action to be taken; and (ii) any provision hereof which requires any party not to take any particular action shall be deemed to require such party to prevent such action to be taken by any person or by operation of law, (f) Whenever costs or expenses are required to be assessed to or paid by Tenant, such costs and expenses shall be reasonable.

     SECTION 20.19. RECORDING. Neither this Lease nor any memorandum hereof may be recorded without the express written consent of Landlord.

     SECTION 20.20. EFFECTIVE DATE. For all purposes hereof, the "Effective Date" of this Lease shall be the date upon which this Lease shall have been executed by both parties and physically delivered by Landlord to Tenant or its attorney. Prior to the Effective Date, neither this Lease nor anything hereunder contained shall be legally binding on either Landlord or Tenant, and the submission of this Lease by Landlord to Tenant prior to such Effective Date for examination of consideration by Tenant or discussion between Landlord and Tenant shall not constitute a reservation of or option for the Leased Premises or create any legal obligation or liability whatsoever on Landlord.

     SECTION 20.21. HEADINGS. The captions, section numbers, article numbers and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope of intent of such sections or articles of this Lease nor in any way affect this Lease.

     SECTION 20.22. MANAGING AGENT. Landlord has advised Tenant that it has appointed MillsServices Corp., a Delaware corporation as managing agent of the Retail Development (said managing agent and any successor or substitute managing agent is hereinafter referred to as "Managing Agent"). Tenant shall, until otherwise notified by Landlord, make all payments of Rent required to be made pursuant to this Lease to the Managing Agent payable to Landlord and direct all notices, inquires or other communications to the Managing Agent, 1300 Wilson Boulevard, Suite 400, Arlington, Virginia 22209.

                   [Signatures Appear on the Following Page]

     IN WITNESS WHEREOF, Landlord and Tenant have signed this Lease as of the day and year first above written.

WITNESS:                           LANDLORD:

                                   CONCORD MILLS LIMITED PARTNERSHIP,
                                   a Delaware limited partnership

                                   By:  Concord Mills, L.L.C., a Delaware
                                        limited liability company
                                   Its: General Partner

                                   By:  The Mills Limited Partnership, a
                                        Delaware limited partnership
                                   Its: Manager

                                   By:  The Mills Corporation, a Delaware
                                        corporation
                                   Its: General Partner

By: /s/ [Illegible]  6/30/99         By:  /s/ Judith Berson
    --------------------------          -----------------------------
                                        Judith Berson
By: /s/ [Illegible]                     Executive Vice President
    --------------------------

WITNESS/ATTEST:                    TENANT:

                                   SILICON ENTERTAINMENT, INC., A
                                   California corporation

By:                                By:  /s/ Christopher Morse
    --------------------------          -----------------------------

By:                                Name: Christopher Morse
    --------------------------          -----------------------------

                                   Its: Vice President
                                        -----------------------------

By:                                By:  /s/ David S. Morse
    --------------------------          -----------------------------

By:                                Name: David S. Morse
    --------------------------          -----------------------------

                                   Its: Chairman/CEO
                                        -----------------------------

                                   Tenant's Corporate Seal:

                          ACKNOWLEDGEMENT OF LANDLORD

COMMONWEALTH OF VIRGINIA    )
                            ) ss.
COUNTY OF ARLINGTON         )


     On this 30th day of June, 1999, before me personally appeared Judith Berson, to me known to be the person who executed the foregoing Lease and acknowledged before me that she was duly authorized and did execute same on behalf of CONCORD MILLS LIMITED PARTNERSHIP, a Delaware limited partnership.

                                                      Terri D. Byers
                                              ------------------------------
                                              Notary Public
                                              My Commission expires: 2/28/02

                                              [Notarial Seal]

                      ACKNOWLEDGEMENT OF CORPORATE TENANT

STATE OF CALIFORNIA         )
                            ) ss.
CITY/COUNTY OF SANTA CLARA  )

     On March 16, 1999, before me Laurie Shermer, a Notary Public in and for said state aforesaid, personally appeared Chris Morse and David Morse, as Vice President and Chairman and CEO of SILICON ENTERTAINMENT, INC., a California corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                                                      Laurie H. Shermer
                                              ---------------------------------
                                              Notary Public, Santa Clara County,
                                              My Commission expires: 9/19/2001

                                              [Notarial Seal]


----------------------------------
          LAURIE H. SHERMER
         Commission #1155999
[SEAL] Notary Public - California
          Santa Clara County
    My Comm. Expires Sep 19, 2001
----------------------------------

ADDENDUM ATTACHED TO AND MADE A PART OF LEASE DATED JUNE 30TH, 1999, BY AND BETWEEN CONCORD MILLS LIMITED PARTNERSHIP, A DELAWARE LIMITED PARTNERSHIP, AS "LANDLORD," AND SILICON ENTERTAINMENT, INC., A CALIFORNIA CORPORATION, AS "TENANT."
-------------------------------------------------------------------------------

     The Lease is hereby modified and supplemented as set forth herein. Any conflict between a term, condition or provision contained in this Addendum with any term, condition or provision contained in the printed Lease shall be resolved in favor of this Addendum.

Add as a new Section 7.3:

"SECTION 7.3. SALES TAX REBATE. Landlord has determined that financial assistance from the City of Concord and/or the State of North Carolina in the form of a sales tax rebate will better enable Landlord to develop the Shopping Center in a manner beneficial to both Landlord and Tenant. Therefore, in order to provide Landlord with the sales tax information from the State of North Carolina comptroller or such other office as maintains sales tax information ("Comptroller") pertaining to Tenant's sales at the Leased Premises, Tenant agrees to provide Landlord with certified copies of all sales tax returns filed with the Comptroller for Tenant's retail operations at the Leased Premises during the Term of this Lease. In addition thereto, Tenant shall provide Landlord with a power of attorney letter addressed to, and in a form satisfactory to, the Comptroller authorizing the Comptroller to release to Landlord all sales tax information for Tenant's retail operations at the Leased Premises during the Term of this Lease. Such letter shall be in the form attached hereto and made a part hereof as Exhibit G, or such other or additional forms as required from time to time by the Comptroller in order to release such information to Landlord. Landlord agrees to maintain the confidentiality of any proprietary information received by Landlord pursuant to this Section 7.3."

Section 12.1:  At the end of Section 12.1, insert:

"In accordance with the provisions of this Section 12.1, Tenant agrees to execute the Agreement of Subordination, Non-Disturbance and Attornment attached hereto as Exhibit H or such other reasonable form of subordination agreement within twenty (20) days of a request from Landlord's lender to do so and the Tenant Estoppel Certificate attached hereto as Exhibit H-1 at the time Tenant executes this Lease."

IN WITNESS WHEREOF, Landlord and Tenant have signed and sealed this Addendum as of the day and year first above written.


WITNESS:                           LANDLORD:

                                   CONCORD MILLS LIMITED PARTNERSHIP, a
                                   Delaware limited partnership

                                   By:  Concord Mills, L.L.C., a Delaware
                                        limited liability company
                                   Its: General Partner

                                   By:  The Mills Limited Partnership, a
                                        Delaware limited partnership
                                   Its: Manager

                                   By:  The Mills Corporation, a Delaware
                                        corporation
                                   Its: General Partner

By: /s/ [Illegible] 6/30/99        By:  /s/ Judith Berson
    --------------------------          ----------------------------
                                        Judith Berson
By: /s/ [Illegible]                     Executive Vice President
    --------------------------


WITNESS/ATTEST:                    TENANT:

                                   SILICON ENTERTAINMENT, INC., a California corporation

By:                                By:  /s/ Christopher Morse
    --------------------------          ----------------------------

By:                                Its: Vice President
    --------------------------          ----------------------------

By:                                By:  /s/ David S. Morse
    --------------------------          ----------------------------

By:                                Its: Chairman/CEO
    --------------------------          ----------------------------


                                   Tenant's corporate seal:
                                                           ---------

                          ACKNOWLEDGEMENT OF LANDLORD

COMMONWEALTH OF VIRGINIA      )
                              ) ss.
COUNTY OF ARLINGTON           )

     On this 30th day of June, 1999, before me personally appeared Judith Berson, to me known to be the person who executed the foregoing Addendum and acknowledged before me that she was duly authorized and did execute same on behalf of CONCORD MILLS LIMITED PARTNERSHIP, a Delaware limited partnership.

                                   /s/ Terri D. Byers
                                   ---------------------------------------
                                   Notary Public, Commonwealth of Virginia
                                   My Commission expires: 2/28/02

                           ACKNOWLEDGEMENT OF TENANT

STATE OF CALIFORNIA      )
                         ) ss.
COUNTY OF SANTA CLARA    )

     On this 16th day of March, 1999, before me personally appeared Chris Morse and David Morse, to me personally known, who, being by me duly sworn, did for themselves say that they are the Vice President and Chairman of SILICON ENTERTAINMENT, INC., a California corporation, the corporation named in and which executed the within instrument, and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its board of directors and acknowledged before me said instrument to be the free act and deed of said corporation.

                                              /s/ Laurie H. Shermer
                                              ----------------------------------
                                              Notary Public
                                              My Commission expires: 9/19/2001

----------------------------------------
             LAURIE H. SHERMER
            Commission # 1155999
[SEAL]    Notary Public - California
             Santa Clara County
         My Comm. Expires Sep 19, 2001
----------------------------------------

                   [MAP OF MALL SHOWING THE LEASED PREMISES]




                                LEASED PREMISES
                                  (SPACE 202)
                                  +/- 7,865 sf



------------------------------------------------------------------------------
PROJECT:  CONCORD MILLS                     TENANT: SILICON ENTERTAINMENT, INC.
------------------------------------------------------------------------------
EXHIBIT:                                    DATE:
-------------------------------------------------------------------------------
REFERENCE: CONCORD MILLS LEASE PLAN
           PLP 15-03 2/10/99                EXHIBIT A
-------------------------------------------------------------------------------
PREPARED BY: CRAIG BENNETT ASSOC./          FILE: [ILLEGIBLE]
             ARCHITECTS, PC
-------------------------------------------------------------------------------

                   [MAP OF MALL SHOWING THE RELOCATION ZONE]



------------------------------------------------------------------------------
PROJECT:  CONCORD MILLS                     TENANT:
------------------------------------------------------------------------------
EXHIBIT:                                    DATE:
-------------------------------------------------------------------------------
REFERENCE: CONCORD MILLS LEASE PLAN
           PLP 15-03 2/10/99                  EXHIBIT A-2
-------------------------------------------------------------------------------
PREPARED BY: CRAIG BENNETT ASSOC./          FILE: [ILLEGIBLE]
             ARCHITECTS, PC
-------------------------------------------------------------------------------

                     [MAP OF MALL SHOWING THE DISPLAY AREA]



------------------------------------------------------------------------------
PROJECT:  CONCORD MILLS                     TENANT:
------------------------------------------------------------------------------
EXHIBIT:                                    DATE:
-------------------------------------------------------------------------------
REFERENCE: CONCORD MILLS LEASE PLAN
           PLP 15-03 2/10/99
-------------------------------------------------------------------------------
PREPARED BY: CRAIG BENNETT ASSOC./          FILE: [ILLEGIBLE]
             ARCHITECTS, PC
-------------------------------------------------------------------------------

                          [MALL CORRIDOR FLOOR PLAN]



-------------------------------------------------------------------------------
                       CALCULATION OF GROSS LEASABLE AREA

                                   EXHIBIT B
                                                                         8/23/94
--------------------------------------------------------------------------------

                        SPECIALTY TENANT LEASE EXHIBIT

                                   EXHIBIT C

                         LANDLORD'S WORK - ROUGH SHELL

Preface

Work to be performed by Landlord in constructing the Leased Premises shall be limited to those items expressly set forth below as Landlord's Work in this Exhibit C ("Landlord's Work") and except as otherwise provided in Exhibit C or Exhibit D, such work shall be performed at Landlord's sole cost and expense. All Landlord's Work shall be performed by Landlord in a first class and workmanlike manner using only new and first class materials in accordance with all applicable laws, rules, regulations, codes and ordinances. All other items of work, including the purchase and installation of all materials and equipment necessary for Tenant's use of the Leased Premises shall be provided by Tenant at Tenant's sole expense and shall include but shall not be limited to, those items set forth in Exhibit D, Tenant's Work.

The building in which the Leased Premises are a part shall be designed by the architect and engineer retained by the Landlord to design and oversee construction of the Retail Development (herein sometimes referred to as "The Project"). Construction shall meet the requirements for a fully sprinklered building in accordance with the fire protection and building code program of the local jurisdictional authority as well as the Development Agreement and Master Declaration, if applicable.

Landlord shall provide Tenant with a Tenant Handbook (Tenant Design Criteria) hereinafter referred to as "Tenant Handbook".

Except as otherwise provided below, Landlord shall initially construct the following:

A.   BUILDING SHELL WORK WITHIN AND AROUND THE LEASED PREMISES

     1. Shell. Landlord shall construct the building shell (building structure, insulated roof and exterior walls) in which the Leased Premises are to be located. It is expressly agreed and understood that the Leased Premises shall constitute a portion of a covered mall building.

     2. Exterior Appurtenances. Public entrance features, canopies and screen walls at the exterior of the building structure shall be provided by Landlord in locations and of a design and in materials deemed appropriate by Landlord.

     3. Outside Walls. If Lease Premises abuts an exterior wall, such wall shall be unfinished on the interior.

     4. Demising Partitions. Landlord shall install metal wall studs, 16" on center, between all leased premises. Where rated walls are required between Leased Premises and service/exit corridors Landlord shall install 5/8" fire code gypsum board from the floor to the roof deck on both Landlord and Tenant sides, along demising partitions separating Tenant from service/exit corridors.

     5. Demising Strip. Where Landlord desires, a vertical demising strip may be located at the storefront line between stores. The center line and/or back side of said strip may or may not precisely coincide with the lease line defining the Leased Premises.

     6. Exterior Service/Exit Door. Where Leased Premises abuts an outside wall, Landlord shall install one (1) 3'0 X 7'0" x 1-3/4" (prime coated only on inside face) hollow

Exhibit C, Rough Shell                                                    5/1/98
        metal door frame (with 1 1/2 pair butts and temporary lockset) as required by code or Landlord's insurance carrier. The outside face of door will be finished by Landlord to match adjacent construction and may not be modified by Tenant. The location of such door (if any) will be indicated on the Lease Outline Drawing. Tenant's store name and space number will be applied adjacent to the door by Landlord per Landlord's Architect's specifications in accordance with Exhibit D.

    7. Interior Service/Exit Door. Where the Leased Premises abuts an interior exit/service corridor, Landlord shall install one (1) 3'0" x 7'0" x 1-3/4" hollow metal door and frame (with 1 1/2 pair butts and temporary lockset), as required by code or Landlord's insurance carrier. The hollow metal door and frame will be finish painted on the corridor side with a color selected by Landlord. Tenant's store name and space number will be applied adjacent to the door by Landlord, per Landlord's Architect's specifications in accordance with Exhibit D.

    8. Floor Slab. Landlord shall furnish a 4" thick slab on-grade with smooth trowelled concrete surface. The floor elevation may be 3/4" below finished floor elevation in the mall areas adjacent to the Leased Premises. The slab will be designed to support a load of not less than 125 pounds per square foot.

    9. Storefronts and Sign Bands. The configuration of the storefront lease line, as established by Landlord, shall be the line beyond which no element of the storefront may extend and may not necessarily follow the line of construction. The storefront furnished by Tenant shall include one entry complete with security closure.

        The width of the security closure will be as follows:
            Storefront width up to 25' - 8' wide
            Storefront width up to 26' - 35' - 10' wide
            Storefront width 36' and up - 12' wide

B.  FINISH WORK OUTSIDE THE LEASED PREMISES

    1. Exterior Areas. Landlord shall provide parking areas, access roads, delivery areas, drainage systems, walks, ramps, lighting, landscaping and planting, striping, signage, and other facilities and improvements as determined by Landlord in the exterior common area.

    2. Interior Areas. Landlord shall provide enclosed air conditioned and lighted malls, courts and entry-ways, lighted delivery areas, service and exit corridors, ramps, public restrooms, meter and valve rooms and all other areas, facilities, and buildings used in the maintenance and operation of The Project as determined by Landlord.

C.  BUILDING UTILITY SYSTEMS SERVING THE LEASED PREMISES

    1. HVAC System. Landlord will provide either 1) a central condenser water distribution system to provide cooling water for air conditioning unit(s) provided by Tenant in the Leased Premises in accordance with the Tenant Handbook referenced in Exhibit D. Landlord's portion of the condenser water system shall terminate at valved and capped outlets within the Leased Premises as indicated on the Lease Outline Drawing or
        2) a roof-top package unit system providing at least 35 tons of air conditioning. In this case Landlord to install roof opening and curb at Tenant's expense for roof-top air conditioning equipment to be furnished and installed by Tenant in accordance with Tenant Handbook from Landlord's HVAC inventory.

    2. Electrical System. Landlord shall bring primary electrical service to the Retail Development. An empty secondary electrical distribution conduit only shall be extended by Landlord from the electric room to a point within the Leased Premises

Exhibit C, Rough Shell                                                    5/1/98
          as indicated on the Lease Outline Drawing. Electrical service furnished by Landlord shall consist of 277/480 volt phase four wire service 400 amp service. Tenant to complete electrical system in accordance with Exhibit D and the Tenant Handbook.

     3. PLUMBING SYSTEM. If required by code, Landlord shall provide 3/4" valved and capped domestic cold water line, a 1" condensate drain line, if applicable, and a 4" sanitary sewer line at the rear of the Leased Premises, as indicated on the Lease Outline Drawing. Tenant shall connect to Landlord's plumbing system and extend service within the Leased Premises according to Tenant's approved plans and in accordance with requirements of Exhibit D and the Tenant Handbook.

     4. SPRINKLER SYSTEM. Landlord shall install a wet sprinkler fire protection system in the common areas and within the Leased Premises including, but not limited to, risers, bulk mains, cross mains, branch lines and upturned sprinkler heads at the bar joists. Within the Leased Premises the sprinkler provided by Landlord shall have one (1) head per 100 square feet. The quantity of heads provided by Landlord will be the minimum required by code or other governing agencies. The mains and cross mains will be designed to accept additional heads up to a maximum coverage of one (1) head per 80 square feet of Leased Premises. Additional or relocated heads shall be installed or relocated by Landlord's designated sprinkler contractor as required by Tenant's layout and as described in Exhibit D and the Tenant Handbook. Tenant shall pay Landlord for the cost thereof in accordance with Exhibit D.

     5. TELEPHONE SYSTEM. Landlord shall extend empty raceway or J hooks from a telephone junction board to a point within or adjacent to the Leased Premises as indicated on the Lease Outline Drawing.

     6. MECHANICAL SMOKE VENTING. Landlord's building has been designed to provide smoke venting via mechanical fans, open ceilings and no separation about 12'-0" between Tenant premises. Any Tenant required by Code or the authority having jurisdiction to provide separate smoke venting, or whose tenant space design interferes with normal functioning of Landlord's smoke venting system, must install a complete smoke venting system to meet code in accordance with Exhibit D and the Tenant Handbook.

D.   GENERAL PROVISIONS

     1. Minor changes in any plans or specifications covering Landlord's Work which may be necessary during design and construction of The Project or affecting the Leased Premises shall not in any way invalidate the terms of the Lease or this Exhibit C nor shall it require the Landlord to provide any work not described herein. Notwithstanding the foregoing, any changes which would materially impact Tenant's Store Design and Working Drawings must be made at least sixty (60) days prior to the Delivery of Possession date.

     2. Landlord shall have the right to specify or change the location, either before or after construction, of all utility lines, condenser water lines, condensate drain lines, drains, sprinkler mains and valves, and such other facilities within the Leased Premises as are necessary by engineering design and/or Code requirements. These items as described above shall be located so as not to materially interfere with Tenant's use of the Leased Premises. Landlord shall have the right to relocate and specify the location of mechanical and other equipment on the roof over the Leased Premises. To the extent that such utility lines, condenser water lines, condensate drain lines, drains, sprinkler mains and valves and other facilities within the Leased Premises are relocated, Landlord shall be responsible for paying for any changes in either Tenant's plans or connecting Tenant installed improvements to such relocated facilities.

Exhibit C, Rough Shell                                                    5/1/98

     4. Landlord shall have the right to perform, at Tenant's expense, any of Tenant's Work which is not being timely or properly performed by Tenant which Landlord determines in its sole discretion be performed:
          (a) immediately and/or on an emergency basis for the best interest of The Project, (b) to the extent required for Landlord's compliance with all applicable building codes, or, (c) to the extent necessary to obtain any Certificate of Occupancy required by the Landlord or any other tenant in The Project. Except in the event of an emergency. Landlord shall give Tenant forty-eight hours notice of its intention to undertake such work and Landlord shall refrain from undertaking such work if Tenant commences to cure during such 48-hour period.


                                                                          5/1/98

Exhibit C, Rough Shell

                         SPECIALTY TENANT LEASE EXHIBIT

                                   EXHIBIT D

                          TENANT'S WORK - ROUGH SHELL

PREFACE

This Exhibit "D" is intended to describe the obligation of the Tenant in the design and construction of the Leased Premises. Landlord's Work will be limited to the work described in Exhibit C. Any part of Tenant's Work which is accomplished by Landlord for Tenant pursuant to the terms of this Exhibit D will be accomplished by Landlord at Tenant's expense. The work of Tenant described in Exhibit D is intended to complete the Leased Premises in accordance with Tenant's drawings as approved in writing by Landlord to a finished condition ready for the conduct of business therein. All finished installations will be deemed incomplete until approved by Landlord. Tenant's Work shall conform to the procedures, schedules and reimbursement requirements set forth in Sections 2 and 3 of this Exhibit. Exhibit D shall govern over any inconsistencies with Exhibit C.

Landlord and Tenant have a common interest in opening the Leased Premises on the Grand Opening Date. To this end, Landlord will coordinate its work with Tenant's work insofar as the schedule for such Grand Opening Date and prudent construction practice allows and will assign one or more tenant coordinators to function as liaison between tenants and Landlord. Further to this end, Tenant and Tenant's contractors agree to abide by Landlord's Construction Rules and Regulations which may be issued from time to time. In order to ensure that the Tenant's store interior and signage design are orderly and aesthetically coordinated with Landlord's building, and to ensure that Landlord's storefront and signage requirements are understood by Tenant, its designers, engineers, contractors, and other representatives, Landlord has drafted and Tenant shall follow the architectural and signage criteria established in the Tenant Handbook (Tenant Design Criteria) hereinafter referred to as "Tenant Handbook". In order to ensure that the Tenant's HVAC, plumbing and electrical systems are compatible and coordinated with the Landlord's building, and to ensure that the Landlord's HVAC, plumbing and electrical requirements are understood by Tenant, its designers, engineers, contractors, and other representatives, Landlord has drafted and Tenant shall follow the mechanical and electrical criteria established in the Tenant Handbook.

All Tenant construction shall be in accordance with the requirements of all applicable codes, ordinances, rules and regulations of all authorities having jurisdiction over the work including all requirements of the Landlord's insurance carrier.

Construction shall conform to the requirements for a fully sprinklered building in accordance with the fire protection and building code program of the local jurisdictional authority as well as the Development Agreement and the Master Declaration if applicable. Tenant shall secure all necessary permits including, but not limited to, occupancy and health department permits from the jurisdictional authorities in sufficient time to allow Tenant to open the Leased Premises on the Grand Opening Date. Tenant shall furnish to Landlord upon receipt, copies of all building permit applications, statements, amendments and the like, and all permits, inspection reports, certificates, and other documents as required by authorities having jurisdiction of The Project.

Tenant, at its sole cost and expense, shall perform all work other than work to be performed by Landlord as set forth in Exhibit C, required to complete the Leased Premises to a finished condition ready for the conduct of business therein.

All of Tenant's work within the Leased Premises performed pursuant to this
Section 1 shall, for the purpose of this Lease to which this Exhibit is attached, be deemed to be improvements made to the Leased Premises by Tenant at Tenant's expense.

Exhibit D, Rough Shell                                                    5/1/98

SECTION 1 - TENANT CONSTRUCTION WORK WITHIN THE PREMISES

A.   GENERAL CRITERIA

     The criteria and outline specifications set forth herein represent minimum standards for the design, construction, and finish of the Leased Premises by Tenant.

     1. Jurisdictions and Codes. The Project is being developed in and under the jurisdictions of the State, County and City in which The Project is located. All design and construction work shall comply with all applicable statutes, ordinances, regulations, laws and codes and the requirements pertaining to service and utilities furnished by utility companies, all applicable state, county, and local statutes and ordinances, and OSHA regulations.

     2. Permits and Approval. Prior to the commencement of construction, all building and other permits shall be obtained and posted in a prominent place within the Leased Premises. Landlord's written approval shall be obtained by Tenant prior to the undertaking of any construction work which deviates materially from Tenant's approved Store Working Drawings and Specifications, or which modifies whatsoever Landlord's building shell or utilities, or any work not explicitly shown on said Store Working Drawings and Specifications. Landlord's approval of the foregoing shall not constitute the assumption of any responsibility by Landlord for the accuracy or sufficiency thereof, and Tenant shall be solely responsible. To the extent and material changes, changes which modify the building shell or utility or new work are required. Landlord shall not unreasonably withhold its approval of the same.

     3. Floor Loads. The slab on-grade has been designed to carry a total load (dead and live) of 125 pounds per square foot. Any loading imposed by any of Tenant's Work, either on a temporary or permanent basis, shall not exceed 125 lbs./SF ("Allowable Load").

     4. Standard Project Details. Standard Project Details, as issued by Landlord's Architect from time and time and as they pertain to Tenant's Work, shall govern with respect to Tenant's Work. Such details shall be incorporated into the Tenant's Store Working Drawings and Specifications for the Leased Premises.

     5. Materials. Only new, first-class materials shall be used in the construction of the Leased Premises. Used, first-class materials for interior architectural facades and fixtures may be used provided such materials are noted on the Tenant's plans and approved by Landlord through field inspection.

     6. Field Conditions. From time to time, the Tenant is obligated to verify conditions pertaining to the Leased Premises prior to and after commencement of construction of its Leased Premises. Tenant shall coordinate its work with the work of Landlord, other tenants, and with existing conditions above, below and adjacent to the Leased Premises. Tenant shall make changes as required to accommodate such work or conditions.

     7. Tenant Handbook. Landlord shall provide Tenant with a Tenant Handbook ("Tenant Handbook"), and Tenant shall comply with all design criteria, procedures for drawings, specifications, and construction, and other rules, regulations and provisions therein. To the extent, if at all, that the Tenant Handbook may conflict with the provisions of the Exhibit D, the provisions of the Tenant Handbook shall govern.




Exhibit D, Rough Shell                                                   5/1/98

B.      ARCHITECTURAL FINISHES

        1. Floors. Tenant finish floor covering materials must be selected and adapted in thickness to correspond in elevation exactly with the level of the finished mall floor, which may be approximately 3/4" above the concrete floor of the Leased Premises at the Lease Line. Quality floor materials, such as carpeting, glazed or unglazed tile, wood parquet, or marble shall be used in the sales area of the Leased Premises. All flooring finish materials are subject to Landlord's approval.

        2. Storefront. Tenant's storefront shall be designed and constructed by Landlord as provided in Exhibit C and as described in the Tenant Handbook.

        3. Interior Partitions. All interior partitions by Tenant within the Leased Premises shall be metal stud construction and shall have 5/8" gypsum board finish on all sides with taped and spackled joints. Any combustible materials applied to partitions shall meet all flamespread and smoke generation requirements of jurisdictional authorities and receive a U.L. labeled fire retardant coating if required by Code. Walls dividing the Leased Premises from service and exit corridors, or other rated enclosures, shall receive, on Tenant's side, sufficient layers of drywall to complete the necessary rating. Landlord shall install service and exit corridor drywall at Tenant's expense. Any Tenant penetrations of rated partitions shall be specifically approved in writing by Landlord and governing authorities as a portion of the permitting process.

        4. Demising Partitions. Demising partitions are not load bearing and Tenant may not hang fixtures from them. Should Tenant require structure and/or backing to accommodate the loading of Tenant's wall hung fixtures, said request shall be in writing to Landlord for approval. Additional structure and backing shall be furnished and installed by Tenant at Tenant's expense. Tenant shall install drywall, taped and spackled on demising partitions between tenants. No drywall shall be placed on demising partitions above 12'-0" without Landlord's specific approval. Above 12'-0" the Tenant may, subject to Landlord's prior written approval, continue with wire mesh for security purposes if so indicated on Tenant's construction drawings. The Tenant, upon Landlord's approval, may also install drywall to a higher level if openings of sufficient size are provided to assure that the smoke venting system provided by the Landlord functions as designed - see Tenant Handbook for specific requirements.

        5. Exterior Walls. Tenant shall install all finishes on the inside face of exterior walls within Leased Premises.

        6. Service and Exit Corridor Partitions. Any Tenant penetrations of rated partitions, and relocations and/or additions to Landlord furnished exit doors, shall be specifically approved in writing by Landlord and governing authorities as a portion of the permitting process. Any framing, cutting, patching of the corridor wall surfaces including the building of vestibules to provide for the nonimpingement of the door into the corridor traffic way, and other work related construction shall be coordinated and consistent with Landlord's work, including but not limited to the provision of 4'-0" high 1/4" masonite board and metal cornerguards. Walls dividing the Leased Premises from service and exit corridors, or other rated enclosures, shall receive, on Tenant's side, sufficient layers of drywall to complete the necessary rating. All materials used in corridor construction shall be fire rated. Any Tenant penetrations of rated partitions shall be specifically approved in writing by Landlord and governing authorities as a portion of the permitting process.

        7. Interior Service/Exit Corridor Doors. If Tenant desires additional service access to Leased Premises other than what is provided by Landlord in Exhibit C then Tenant

Exhibit D, Rough Shell                                                  5/1/98
Page 3
     shall provide and install a 3'-0" X 7'-0" X 1-3/4" 18 gauge interior hollow metal door, labeled as required, with a hollow metal 16 gauge frame, and all hardware, in accordance with governing Codes. Any framing, cutting, and patching of the corridor wall surfaces including the building of vestibules to provide for the non-impingement of the door into the corridor traffic way, and other work related thereto shall be the responsibility of the Tenant. Hollow metal door and frame are to be finish painted on the corridor side with a color selected by Landlord. Tenant's store name will be applied adjacent to the door by Landlord, at Tenant's expense, per Landlord's Architect's specifications.

8. Door Relocation. The relocation of any exterior Tenant door shall be performed by Landlord at Tenant's sole expense and must be coordinated with the structure of Landlord's building.

9. Door Hardware. Tenant shall furnish and install all door locks and exit devices on all interior service doors, exterior doors, exit corridor doors, and storefront, using hardware recommended by Landlord in the Tenant Handbook.

10. Ceiling. Exposed and open grid systems are encouraged. All work related to ceiling and ceiling treatments, if any, shall be the responsibility of Tenant. All ceilings and ceiling treatments shall be of non-combustible material approved by Landlord and shall maintain the degree of openness required to preserve the operation of the smoke venting system and sprinkler system in The Project as established by jurisdictional authority and/or as described in the Tenant Handbook. Tenant's ceiling and ceiling treatment shall be limited to a ceiling height not less than the code required minimum nor higher than the maximum heights indicated in the Tenant Handbook. The structure of Landlord's Building has been designed to accept a super-imposed loading of three (3) pounds per square foot for the installation of Tenant's suspended ceiling and equipment. Access (such as access panels) and other openings shall be provided by Tenant where Landlord deems necessary.

     Tenants providing ceilings with less than the required degree of openness shall provide smoke venting at Tenant's sole expense, both as required by jurisdictional authorities and as described in the Tenant Handbook. If Tenant's interior partitions and ceiling configuration cause the requirement of additional sprinkler heads, such additional heads shall be installed by Landlord's designated contractor at Tenant's expense both as required by jurisdictional authority and Landlord's insurance carrier.

11. Interior Finishes. All finished interior surfaces must be materials approved by Landlord for appearance. All Tenant fixtures, furniture, carpeting (including underlayment), upholstery materials, drapery and other furnishing must comply with flammability of materials and smoke generation requirements for furniture and furnishings of local jurisdictional authorities. All wood shall be fire retardant in accordance with code requirements. All wood in contact with the floor shall be termite retardant.

12 Finish Hardware. Commercial grade finish hardware, labeled where required, shall be used throughout. All doors shall have at least one and one-half (1-1/2) pair butts, wall or floor stops, kick plates, lock sets and push-pull plates as required. All exit doors shall have hardware as required by Code.

13. Toilet Room. Tenant shall construct restroom facilities, fixtures, toilet partitions, and building specialty items such as toilet room mirrors, dispensers, paper holders and amenities to fully meet the ADA Guidelines and local codes.

Exhibit D, Rough Shell                                                    5/1/98
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     14.  Mezzanines. Mezzanines will not be permitted (other than the approximately 10' x 4' elevated stand which is part of Tenant's prototype store design which must be supported from the floor).

     15. Layout and Painting of Exposed Mechanical and Electrical Systems. All Tenant installed ductwork, conduits, pipes and any other mechanical or electrical equipment exposed to public view from outside the Leased Premises, shall be laid out and installed in a neat and orderly configuration. Tenant shall paint the above Tenant improvements with either a black or a mutually agreed to color and finish if Tenant's improvements can be seen from Mainstreet (i.e. those portions of the common area made up of the pedestrian walkways outside of the Leased Premises) above Tenant's storefront elevation or below the top of the storefront but visible from Mainstreet.

C.   STRUCTURAL

     1. Modifications. Any alterations, additions, and/or reinforcements to the structure of Landlord's building required to accommodate Tenant's Work, must be designed by a registered structural engineer at Tenant's expense. Tenant shall leave the structure of Landlord's building as strong or stronger than original design and with finishes unimpaired. Tenant's architect shall calculate or have calculated the structural loads caused by Tenant's improvements and submit those calculations for written approval by Landlord and Landlord's Architect prior to Tenant's construction.

     2. Loading. All loads individually hung from the structure in excess of 100 pounds shall be specifically approved by Landlord's structural Engineer for location and method of support. All loads less than 100 pounds that are individually hung from the structure shall be hung in accordance with the guidelines in the Tenant Handbook.

D.   HEATING, VENTILATING AND AIR CONDITIONING

     1.   Connection to Condenser Water System (if applicable). Not applicable.

     2. HVAC System. A complete air conditioning system to suit Tenant's requirements shall be designed, furnished, installed and maintained by Tenant in accordance with the requirements of the Tenant Handbook. Tenant's portion of the HVAC system shall include an air conditioning unit(s), ducts, insulation, fire dampers, outlets, grilles and controls to maintain temperatures per Tenant Handbook. If roof-top units are required, Landlord shall install roof-top curb at Tenant's expense. All Tenant ductwork shall be internally insulated and Tenant shall make all connections to Landlord installed systems in a manner fully satisfactory to Landlord.

     3. Toilet Exhaust System. Tenant installed toilet facilities within the Leased Premises shall include a complete toilet exhaust system according to Code and the requirements of the Tenant Handbook.

     4. Outside Air Connection. Landlord, at Tenant's expense, will provide a roof jack for Tenant's connection to provide outside air to Tenant's HVAC system. Tenant shall provide outside air ventilation as required by Code and the Tenant Handbook. No openings for fans, vents, louvers, grilles, or other devices shall be installed in any demising partition, exterior wall, or roof without Landlord's prior written approval. All roof and/or wall penetrations required for Tenant's plumbing, mechanical,


Exhibit D, Rough Shell                                                    5/1/98
         electrical work and any other Landlord approved Tenant work shall be made by Landlord's designated contractor at Tenant's expense.

     5. Smoke Venting. If the authority having jurisdiction requires individual smoke venting from the Leased Premises, Tenant, at Tenant's expense, shall provide the complete required smoke system, discharging vertically through a roof vent at sufficient velocity to carry the discharge away from any intakes on the roof. Roof vents will be installed by Landlord's designated contractor at Tenant's expense and in accordance With the Tenant Handbook.

     6. Refrigeration. Tenants may not connect refrigeration equipment to Landlord's condenser water system. Landlord's condenser water system will not operate during unoccupied hours. Refer to the Tenant Handbook for requirements regarding Tenant's refrigeration equipment.

     7. Exhaust/Negative Pressure. All exhaust and make up air systems shall be by Tenant in accordance with Exhibit D and the Tenant Handbook. As determined by Landlord, all tenants producing odors within their premises shall be required to install full height partitions and provide supplemental exhaust to the exterior of the building to keep the premises at a negative pressure relative to Mainstreet and all adjacent areas.

E.   ELECTRICAL

     1. System. Tenant shall design, furnish, install and maintain a complete electrical distribution system, including but not limited to conductors to electrical room connected to load side of meter socket, transformer, distribution panels, circuits, conductors, fixtures and devices, within the Leased Premises in accordance with the requirements of the Tenant Handbook. No appurtenances, including but not limited to light fixtures, antennas, signs, etc., will be affixed to the exterior walls or roof of Landlord's Building without Landlord's express written permission.

     2.  Electrical Construction.

         a. Material - All electrical materials shall meet National Electrical Code Standard, unless a better grade is required by local Code. All materials shall be new and shall bear evidence of approval by Underwriter's Laboratory (UL). All conductors shall be copper. Aluminum conductors will not be allowed.

         b. Lighting Fixtures - Recessed fixtures installed in furred spaces shall be connected by means of flexible conduit and approved fixture wire, connected to a branch circuit outlet box which is independent of the fixture.

         c. Fluorescent Fixtures - All fixtures shall be provided and installed by Tenant with switch legs and local switches rated 20 amps at 277 volts. All fluorescent fixtures shall have internal protection devices. Fluorescent ballasts shall be high power factor type with individual non-resetting overload protection. Ballast harmonics may not exceed that Total Harmonic Current Distortion allowable by the electric utility. All lamps subject to public view shall have warm white deluxe or better color rendition. Cool white may be used only in storage areas not exposed to public view.

         d. Electric Meter - Where Landlord does not provide electricity from a master meter and redistribute to Tenants, Tenant shall make direct arrangements with the local electric utility company to furnish and install electric meter to measure Tenant's use of electricity.

Exhibit D, Rough Shell                                                   5/1/98

          e. Panel Boards - Panel boards shall be furnished and installed by Tenant, 120/208 volt panels and 277/480 volt panels shall both be equipped with single or multiple pole bolted thermal magnetic breakers.

          f. Short Circuit Ratings - Tenant's electrical distribution system shall be designed to withstand and safely interrupt an available short circuit current indicated in the Tenant Handbook.

          g. Transformer - All necessary transformers shall be furnished and installed by Tenant. All ceiling hung transformers over 100 pounds shall be approved by Landlord's Structural Engineer for location and method of support. All ceiling hung transformers less than 100 pounds shall be hung in accordance with the requirements in the Tenant Handbook.

          h. Nameplates - The following equipment shall be identified with engraved Bakelite nameplates: distribution panels, motor starters, lighting panels and push-button stations.

F.   PLUMBING

     1. System. Tenant shall connect to Landlord's plumbing system as described in Exhibit C and the Tenant Handbook. Tenant shall provide a complete plumbing system within the Leased Premises, including but not limited to, fixtures and toilet accessories as required by Code. Tenant shall provide accessible clean outs in toilet areas. Plumbing work must be installed according to all appropriate Codes and requirements of the Tenant Handbook. Landlord's approval of Tenant's plans is not a statement that the plans are in compliance with Code or other local requirements. Tenant shall be required to provide vent connections and a toilet room exhaust connection, if necessary, through the roof as required by Code and the Tenant Handbook. All such penetrations shall be by Landlord's designated contractor at Tenant's sole expense.

     2. Water Heaters. Electric water heaters shall be automatic and a maximum capacity of 2 k.w. All units shall be UL approved and conform to the requirements of the local Energy Code. Water heaters must have temperature/pressure relief values with discharge piping according to Code.

     3. Water Meters. All restaurants, food court tenants, salons, pet stores and any other high volume users of water (as determined by Landlord) shall furnish and install water meters at Tenant's expense in accordance with the Tenant Handbook.

     4. Condensate Drains. Tenant shall extend and connect condensate drain line(s) from Tenant's air conditioning unit(s) in accordance with the Tenant Handbook.

     5. Connection. If Tenant's restroom location, on Tenant's Store Working Drawings does not coincide with Landlord's utility location, Tenant, at Tenant's expense, shall move utility to coincide with Tenant's Store Working Drawings with Landlord's prior approval. All cutting and placing of concrete is by Tenant.

G.   FIRE PROTECTION SYSTEM

     All revisions to the fire protection system required by Tenant's layout shall be performed by Landlord's designated sprinkler contractor at Tenant's sole expense. Landlord's sprinkler contractor shall design system revisions in accordance with Tenant's Store Working Drawings. Such designs may involve additional heads, relocated heads, heads in refrigeration boxes, toilet rooms, kitchen exhaust ducts, and/or at Tenant's request, heads

Exhibit D, Rough Shell                                               5/1/98
     located to conform with Tenant's ceiling pattern and layout. All design and construction shall be governed by Code and the requirements of Landlord's insurance carrier.

     Tenants are required by local code to provide fire extinguishers, at least one to be installed within 25 feet of the Tenant's entry off Mainstreet.

H.   TELEPHONE

     Tenant shall arrange directly with the local Telephone Company for telephone service. Tenant shall furnish, install and maintain telephone wiring and equipment within the Leased Premises to suit Tenant's requirements at Tenant's expense.

I.   SIGNAGE

     Guidelines. All signs shall be designed, constructed and located in accordance with Landlord's sign Criteria, Exhibit E, the Tenant Handbook, and as approved by Landlord.

J.   FIXTURES AND FURNISHINGS

     Tenant shall furnish and install in the Leased Premises all fixtures, furnishings, equipment, shelving, trade fixtures, leasehold improvements, interior decorations, graphics, signs, mirrors, cornices, covers and decorative light fixtures, portable fire extinguishers as required by Code and the Tenant Handbook, and other special effects, all as approved by Landlord.

     All Tenant improvements, other than mechanical equipment, ceilings, and lighting fixtures, shall be floor-mounted unless written approval is obtained from Landlord.

K.   MISCELLANEOUS REQUIREMENTS

     1. Tenant's Contractor. Work undertaken by Tenant at Tenant's expense (a) shall not be awarded to Landlord's contractor without Landlord's written consent, except that an approved list of contractors is attached hereto as Exhibit D-1 and (b) may only be awarded to a reputable and bondable contractor or contractors licensed to do business in the State, County and City in which The Project is located.

          Tenant's contractor shall adhere to Landlord's policy of a drug and alcohol free workplace.

     2. Equipment Screening. Tenants requiring mechanical or electrical equipment, antennas, and the like shall not have the same placed on the roof or the exterior of the building without the prior express written approval of Landlord. All such equipment, if allowed, shall be screened from the view of the public from any point within the project site. All screening materials, construction details, and construction techniques shall be approved by Landlord in writing, prior to any such work by Tenant.

     3. Clean-Up. Tenant shall cause its contractors to maintain the Leased Premises in a clean and orderly condition during construction. All unusable shipping containers, packaging, and other debris shall be broken down and contained within the Leased Premises until removed by Tenant's contractor to containers provided by Landlord outside Landlord's Building. Flammable waste must be confined to covered metal


Exhibit D, Rough Shell                                                    5/1/98
Page 8
         containers until removed by Tenant. All usable construction material, equipment, fixtures, merchandise, etc. must always be contained within the Leased Premises. Malls, courts, arcades, public corridors, service/exit corridors and the exterior of Landlord's Building shall be kept clean at all times. If Tenant fails to clean up, Tenant hereby authorizes Landlord to clean up for Tenant at Tenant's expense.

     4. Full Payment. Tenant shall satisfy Landlord that adequate arrangements have been made to ensure that all Tenant's contractors shall be paid in full for work ordered by Tenant. Tenant is advised to familiarize itself with the mechanic's lien laws in the State in which The Project is located and shall hold the Landlord harmless for any liens filed against the property of the Landlord for the work of the Tenant.

     5. Character of Employees. Tenant will not employ any unfit person or anyone not skilled in the work he is performing, or any workman that is incompatible with the balance of the work force or who will cause, or whose presence will cause, labor disputes or work stoppages. In the event any employee(s) of Tenant or Tenant's contractor(s) causes a labor dispute or work stoppage, Tenant expressly agrees to have such employee(s) immediately removed from the Project upon Landlord's request, and that Tenant's failure to do so shall constitute an event of Default under the Tenant's Lease of which this Exhibit is a part.

SECTION 2: PROCEDURE AND SCHEDULES FOR THE COMPLETION OF TENANT'S PLANS AND SPECIFICATIONS

Unless otherwise notified by Landlord, all prints, specifications, and other material to be furnished by Tenant as herein required shall be sent to: Tenant Coordinator (Address to be furnished when available).

Tenant shall engage an architect ("Tenant's Architect") registered in the State and licensed to do business in the County and the City in which The Project is located to prepare the Working Drawings and Specifications to be submitted for Landlord's approval. The fees for Tenant's Architect shall be paid by the Tenant.

A.  LEASE OUTLINE DRAWINGS

    Following execution of the Lease of which this Exhibit is a part, Landlord shall furnish Tenant with two (2) prints of the Lease Outline Drawings (LOD) giving technical and design information relative to the Leased Premises along with other drawings that may be helpful to Tenant in the design of its store.

B.  STORE DESIGN DRAWINGS

    1. Within forty-five (45) days of whichever of the following shall be the later to occur: (a) receipt of Lease Outline Drawings from Landlord or (b) the execution


Exhibit D, Rough Shell                                                   5/1/98
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
of the Lease; the Tenant shall submit to Landlord one (1) set of sepia reproducible prints and three (3) sets of blueline prints of Store Design Drawings, showing the intended design, character, and finishes of the Leased Premises. The Store Design Drawings shall comply with the design criteria of The Project as described in this Exhibit D and in the Tenant Handbook and shall set forth the requirements of Tenant within the Leased Premises. Said Drawings shall include, but not be limited to the following:

          a. Architectural design of the space, including an elevation of Landlord's storefront showing Tenant's signage, floor plans, elevations, sections, and renderings indicating material and color selections and finishes, and layout including location of fixtures both permanent and movable. Provide the weights of all items to be suspended above from the structure in excess of 100 pounds each.

          b. Mechanical System: Basic equipment to be used and its location, duct distribution system, diffuser locations, and any louvers or vents to be provided for Tenant by Landlord at Tenant's expense. Provide projected mechanical loads on forms provided by Landlord in the Tenant Handbook.

          c. Electrical System: Reflected ceiling plans indicating type of lighting fixtures, and floor plans showing outlets and other electrical equipment contemplated with location of panel and switchboard. Provide projected electrical loads on forms provided by Landlord in the Tenant Handbook.

          d. Plumbing System: Floor plans showing the location, layout, and type of fixtures to be furnished, including riser diagrams.

          e. Fire Protection System: Location of any specialty heads Tenant's architect may require.

          f. Tenant shall identify in writing all intended exceptions to the design criteria contained in the Tenant Handbook and/or this Exhibit D.

     2.   After receipt of Store Design drawings, Landlord shall, within seven
          (7) business days, return to Tenant One (1) set of Store Design Drawings with modifications and/or approval. If, upon receipt of approved Store Design Drawings bearing Landlord's comments, Tenant wishes to take exception thereto, Tenant may do so in writing within seven (7) days from date of receipt of said drawings, by certified or registered mail addressed to Landlord, at the above address, and the notice address in the Lease. Unless such action is taken, it will be deemed that all comments made by Landlord on Store Design Drawings are acceptable to and adopted by Tenant.

     3. If Store Design Drawings are returned to Tenant with comments, but not bearing approval of Landlord, said Store Design Drawings shall immediately be revised by Tenant and resubmitted to Landlord for approval within seven (7) days of their receipt by Tenant.

C.   STORE WORKING DRAWINGS AND SPECIFICATIONS

     1. Store Working Drawings and Specifications shall be prepared in strict compliance with the design criteria and requirements as set forth in this Exhibit D and the Tenant Handbook and shall adhere to the Store Design Drawings as approved by Landlord. Store Working Drawings to minimum scales as called for below, and Specifications shall include, but not be limited to, the following:


Exhibit D, Rough Shell                                                    5/1/98

     a. Key plan showing location of the Leased Premises relative to the entire mall.

     b.   Floor plan at a minimum scale of 1/4" = 1'0".

     c.   Overall sections at 1/4" = 1'0".

     d.   Reflected ceiling plan at a minimum scale of 1/4" = 1'0".

     e. Plans, elevations, and section of storefront (if to be constructed by Tenant) at 1/2" = 1'0", with finish materials board including manufacturers, model numbers, color numbers, and all other identifying information. Details of storefront at 1-1/2" = 1'0".

     f.   Interior elevations at 1/4" = 1'0".

     g.   Full sections of types of partitions used at 1/2" = 1'0".

     h.   Details of special conditions encountered at 1-1/2" = 1'0".

     i.   Door schedule with jamb details at 1-1/2" = 1'0".

     j.   Finish and color schedules with samples.

     k.   Plumbing, heating, ventilating, and cooling plans, at 1/4" = 1'0".

     l.   Mechanical details at 1-1/2" = 1'0".

     m.   Electrical plans 1/4" = 1'0".

     n. Electrical details, fixture schedules, and one-line electrical riser diagram.

     o. Mechanical and electrical load tabulations on forms provided by Landlord in the Tenant Handbook.

     p.   Structural load tabulations.

     q. Specifications covering all of Tenant's Work, including, but not limited to, architectural, electrical, plumbing, heating, ventilating, and air conditioning.

     r.   Layout of fixture location, both permanent and movable.

     s. Any and all other plans and specifications as may be required by the local fire and building authorities or other governing bodies.

2. All Store Working Drawings and Specifications prepared by Tenant's Architect shall be submitted by Tenant, in the form of one (1) set of reproducible sepia prints, specifications and three (3) sets of blueline prints to Landlord for approval within 21 days from receipt by Tenant of Landlord's written approval of Store Design Drawings.

3. As soon as practicable after receipt of Store Working Drawings and Specifications, Landlord shall return to Tenant one (1) set of prints of Store Working Drawings and Specifications with its suggested modifications and/or approval. If, upon receipt of approved Store Working Drawings and Specifications bearing Landlord's comments, Tenant wishes to take exception thereto, Tenant may do so in writing, by certified or registered mail addressed to Landlord at the above address and at the notice address in the Lease, within seven (7) days from the date of receipt of Store Working Drawings and Specifications. Unless such action is taken, it will be deemed that all comments made by Landlord on Store Working Drawings and Specifications are acceptable to and adopted by Tenant.

4. If Store Working Drawings and Specifications are returned to Tenant with comments, but not bearing approval of Landlord, said Store Working Drawings and Specifications shall immediately be revised by Tenant and resubmitted to Landlord for approval within seven (7) days of their receipt by Tenant.

5. "For Construction" Store Working Drawings and Specifications prepared by Tenant's Architect shall be submitted by Tenant in the form of one (1) set of mylar reproducible prints and specifications and three (3) sets of blueline prints. "For Construction" shall be marked clearly on each copy in red. Such drawings and specifications shall reflect correction of all Landlord's comments to the Store Working Drawings and specifications returned by Landlord.

Exhibit D, Rough Shell                                            5/1/98

     6. Store Working Drawings shall be submitted to the local Authorities having jurisdiction for building permit after such drawings have been approved by Landlord in the submittal process as outlined above.

     7. Landlord and Landlord's architect shall, from time to time, be entitled to monitor Tenant's Work and shall have the right to require all work which does not comply with Tenant's approved Store Working Drawings and Specifications to be corrected within thirty (30) days of notification to Tenant.

SECTION 3: PROCEDURE AND SCHEDULES FOR THE CONSTRUCTION OF THE LEASED PREMISES
           BY TENANT

A.   COMMENCEMENT OF CONSTRUCTION

     Tenant shall start construction of its Leased Premises not later than ten
(10) days from either of the following dates, whichever shall be the later to occur: (1) The date of receipt by Tenant of written notice from Landlord that Landlord has substantially completed the work to be performed by Landlord under Exhibit C, and payment therefore as required by Exhibit C is due (other than such work which cannot be performed by Landlord until Tenant makes the Leased Premises ready for the performance thereof) and that the Leased Premises are ready for Tenant's work; or (2) the date on which Landlord approves the Tenant's Store Working Drawings and Specifications for the Leased Premises. Tenant shall carry such construction to completion with all due diligence.

B.   GENERAL REQUIREMENTS

     1. Tenant shall submit to Landlord, via certified or registered mail, at least five (5) days prior to the commencement of construction the following information:

          a. Copy of building and all other permits needed to perform Tenant's Work within the Leased Premises.

          b. The names and addresses of the general, mechanical, plumbing and electrical contractors Tenant intends to engage in the construction of the Leased Premises.

          c. The actual commencement of construction date and the estimated date of completion of construction work, fixturing work, and date of projected opening.

          d.

          e. Itemized statement of estimated construction costs including architectural, engineering, and contracting fees.

          f. Evidence of insurance with a company or companies authorized to transact business in which The Project is located as required below.

          g.

     2. Tenant shall secure, pay for, maintain, and cause its contractors and subcontractors to secure, pay for, and maintain, during the continuance of construction and fixturing work within the Lease Premises, all of the insurance policies required in the amounts as set forth herein, together with such insurance as may from time to time be required

Exhibit D, Rough Shell                                                    5/1/98
          by City, County, State or Federal laws, Codes, regulations or authorities. Tenant's Work may not commence, nor many Tenant permit its contractors and subcontractors to commence any work, until all required insurance has been obtained and certificates of such insurance have been delivered to Landlord. Insurance policies shall name the Landlord and assignees, Landlord's Architect and General Contractor for the project as additional insureds. Certificates of insurance coverage shall provide that no change or cancellation of such insurance coverage shall be undertaken without thirty (30) days written notice to Landlord. Landlord shall have the right to require Tenant, and Tenant shall have the duty, to stop work in the Leased Premises immediately if any of the coverage required herein lapses during the course of the work, in which event Tenant's Work may not be resumed until the required insurance is obtained and satisfactory evidence of same is provided to the Landlord.

          a. Tenant's General Contractor's Required Minimum Coverages and Limits of Liability.

             (1) Worker's Compensation Insurance, as required by State law, and
                 Employer's Liability Insurance with a limit of not less than [***] (or more if required by the law of the State) and any insurance required by any Employee Benefit Act or similar statute applicable where the work is to be performed as will protect the contractor and subcontractors from any and all liability under the aforementioned act(s) or similar statute.

             (2) Comprehensive General Liability Insurance (including
                 Contractor's Protective Liability) in an amount not less than $5,000,000 per occurrence whether involving personal injury liability (or death resulting therefrom) or property damage liability or a combination thereof (combined single limit coverage) with a minimum aggregate limit of [***]. Such insurance shall include explosion, collapse and underground (X,C and U) coverage and contractual liability coverage for personal injury, death and damage to the property of other arising from construction at the Leased Premises, whether performed by Tenant's contractors, subcontractors, or sub-subcontractors, or by anyone directly or indirectly employed by any of them.

             (3) Comprehensive Automotive Liability Insurance, for the
                 ownership, maintenance, or operation of any automotive equipment, whether owned, leased or otherwise held, including employer's non-ownership and hired car liability endorsements, in an amount not less than [***] per occurrence and [***] aggregate, combined single limit bodily injury and property damage liability.

                 Such insurance policies shall insure the Tenant's general contractor and all subcontractors against any and all claims for bodily injury, including death resulting therefrom and damage to the property of others arising from its operations at the Leased Premises or in connection with construction of the Leased Premises, whether performed by the Tenant's general contractor, subcontractors, or sub-subcontractors, or by anyone directly or indirectly employed by any of them.

          b. Tenant's Insurance Requirements

             (1) Tenant shall obtain Owner's Protective Liability Insurance as will insure Tenant against any and all liability for damage from bodily

Exhibit D, Rough Shell                                                   5/1/98
               injury, including death resulting therefrom, or property damage or a combination thereof which may arise from work in connection with the Leased Premises, and any other liability for damages which Tenant's general contractor and/or subcontractors are required to insure against under any provisions herein. Landlord and Landlord's Architect and General Contractor shall be named as additional insureds. Said insurance shall be provided in minimum amounts of [***] aggregate, combined single limit bodily injury and property damage liability.

          (2) Tenant's Work Insurance: Tenant shall insure [***] of the value of the work in the Leased Premises as it relates to the building within which the Leased Premises is located, with an "all risk" perils property insurance policy or a completed value "all risk" perils Builder's Risk policy, naming the interest of the Landlord and the Tenant's general contractor and all subcontractors, as their respective interests may appear.

     3. All contractors engaged by Tenant shall be licensed contractors in the State in which The Project is located possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord's General Contractor and other contractors on the job. All work shall be coordinated with the general project work.

     4. Tenant's contractors and construction shall comply in all respects with applicable federal, state and local statutes, ordinances, regulations, laws and codes. All required building and other permits in connection with the construction and completion of the Leased Premises shall be obtained and paid for the Tenant.

     5. Tenant shall complete all work within the Leased Premises as expeditiously as possible, but in no event later than in time to open for business on the Grand Opening Date. Should Tenant fail to complete its work within this schedule, Landlord may, at Landlord's option, install temporary storefront or barricade at the Leased Premises at Tenant's expense. Temporary storefront and other work performed by Landlord which was made necessary due to the Tenant's failure to complete its work in time for the Grand Opening Date, shall be payable to the Landlord.

     6. Landlord shall have the right to perform, on behalf of and for the account of Tenant any of Tenant's work which Landlord deems necessary to be done on an emergency basis or which pertains to structural components, the general utility systems for The Project, roof and exterior wall penetrations, or the erection of temporary barricades and temporary signs, during construction for the period following the Opening of The Project for business. Landlord will provide such work at Tenant's expense.

     7. Tenant's Work shall be subject to the inspection and approval of Landlord and Landlord's Architect as to compliance with Tenant's approved plans and standards of merchantability, provided that Landlord and Landlord's Architect shall use its commercially reasonable efforts to insure that its work does not interfere with Tenant's Work.

     8. Tenant shall pay or reimburse Landlord for all costs incurred by Landlord (including deposits) for all utility meters for the Leased Premises.

     9. Upon the completion of the Tenant's Work, all facilities shall be in full use without defects.


Exhibit D, Rough Shell                                                    5/1/98

     10. All work performed by Tenant shall be performed so as to cause no interference with other Tenants and the construction and operation of The Project. Tenant will take all precautionary steps to protect its facilities and the facilities of others affected by Tenant's Work and properly police same. Construction equipment and materials are to be located within the Leased Premises and truck traffic is to be routed in and from the site, all as directed by Landlord and so as not burden the construction and operation of The Project.

     11. Upon and from the completion of Tenant's Work in the Leased Premises and acceptance by Landlord's Architect, a minimum one-year warranty of all work, materials, and equipment shall be provided to Landlord by Tenant to the extent the same are received by Tenant from its contractors and/or suppliers.

     12. Landlord shall have the right to stop Tenant's Work whenever necessary to obtain compliance with applicable building and safety codes or the approved Store Working Drawings and Specifications.

     13. Tenant and its contractors shall comply with the guidelines for Tenant work procedures and temporary construction facilities set forth in the Tenant Handbook, and Landlord's Construction Rules and Regulations which may be issued from time to time.

     14. Landlord shall have the right to order any Tenant or Tenant's contractor who willfully violates any of the above requirements to cease work, and to remove himself and his equipment and employees from The Project.


C. TEMPORARY SERVICES AND FACILITIES DURING CONSTRUCTION

     1. Utility costs or charges for any service to the Leased Premises shall be the responsibility of Tenant from the date Tenant commences work or is obligated to commence work, whichever is earlier.

     2. If necessary, Tenant will provide temporary heat for the Leased Premises during construction. No open burners are permitted and only electricity may be used for temporary heat.

     3. Temporary Electrical Services. If electrical service is not available in the Leased Premises during construction, Landlord shall provide electrical service in an area designated by the Landlord. Tenant shall request, in writing, permission to connect temporary lines to the power source for service to the Leased Premises. Tenant shall reimburse Landlord for the Temporary Electric Service's.

     4. Temporary Trash Removal. During initial construction, fixturing and stocking, Landlord shall provide trash removal service from the service areas. It shall be Tenant's responsibility to break boxes down and place trash daily in the containers provided. Trash accumulation will not be permitted overnight in the Leased Premises, mall or service/exit corridors. Tenant shall not allow trash to accumulate within the Leased Premises nor shall Tenant place any trash in the service/exit corridor or mall areas adjacent to the Leased Premises. Tenant shall reimburse Landlord for the Temporary Trash Removal.

          The period shall start with the date the Tenant starts construction in its premises and ends with the date the Tenant opens for business.

          In addition, Tenant shall pay any costs incurred by Landlord in removing trash from areas in and around the Leased Premises. Landlord's decision as to which Tenant is


Exhibit D, Rough Shell                                                    5/1/98
          responsible for trash left outside the Leased Premises will be reasonable and equitable, and Landlord's decision will be final.

     5. Plans Review/Tenant Coordination. Landlord or its architect and/or engineer shall review Tenant's plans and specifications for compliance with the provisions of this Exhibit D and the Tenant Handbook. In addition, Landlord shall assign a Tenant Coordinator(s) to work with Tenant and Tenant's Architect, Engineer and contractor for the design and construction of the Leased Premises. Tenant shall reimburse Landlord for such plan review and tenant coordination as part of the Temporary Charges provided for in C.9.

     6. Temporary Storefront. If Tenant is not open for business in the Leased Premises and Landlord's Retail Development is open, or if, in Landlord's sole judgment, Landlord determines that a temporary storefront is necessary so as not to disrupt the construction, opening or operation of any portion of The Project, then Landlord shall install, at Tenant's expense, for Tenant's use during construction a full height temporary barricade on the storefront lease line. Tenant shall reimburse Landlord for the temporary storefront. Upon completion of Tenant's construction and fixturing in the Leased Premises, Tenant shall remove, disassemble and dispose of such temporary storefront.

     7. Coming Soon Sign. If during Tenant's initial construction, fixturing and merchandise stocking, The Project is open (or shall open) for business, Landlord will provide and install, following the earlier to occur of (a) erection of the initial construction barricade, or (b) completion of the storefront for the Leased Premises, a "coming soon" sign on the front (barricade or storefront, as the case may be) of the Leased Premises. Tenant shall reimburse Landlord for providing such sign.

     8. Suite Number and Tenant Trade Name. Landlord shall furnish and install suite number and Tenant trade name sign adjacent to Tenant's exterior and/or interior rear exit door(s) in accordance with Landlord's standard. Landlord shall also install suite number on Mall storefront. Tenant shall reimburse Landlord for this service.

     9. The charges for Temporary Services and Facilities as described in this subsection C shall be:


                                             Landlord's Charge
                                             -----------------
                                             [***] psf

     10. The charges identified in C.9 above shall be due and payable within thirty (30) days after billing by Landlord. Landlord may decline at Landlord's sole judgement to proceed with work at Tenant's expense until Landlord's receipt of payment thereof.

D.   COST PLUS ADMINISTRATION FEE WORK BY LANDLORD IN PREMISES AT TENANT EXPENSE

          The following work in Tenant's premises shall only be accomplished by Landlord in Landlord's building. The Tenant shall contract with the Landlord to furnish the following work items if required by Tenant's store design at Landlord's actual cost plus [***] for administration, and the cost of any such item of work shall be payable to Landlord in full within thirty (30) days after receipt of invoice therefore.

          1. Openings in rated demising partitions and exterior wall, provided such opening/penetrations have been approved in advance by Landlord in writing.

*** Confidential treatment requested.

Exhibit D, Rough Shell                                                    5/1/98

     2. Roof Openings. With Landlord's prior written permission, roof openings for any purpose shall include supporting structures, curbs, roof patching and flashing. Tenant shall be responsible for installation of ducts, pipes, equipment and counter flashing. Landlord reserves the right to refuse to permit the furnishing of any openings which exceed the capability of the structural system or which in Landlord's opinion would have an appearance detrimental to Landlord's Building.

     3. Plumbing Service. With Landlord's written permission, additional sanitary sewer or relocation of sanitary sewer.

     4. Electric Service. With Landlord's written permission, additional electric service or relocation of electrical service.

     5. Storefront. With Landlord's prior written permission, changes to Landlord furnished interior and exterior storefront including but not limited to additional doors and relocation of doors.

     6. Landlord's Labor (including overtime, demurrage and waiting time) and equipment used in any work Landlord performs for Tenant.

     7. Architectural and/or Engineering fees incurred Landlord as a result of Tenant requesting any services in excess of the standard review services described in Section

     8. Building Department Expeditor Fees incurred by landlord in expediting Tenant Building Permit, Controlled Inspection and other requirements for temporary and permanent Certificates of Occupancy on the building and the Tenant Premises.

     9. Building Permits, Microfilming and Documentation Fees paid by Landlord on behalf of the Tenant in expediting the approval of Building
          Permits and other approvals of Agencies having jurisdiction.

E.   CERTIFICATE OF ACCEPTANCE

     Upon the completion of Tenant's construction and fixturing work within its Leased Premises Tenant shall so notify Landlord in writing. Landlord, upon receipt of such notice from Tenant, shall issue a Certificate of Acceptance of said premises provided, however, that the issuing of such a Certificate shall be contingent upon all of the following:

     1. The satisfactory completion by Tenant of the work to be performed by Tenant under this Exhibit D, in accordance with good workmanship and the approved Construction Documents and Specifications therefor and receipt of a certificate of occupancy from the local jurisdiction.

     2. Receipt by Landlord from Landlord's Architect of a premises acceptance letter. This letter can be issued only upon Tenant's correction of the deficiencies noted by Landlord or Landlord's Architect upon any inspection of Leased Premises.

     3. Tenant shall have furnished Landlord with waivers of liens and sworn statements, or satisfactory substitutes for same, in such form as may be required by Landlord, and releases of notices of commencement (if any) from all contractors, subcontractors and other persons performing labor and/or supplying materials in connection with such work showing that all of said persons have been compensated in full.

     4. Submission by Tenant to Landlord of a detailed breakdown of Tenant's final and total construction costs together with receipted invoices showing payment thereof.

Exhibit D, Rough Shell                                                   5/1/98

     5.







Exhibit D, Rough Shell                                                   5/1/98

                         SPECIALTY TENANT LEASE EXHIBIT

                                   EXHIBIT E

                                 SIGN CRITERIA

     1. Tenant is required to identify the Leased Premises by a sign on the storefront. The general criteria for the design of Tenant signage ("sign criteria") is set forth below. More specific sign criteria for The Project as a whole and certain tenants in certain designated locations such as in food courts and mall courts is set forth in the Tenant Handbook, (Tenant Design Criteria) hereinafter referred to as "Tenant Handbook".

     2. Costs incurred in design, construction and installation, as well as maintenance shall be the responsibility of Tenant. The Tenant must obtain permits to erect and connect the sign from local community officials before the sign is installed.

     3. It is intended that the signage be developed in an imaginative and varied manner so as to enhance the architectural treatment of the facade in general and be harmonious with the overall architecture and thematic consideration of the mall in particular. Although current signage practices of the Tenant shall be considered, they will not govern the signs to be installed.

     4. Approval of signs shall be solely the right of the Landlord, and Tenant must submit all candidates for signage to the Landlord for approval in the form of working drawings before manufacturing or further assembly begins. Submission shall be to Landlord, in the form of shop drawings with all pertinent details necessary for construction and installation included. Submission shall be a minimum of ninety
          (90) days before proposed installation date, and Tenant is expected to have sign manufactured and ready for installation within forty-five
          (45) days of approval by Landlord or Landlord's agent before installation, at project site. Landlord reserves the right to reject signs not conforming to approved drawings regardless of stage of completion or installation.

     5. The Tenant's storefront sign shall occupy an area of the storefront facade designated in the Tenant Handbook and/or the Lease Outline Drawing, and/or by the Project Architect. The area shall total no more than eight (8) square feet for up to a thirty foot (30') storefront; and twelve (12) square feet for up to a forty foot (40') storefront; sixteen (16) square feet for up to a fifty foot (50') storefront. The design of the storefront is to be considered by Tenant in the development of signage. In general, signs will be installed in the designated sign area above the entry door. Variation of this criteria shall be subject to Landlord's prior written approval, which shall be solely at the discretion of Landlord. No sign shall be installed closer than three feet (3'-0") from the end of the Tenant storefront on both sides.

     6. Signage shall be limited to the name of the store. Additional elements will be considered as long as they enlarge, expand, or otherwise clarify the name of the store.

     7. Signs which are comprised of unaltered sans serif typefaces are, in general, unacceptable, as will be signs or type faces which are difficult to read.

     8. The use of corporate identifications or logos will be considered, but prior use or identification with a particular sign or logo will not govern Landlord's approval for Tenant use. Tenant agrees that Landlord's rejection of particular logo or sign shall not constitute a violation of Lease by Landlord. In the case of conflict between the sign criteria and other provisions of the Lease, Tenant agrees that the sign criteria and Landlord's discretion shall prevail. Tenant shall not hold Landlord liable for damage or injury as a result of the sign criteria or the implementation of the sign criteria by agreement of both parties.


Exhibit E, Sign Criteria                                              5/1/98

 9. A variety of fabrication materials shall be considered, however construction shall be guaranteed for a period of at least five (5) years against peeling, cracking, crazing, blistering, or any other degradation of surface or materials. Tenant shall obtain, from manufacturer of the sign, a five (5) year warranty covering the condition of finished surfaces, construction and operation of sign.

10. All electrical signs shall carry approval of Underwriters Laboratories (U.L.) on all component parts and on the complete display. Maximum brightness of lit signs shall be fifty foot (50') Lamberts measured one foot (1') from the source of light. No blinking, moving or flashing lights shall be allowed. Surface lighting may be reduced in order to accentuate lit signage. There will be no special advantage in terms of visibility of internally lit over externally lit signs.

11. No exposed raceways, ballast boxes or electrical transformers will be permitted except as required to be exposed by local building codes.

12. Landlord shall not be responsible for signs improperly installed or manufactured, and those signs not meeting code requirements shall, at Tenant's expense, be removed and built to code specifications before reinstallation. Signs meeting Landlord's sign criteria, but not meeting local code requirements, shall be the responsibility of Tenant, and Tenant agrees not to hold Landlord liable for costs due to conflict between these sign criteria and code, should such conflict exist under present code or due to future changes in code. Tenant must make required structural modifications at Tenant's expense to Landlord's structure. Also, Landlord's engineer to approve structural modifications.

13. Notwithstanding anything herein contained to the contrary, Tenant shall have the right to replace any existing sign(s) of said Tenant as long as such replacement meets the sign criteria listed within this document, the Tenant Handbook, and is accompanied by Landlord's prior written approval prior to installation.

14. No other signs of any type or purpose, permanent or temporary, shall be permitted to be displayed upon the facade, windows or within the dimension prescribed in Section 4.03 of the Lease, behind an unobstructed window unless and until such sign has been submitted to Landlord and has received Landlord's prior written approval. Landlord shall be the sole judge of what constitutes an unobstructed window. Removal of signage of any type installed without Landlord approval shall be mandatory before said sign shall be considered by Landlord for installation.

15. Landlord shall not be required to approve signage for any reason other than conformance with the sign criteria in this Exhibit E and the Tenant Handbook. Scheduled opening dates and other time constraints shall not be reason to approve signage which Landlord otherwise would consider unsuitable for manufacture or installation. Tenant agrees not to hold Landlord liable for any damage caused to Tenant due to signage or lack of signage as a result of Landlord's insistence upon conformance with the sign criteria or the Landlord's withholding of approval of submitted signage.

16. In the event that Tenant is unable to supply satisfactory signage design by the fixturing period of Tenant's store, Landlord shall have the option of providing such design. In such a case, Tenant agrees to pay prior to store opening all expenses involved in the design, manufacture, and installation of said signage plus 15% cost of administration, and Tenant agrees to waive rights to reject said signage and agrees not to oppose installation of said signage.

17. Signage indicated on drawings and mechanicals submitted for reasons other than signage evaluation (as described in this Exhibit E and the Tenant Handbook) shall not constitute a signage submittal. No approval of such drawings and mechanicals shall constitute approval of signage.

Exhibit E, Sign Criteria                                              5/1/98

    18. Food Court Tenants shall be permitted to install one menu board within the Leased Premises subject to Landlord's prior design review and written approval. Refer to the Tenant Handbook for type, size and location allowed.

    19.  Procedure for Submittal and Approval of Sign Drawings:

         a. Approval of store design drawings or working drawings and specifications for Tenant's Leased Premises does not constitute approval of any sign work. Approval of signs shall be solely the right of Landlord, and Tenant must submit all candidates for signage to the Landlord for approval in the form of sign designer's working drawings and/or manufacturer's shop drawings before manufacturing or assembly begins. Drawings by Tenant, its architect or anyone not qualified to produce signage drawings are not acceptable. At the same time as Tenant's initial submission of store working drawings and specifications to Landlord, Tenant shall submit one (1) set of reproducible prints and specifications and three (3) sets of blueprints, along with samples of all material and colors, for all its proposed sign work. The drawings shall clearly show location of sign on storefront elevation drawing, size and stroke dimensions, graphics, color, construction, and attachment details. Full information regarding electrical load requirements and brightness in footcandles shall also be included. Landlord reserves the right to reject signs not conforming to approved drawings regardless of state of completion or installation.

         b. As soon as practical after receipt of the sign drawings, Landlord shall return to Tenant one (1) set of such sign drawings with the suggested modifications and/or approval. If, upon receipt of approved sign drawings bearing Landlord's comments, Tenant wishes to take exception thereto, Tenant may do so in writing, by certified or registered mail addressed to Landlord within seven (7) days from the date of Tenant's receipt of such sign drawings. Unless such action is taken, it will be deemed that all comments made by Landlord on the sign drawings are acceptable to and approved by Tenant.

         C. If sign drawings and specifications are returned to Tenant with comments, but not bearing approval of Landlord; said drawings and specifications shall be revised immediately by Tenant and resubmitted to Landlord for approval within seven (7) days of their receipt by Tenant.



Exhibit E, Sign Criteria                                                  5/1/98

                                   EXHIBIT F



                  COMMENCEMENT AND EXPIRATION DATE DECLARATION


LANDLORD:      ________________________________________________________


TENANT:        ________________________________________________________


LEASE DATE:    _________________________________________________________


STORE NUMBER:  _________________________________________________________


     Landlord and Tenant acknowledge and agree that the Commencement Date of the above referenced Lease is _____________________ and the Expiration Date of the Lease is ___________________________________________.


LANDLORD:                                     TENANT:



By:  _______________________________          By: _____________________________


Its: _______________________________          Its: _____________________________


Date: ______________________________          Date:_____________________________

                                   EXHIBIT G

                      WAIVER OF SALES TAX CONFIDENTIALITY


Date:
      ----------------------

I authorize the Comptroller of Public Accounts to release sales tax information pertaining to the taxpayer indicated below to Concord Mills Limited Partnership, c/o The Mills Corporation, 1300 Wilson Boulevard, Suite 400, Arlington, Virginia 22209. I understand that this waiver applies only at our retail store located in Concord Mills in Concord, North Carolina.

Please print or type the following information as shown below on your North Carolina Sales and Use Tax Permit:

--------------------------------------------------------------------------------
           Name of Taxpayer Listed on North Carolina Sales Tax Permit

--------------------------------------------------------------------------------
       Name Under Which Taxpayer is Doing Business (d/b/a or Outlet Name)

--------------------------------------------------------------------------------
                            Taxpayer Mailing Address

--------------------------------------------------------------------------------
Physical Location of Business Permitted for Sales Tax in Concord, North Carolina

--------------------------------------------------------------------------------
North Carolina Taxpayer ID Number                  Tax Outlet Number
                 (As Shown on North Carolina Sales Tax Permit)


                                        -------------------------------------
                                        Authorized Signature

                                        -------------------------------------
                                        Print Name of Authorized Signature

                                        -------------------------------------
                                        Position of Authorized Signature

                                        -------------------------------------
                                        Phone Number of Authorized Signature

                                   EXHIBIT H

                           AGREEMENT OF SUBORDINATION
                         NON-DISTURBANCE AND ATTORNMENT



THIS AGREEMENT is made this ______ day of ___________, 19__, by and among CONCORD MILLS LIMITED PARTNERSHIP, a Delaware limited partnership having an office c/o The Mills Corporation, 1300 Wilson Boulevard, Suite 400, Arlington, VA 22209 ("Lessor"), SILICON ENTERTAINMENT, INC., a California corporation, having an office at 210 Hacienda Avenue, Campbell, California 95008 ("Lessee") and _____________ having offices at _________________ ("Agent"), as agent for, and as co-lender with such other lenders (collectively, the "Lenders") under the credit facility secured by the hereinafter described Deed of Trust, their successors and assigns or affiliate.

                              W I T N E S S E T H:

     WHEREAS, Lenders have provided financing for CONCORD MILLS shopping center in Concord, North Carolina (the "Property");

     WHEREAS, under a certain lease (the "Lease") Lessor did lease, let, and demise a portion of the Property (such portion of the Property is hereinafter called the "Premises") to Lessee;

     WHEREAS, Lenders have or will become the owners of indebtedness secured by, among other things, a deed of trust, granted by Lessor to ____________, trustee, for the benefit of Agent, on behalf of the Lenders, as beneficiary (the "Deed of Trust");

     NOW, THEREFORE, in consideration of the covenants, terms, conditions and agreements herein contained, and in consideration of other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

     NOW, THEREFORE, in consideration of the covenants, terms, conditions and agreements herein contained, and in consideration of other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

     1. The Lease and all rights and liens created thereby shall be subject and subordinate in all respects to the Deed of Trust and the lien created thereby, to any advancements made thereunder, and to any increases, extensions, modifications or renewals thereof.

     2. So long as Lessee is not in default under the Lease beyond any applicable grace or cure period, Agent, on behalf of the Lenders, hereby covenants to Lessee that in the event Lenders obtain title to the Premises, either by foreclosure or by deed in lieu of foreclosure, and thereafter obtains the right of possession of the Premises, that the Lease will continue in full force and effect, and Lenders shall recognize the Lease and Lessee's rights thereunder, subject to the provisions of this Agreement.

     3. Lessee agrees that from and after the date hereof in the event of any act or omission by Lessor under the Lease which would give Lessee the right, either immediately or after the lapse of a period of time, to terminate the Lease, or to claim a partial or total eviction, Lessee will not exercise any such right (a) until it has given written notice of such act or omission to Agent by certified mail, return receipt requested, and (b) until and unless Lenders fail to remedy such act or omission within thirty (30) days for any act or omission which can be cured by the payment of money, or in the case of any other act or omission, as long as necessary to remedy such act or omission, provided (i) Lenders cause such remedy to be commenced within thirty days, and
(ii) Lenders cause completion of such remedy to be pursued with due diligence following such giving of notice and following the time when Lenders shall have become entitled under the Deed of Trust to remedy the same. It is specifically agreed that Lessee shall not, as to Lenders, be entitled to require cure of any such default which is personal to Lessor, and therefore not susceptible of cure by Lenders, and that no such uncured default shall entitle Lessee to exercise any rights under the Lease with respect to Lenders.

     4. That in the event the interests of Lessor under the Lease shall be transferred to Lenders or Agent or any nominee, designee, assignee of Lenders or any purchaser at foreclosure sale (Lenders, Agent or such other party referred to as a "Lender Party") by reason of foreclosure, deed in lieu of foreclosure, or similar transaction, Lessee hereby covenants and agrees to make, for the benefit and reliance of Lenders, full and complete attornment to the Lender Party as substitute lessor upon the same terms, covenants and conditions as provided in the Lease, except to the extent otherwise set forth herein.

     5. The provisions of this Agreement are real property covenants running with the Property, and shall be binding upon and inure to the benefit of the respective parties hereto and their respective heirs, executors, administrators, beneficiaries, successors and assigns, including without limitation any Lender Party.

     6. Notwithstanding anything contained herein to the contrary, or anything to the contrary in the Lease, Lenders and any Lender Party shall not be:

          (a) Liable for any act, omission or the breach of any warranty of Lessor, including without limitation, any delay in opening the Project or the Premises for occupancy and any failure to complete the construction of the Premises or the Project or any improvements therein;

          (b) Subject to any offsets, claims of defenses which Lessee might have as Lessor;

          (c) Required or obligated to credit Lessee with any rent for any period beyond the then current rental period which Lessee might have paid Lessor;

          (d) Bound by any amendments or modifications or voluntary termination of the Lease made without Lenders' prior written consent, other than exercise of rights, options or elections contained in the Lease; or

          (e) Bound to or liable for refund of any security deposit except to the extent actually received by Lenders or a Lender Party.

     7.   Lessee shall not, without the express written consent of Lenders:

          (a) Cancel, terminate or surrender the Lease, except as provided therein or in any modification or amendment specified herein or hereafter consented to by Lenders;

          (b) After the date hereof, enter into any agreement with Lessor or its successors or assigns, which grants any concession with respect to the Lease or which materially compromises, discounts or otherwise reduced the rent called for thereunder; or

          (c) After the date hereof, prepay rent more than one (1) month in advance.

     8. Lessor and Lessee hereby jointly and severally agree for the benefit and reliance of Lenders, that neither this Agreement, nor any assignment of the Lease for collateral purposes, nor anything to the contrary in the aforesaid Lease or in any modifications or amendment thereto shall, prior to Lenders' acquisition of Lessor's interest in and possession of the Property (and thereafter, only to the extent of the Property and not personally), operate to give rise or create any responsibility or liability upon Agent or Lenders for the control, care, management or repair of the Property by any party whatsoever or for any dangerous or defective condition of the Property; or impose responsibility for the carrying out by Agent or Lenders of any of the covenants, terms and conditions of the Lease or any modification or amendment whether or not hereafter consented to by Lenders, or for any negligence in the management, upkeep, repair or control of said Property resulting in loss, injury or death to any lessee, licensee, invitee, guest, employee, agent or stranger. Notwithstanding anything to the contrary in the Lease, Lenders, their successors and assigns (and any Lender Party, as appropriate), shall be responsible for performance of only those covenants and obligations of the Lease accruing after Lenders', their successors' and assigns' (or Lender Party's, as appropriate), acquisition of Lessor's interests in and possession of the Property; and in the event that Lenders or any Lender Party shall acquire title to the Premises or the Property, Lenders or any Lender Party shall have no obligation, nor incur any liability, beyond Lenders' or any Lender Party's then equity interest, if any, in the Property or the Premises.

     9. Lessee covenants and agrees to make rental payments according to the terms of such Assignment of Leases upon written demand by Agent in the event of any default (as described therein). Lessor consents to payments being so made.

     10. Lessee agrees that this Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement.

     11. Lessee agrees to execute and deliver from time to time, upon the request of Lessor or of any holder(s) of any of the indebtedness or other obligations secured by the Deed of Trust, a certificate regarding the status of the Lease in the form set forth in Schedule A attached hereto and incorporated herein by reference for all purposes.

     12. THIS AGREEMENT AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA AND APPLICABLE UNITED STATES FEDERAL LAW.

     13. If any bankruptcy proceedings shall hereafter commence with respect to Lessor, and if the Lease is rejected by the trustee pursuant to Section 365 of the United States Bankruptcy Code, Lessee agrees with Lenders (i) not to treat such lease as terminated or to execute a new lease with Lenders or any Lender Party on the same terms as the Lease, and (ii) to remain in possession of the Premises.

     14. Any notices hereunder shall be effective upon mailing by certified mail, return receipt requested, or delivery by Federal Express addressed to the recipient at its address set forth in the preambles hereof or as to each party, to such other address as the party may designate by a notice given in accordance with the requirements contained herein.

     15. This Agreement contains the entire agreement between the parties hereto. This instrument may be executed in multiple counterparts, all of which shall be deemed originals and with the same document. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this document to physically form one document.

     EXECUTED as of the date first above written.

LESSOR: CONCORD MILLS LIMITED PARTNERSHIP, a Delaware limited partnership

                    By: CONCORD MILLS, L.L.C., a Delaware limited liability company, its general partner

                    By: THE MILLS LIMITED PARTNERSHIP, a Delaware limited partnership, its manager

                    By: THE MILLS CORPORATION, a Delaware corporation, its general partner


                    By:     /s/ Judith Berson
                         --------------------------------------------------
                         Judith Berson
                    Its: Executive Vice President


LENDER:             -----------------------------, as Agent

                    By:
                         --------------------------------------------------
                         Authorized Signatory


LESSEE:             SILICON ENTERTAINMENT, INC., A California corporation

                    By:  /s/  Chris Morse
                         --------------------------------------------------

                    Its:  Vice President
                         --------------------------------------------------


                    By:  /s/ David Morse
                         --------------------------------------------------

                    Its:  Chairman/CEO
                         --------------------------------------------------

                          ACKNOWLEDGEMENT OF LANDLORD


COMMONWEALTH OF VIRGINIA   )
                           )ss.
COUNTY OF ARLINGTON        )


     On this ___ day of ____________, 19__, before me personally appeared Judith Berson, to me known to be the person who executed the foregoing Agreement of Subordination, Non-Disturbance and Attornment and acknowledged before me that she was duly authorized and did execute same on behalf of CONCORD MILLS LIMITED PARTNERSHIP, a Delaware limited partnership.


                                        ___________________________________
                                        Notary Public
                                        My Commission expires:_____________



                      ACKNOWLEDGEMENT OF CORPORATE TENANT


STATE OF  California          )
                              )
                              )ss.
CITY/COUNTY OF Santa Clara    )
                              )


     On March 16, 1999, before me Laurie Shermer, a Notary Public in and for said state aforesaid, personally appeared Chris Morse and David Morse, as Vice President and Chairman and CEO of SILICON ENTERTAINMENT, INC., a California corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                                        Laurie H. Shermer
                                        ___________________________________
                                        Notary Public, Santa Clara County,
                                        My Commission expires: 9/19/2001
                                                              _____________


                                [Notarial Seal]

LAURIE H. SHERMER
Commission #1155999
Notary Public - California
Santa Clara County
My Comm. Expires Sep 19, 2001

                           ACKNOWLEDGEMENT OF LENDER


STATE OF ______________   )
                          )
CITY/COUNTY OF _______    )


     On this _____ day of _____________, 19__, before me, ______, notary public, personally appeared __________, the _________ of __________, proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on the instrument the entity upon behalf of which the person acted, executed the instrument.

                                        WITNESS my hand and official seal.

                                        ______________________________________
                                        Notary Public
                                        My Commission expires:________________

                                  EXHIBIT H-1

                          TENANT ESTOPPEL CERTIFICATE

TO: NationsBank, N.A., its successors and assigns or an affiliate (referred to herein as "Lender"), for itself and as agent for itself and as agent for one or more co-lenders:

1. The undersigned is the Lessee under that certain Lease together with all amendments, modifications and supplements thereto (the "Lease") by and between CONCORD MILLS LIMITED PARTNERSHIP, a Delaware limited partnership, as Lessor and SILICON ENTERTAINMENT, INC., a California corporation, having an office at 210 Hacienda Avenue, Campbell, California 95008, as Lessee, covering those certain premises described therein and located at Concord Mills, Concord, North Carolina ("Premises").

2. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease.

3. Except for any amendments, modifications and supplements described in Schedule A, the Lease has not been modified, changed, altered or amended in any respect and is the only Lease or agreement between the Lessee and Lessor or its agents affecting the Premises.

4. Lessee has made no agreements with Lessor or its agents or employees concerning free rent, partial rent, rebate of rental payments or any other type of rental concession except as set forth in the Lease.

5.   No rent has been prepaid for more than one (1) month.

6. The Lease is in full force and effect and Lessee has no right to terminate the Lease (other than by reason of default by Lessor). As of the date hereof, Lessee is entitled to no credit, no free rent and no offset or deduction in rent, except as set forth in the Lease.

7. The Lessee and Lessor are not in default under the Lease and, to the best of Lessee's knowledge, there is no event which with notice or passage of time would constitute a default by Lessee or Lessor under the Lease.

8. Lessor has and is under no obligation to Lessee with respect to payment of the cost of tenant improvement work to the Premises, except as specifically set forth in the Lease.

9. The Lease does not contain and the Lessee does not have any outstanding options or rights of first refusal to purchase the Premises or any part thereof or the real property of which the Premises are a part.

10. No actions, whether voluntary or otherwise, are pending against the Lessee under the bankruptcy laws of the United States or any state thereof.

11. Any notices sent to Lender or its affiliates shall be sent certified mail, return receipt requested and addressed to NationsBank, N.A., at its offices at 700 Louisiana, 5th Floor, Houston, Texas 77002, Attn: Real Estate Lending Administration.

12. This certification is made knowing that Lender relies upon the truth of this certification in making certain fundings.

Dated as of this 16 day of March, 1999.
                 --        -----

                         SILICON ENTERTAINMENT, INC., a California Corporation

                         By: Chris Morse
                            --------------------------------

                         Its: Vice President

                         By: David Morse
                            --------------------------------

                         Its: Chairman/CEO